As filed with the Securities and Exchange Commission on November 6, 2000
                                            Registration No. 333-_______
=====================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                   ON FORM S-1
                                   TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          ------------------------------------------------------------

                            INTERFERON SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware 325414 22-2313648

 (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification incorporation or organization) Classification Number) Number)

          ------------------------------------------------------------

                                783 JERSEY AVENUE

                             NEW BRUNSWICK, NJ 08901
                                 (732) 249-3250

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            LAWRENCE M. GORDON, ESQ.
                             Chief Executive Officer

                            Interferon Sciences, Inc.

                                783 Jersey Avenue

                         New Brunswick, New Jersey 08901

                                 (732) 249-3250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             ROBERT J. HASDAY, ESQ.
                          Duane, Morris & Heckscher LLP

                              380 Lexington Avenue

                            New York, New York 10168

                                 (212) 692-1010

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                    CALCULATION OF REGISTRATION FEE

                                                                           Proposed
    Title of Each Class of                          Proposed Maximum       Maximum
          Securities                Amount to        Offering Price       Aggregate          Amount of
       to be Registered           Be Registered         Per Share       Offering Price   Registration Fee
Common Stock, par value $.01         23,312,302(1)        $1.56        $36,367,191            $9,600.94(2)
per share

Common Stock, par value $.01          4,587,518(1)        $1.03        $  4,725,144           $1,247.44(3)
per share

(1)      The securities being registered hereby consist of shares of common stock offered from time to time for resale by certain selling security holders, including shares issuable upon exercise of warrants.  Also registered hereunder is such indeterminate number of additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of such warrants.
(2)      Previously paid on August 4, 2000.
(3)      Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee and based upon the closing price per share of the common stock, on October 26, 2000, as reported on the OTC Bulletin Board, of $1.03.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        PROSPECTUS SUBJECT TO COMPLETION

                              November _____, 2000

                            INTERFERON SCIENCES, INC.

                        27,899,820 SHARES OF COMMON STOCK

         We have prepared this prospectus to allow the selling stockholders we identify herein to sell up to 27,899,820 shares of our common stock (which includes 15,069,569 shares of common stock issuable upon exercise of warrants). We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we could receive up to $21,122,024 upon exercise of the warrants. Any proceeds we receive from the exercise of the warrants will be used for general corporate purposes.

         We expect that sales made pursuant to this prospectus will be made

-        in broker's transactions,
-        in transactions directly with market makers, or
-        in negotiated sales or otherwise

         The shares may be sold at current market prices or at negotiated prices at the time of the sale. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, and brokerage commissions associated with the sale of their shares.

         The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

         Our common stock is traded on the OTC Bulletin Board under the symbol "IFSC." On October 26, 2000, the last reported sale price of our common stock on the OTC Bulletin Board was $1.03 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

Neither the SEC nor any state securities commission has approved the common stock nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is November __, 2000.

         This prospectus contains forward-looking statements relating to future events or our future financial performance. These statements are only predictions and actual events or results may be materially different from our predictions. In evaluating these statements, you should consider the various factors identified in this prospectus, including but not limited to the matters set forth under the heading "Risk Factors," which could cause actual results to differ materially from those indicated by such forward-looking statements.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

                                     SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully before deciding to acquire shares of our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. All references to "we," "our," "us," "our company," "the Company," or "ISI" in this prospectus refer to Interferon Sciences, Inc. and its subsidiary.

                                   The Company

         Interferon Sciences, Inc. is a biopharmaceutical company which studies, manufactures, and sells pharmaceutical products based on its highly purified, multispecies, natural source alpha interferon ("Natural Alpha Interferon"). Our ALFERON N Injection(R) (Interferon Alfa-n3) product has been approved by the United States Food and Drug Administration ("FDA") for the treatment of certain types of genital warts and we have studied its potential use in the treatment of human immunodeficiency virus ("HIV"), hepatitis C virus ("HCV"), and other indications. We have also studied ALFERON N Gel(R) and ALFERON LDO(R), our topical and oral formulations of Natural Alpha Interferon, for the potential treatment of viral and immune system diseases. In addition, we are seeking to enter into collaborations with companies in the areas of cancer, infectious diseases, and immunology. Our strategy is to utilize our expertise in regulatory affairs, clinical trials, manufacturing, and research and development to acquire equity participations in early stage companies. Our principal executive offices are located at 783 Jersey Avenue, New Brunswick, New Jersey 08901, and our telephone number is (732) 249-3250.


                                  The Offereing

Shares Offered......................27,899,820 shares of common stock to be offered by the selling stockholders named in this prospectus.  The shares include 15,069,569 shares that we will issue to the selling stockholders on exercise of warrants held by them.

Offering Price......................Determined at the time of sale by the selling stockholders.

Shares Outstanding..................17,949,897 at October 31, 2000

Use of Proceeds.....................We will not receive any of the proceeds of the shares offered by the selling stockholders

                                    Any proceeds we received from the sale of shares on exercise of warrants by the selling stockholders will be used for general corporate purposes.  See "Use of Proceeds."

OTC Bulletin Board Symbol...........IFSC

Risk Factors........................Investing in our common stock involves a high degree of risk.  See "Risk Factors" beginning on page 4.




                                  RISK FACTORS

         You should carefully consider the following factors, as well as the other information in this prospectus, before purchasing our common stock.

         You should be cautioned that the following important factors have affected, and in the future could affect, our actual results. There may be additional factors not discussed in this prospectus that could also affect future results. These factors could cause our future financial results to differ materially from those expressed in any forward-looking statements made by us. Forward-looking statements may relate to such matters as:

-        our ability to generate future revenues;

-        the potential commercialization of our products; and

- our ability to enter into future business collaborations and marketing partnerships.

         Forward-looking statements may include words such as "will," "should," "could," "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions. This list does not constitute all factors that you should consider prior to making an investment decision in our securities. You should also not assume that the information contained herein is complete or accurate in all respects after the date of this filing. We disclaim any duty to update the statements contained herein.

History Of Operating Losses; Uncertainty Of Future Financial Results

         We have experienced significant operating losses since our inception in 1980. For the years ended December 31, 1999, 1998, and 1997, we had losses from operations of $5.4 million, $20.8 million, and $22.4 million, respectively. We expect such losses to continue until significant sales of ALFERON N Injection occur, or we enter into successful collaborations with other companies. Although we received approval to market ALFERON N Injection for the treatment of genital warts from the FDA in October 1989 and from certain foreign countries many years ago, we have had only limited revenues from the sale of ALFERON N Injection. There can be no assurance that sales of ALFERON N Injection will ever reach a level that will enable us to operate profitably. Future financial results will be affected by, among other things, the following factors:

-        our ability to increase the market for ALFERON N Injection;

-        the willingness of potential strategic partners to market ALFERON N
         Injection;

-        our ability to enter into collaborations with promising companies;

-        the costs related to any new collaborations with other companies;

-        the progress of our research and development programs;

-        the progress of our preclinical and human clinical studies;

- the time, costs, and ability of obtaining regulatory approvals for those products subject to such approvals;

-        our ability to protect our proprietary rights;

-        the costs of protecting our patent claims;

-        competing technological and market developments;

- manufacturing costs associated with our various products and potential products; and

-        the costs of commercializing and marketing our products.

Need For Additional Capital

         Additional funds will be required to:

-        enable us to continue our research and development activities;

-        conduct preclinical and clinical studies;

-        fund our obligations in any new collaborations with other companies;
         and

-        manufacture and market our products.

Management is likely to pursue various financing alternatives to obtain these funds, including:

-        equity issuances;

-        lease financing;

-        collaborative arrangements with partners; and/or

-        asset-based financing.

         The level of expenditures required for these activities will depend in part on the extent to which we develop, manufacture, and market ALFERON N Injection independently or with other companies through collaborative arrangements. Our future capital requirements will also depend, among other things, on one or more of the following factors:

-        our obligations in any new collaborations;

-        the extent and progress of our research and development programs;

-        the progress of preclinical and clinical studies;

- the time and costs of obtaining regulatory clearances for those products subject to such clearances;

-        the costs involved in filing, protecting, and enforcing patent claims;

-        competing technological and market developments;
-        the cost of capital expenditures at our manufacturing facilities;

-        the costs of marketing and commercializing our products; and

- our ability to attract partners to help market and/or manufacture our products.

         There is no assurance that funding to carry on these activities will be available at all or on favorable terms to permit successful commercialization of ALFERON N Injection or of any products which we collaborate on with other companies

        If adequate funds are not available, we may be required to:

-        curtail one or more of our research and development programs;

-        curtail manufacturing and commercialization programs; and/or

- obtain funds through arrangements with collaborative partners or others, if possible.

         These arrangements may require us to relinquish certain technology or product rights, including patent and other intellectual property rights.

Equity Participations

         Our strategy of seeking to acquire equity participations in early stage companies subjects us to all of the risks inherent in such companies, including:

- the uncertainty of whether such companies can obtain require funding on acceptable terms or at all;

- the uncertainty as to whether such companies can complete the research and development of a commercially viable product;

- the risk that such companies may not be able to adequately protect their intellectual property, or that their technology will infringe the intellectual property of third parties; and

- the risk that superior technologies will be developed.

         There are also other risks involved in investing in such companies, including:

- the limited basis on which we can evaluate the business and prospects of such companies;

- we will have to compete with others seeking to acquire interests in such companies, and we may not be able to acquire such interests on terms acceptable to us or at all;

- since we contemplate generally not acquiring a controlling interest in such companies, any success we have will be largely dependent upon the efforts of the management of such companies, over which we may have limited control; and

- the uncertainty of whether we will have an acceptable exit strategy. No Guaranteed Source Of Required Materials

         We use a number of essential materials in the production of ALFERON N Injection, including human white blood cells, and we have a limited number of sources from which to obtain such materials. We do not have long-term agreements for the supply of any of such materials. There can be no assurance we can enter into long-term supply agreements covering essential materials on commercially reasonable terms, if at all. If we are unable to obtain the required raw materials, we may be required to scale back our operations or stop manufacturing ALFERON N Injection. The costs and availability of products and materials we need for the commercial production of ALFERON N Injection and other products which we may commercially produce are subject to fluctuation depending on a variety of factors beyond our control, including competitive factors, changes in technology, and FDA and other governmental regulation and there can be no assurance that we will be able to obtain such products and materials on terms acceptable to us or at all.

Limited Marketing Program

         In  June  1998,   we  entered   into  an  agreement   with   Integrated
Commercialization Solutions, Inc. ("ICS"), a subsidiary of Bergen Brunswig Corporation, pursuant to which ICS became the sole United States distributor of ALFERON N Injection. ICS also provides clinical and product information, reimbursement information and services, and management of patient assistant services. Although we currently have marketing arrangements for the distribution of ALFERON N Injection in Mexico and Germany, substantially all of the revenues derived from the sales of ALFERON N Injection are in the United States. Unless we successfully develop our own sales force or enter into additional marketing arrangements with other companies, we will be dependent on the ability of our current distributors to sell sufficient quantities of ALFERON N Injection to allow us to operate profitably. There can be no assurance that we will be able to develop our own sales force or enter into additional marketing agreements on acceptable terms, if at all, or that we will be able to successfully market and sell ALFERON N Injection or any other product.

Products Under Development

         We are currently evaluating the development of ALFERON N Injection for the treatment of multiple sclerosis and certain types of cancer. We are also planning additional clinical trials in order to expand the potential uses of Alferon N Injection for the treatment of human papilloma virus ("HPV") and other related areas. However, there can be no assurance that these products will be cost-effective, safe, or effective treatments for these diseases, and there is no assurance of receiving regulatory approvals to market these products. We cannot market such products until such approvals are obtained. Even if such approvals are obtained, there can be no assurance that any of these products will be successful or will produce significant revenues or profits. Our ability to become profitable depends on the successful commercial development of these products or our entering into successful collaborations with other companies.

Potential Side Effects

         We manufacture and sell only one FDA approved product, ALFERON N Injection for the intralesional treatment of refractory or recurring external genital warts in adults. In clinical trials conducted for the treatment of genital warts with ALFERON N Injection, patients did not experience serious side effects; however, there can be no assurance that unexpected or unacceptable side effects will not be found in the future for this use or other potential uses of ALFERON N Injection or for any other product which we may develop which could threaten or limit such product's usefulness.

Risk Of Product Liability

         Our products have undergone or will undergo extensive clinical testing prior to the granting of any regulatory approval for the purpose, among other things, of determining the safety of such products. We may sell products that cause unexpected adverse reactions or result in an allergic or other reaction or which are alleged to have unacceptable adverse side effects. Product liability risk is inherent in the testing, manufacture, marketing, and sale of our products, and there can be no assurance that we will be able to avoid significant product liability exposure. Such liability might result from claims made directly by consumers or by pharmaceutical companies or others selling such products. It is impossible to predict the scope of injury or liability from such unexpected reactions, or the measure of damages that might be imposed as a result of any claims or the cost of defending such claims. We have product liability insurance in the amount of $10,000,000. Although we believe this amount is sufficient, there is no assurance that we will be able to maintain such coverage, and even if we do maintain it, in the event that we become subject to liability claims in excess of any insurance coverage we may have in effect, we may not have sufficient assets or liquidity to satisfy such claims which could result in the inability to continue our operations. Furthermore, any published reports or rumors suggesting a link between any of our products and injury to a person could be expected to materially impair our ability to market such product.

Substantial Competition

         Many of our potential competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources, product development, and manufacturing and marketing capabilities than we or our marketing partners have.

         We currently compete with Schering-Plough Corp.'s ("Schering") injectable recombinant interferon product for the treatment of genital warts. Minnesota Mining & Manufacturing Co. also received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of genital warts. ALFERON N Injection also competes with surgical, chemical, and other methods of treating genital warts. We cannot assess the impact products developed by our competitors or advances in other methods of the treatment of genital warts will have on the commercial viability of ALFERON N Injection.

         If and when we obtain additional approvals of uses of our products, we expect to compete primarily on the basis of product performance. Our potential competitors have developed or may develop products (containing either alpha interferon or other therapeutic compounds) or other treatment modalities for those uses. In the United States, two recombinant forms of beta interferon have been approved for the treatment of relapsing-remitting multiple sclerosis. There can be no assurance that, if we are able to obtain regulatory approval of ALFERON N Injection for the treatment of new indications, we will be able to achieve any significant penetration into those markets. In addition, because certain of the competitive products are not dependent on a source of human blood cells, such products may be able to be produced in greater volume and at a lower cost than ALFERON N Injection.

         Currently, our wholesale price on a per unit basis of ALFERON N Injection is substantially higher than that of the competitive recombinant alpha interferon products.

         Other companies may succeed in developing products earlier than we do, obtaining approvals for such products from the FDA more rapidly than we do, or developing products that are more effective than those we may develop. While we will attempt to expand our technological capabilities in order to remain competitive, there can be no assurance that research and development by others or other medical advances will not render our technology or products obsolete or non-competitive or result in treatments or cures superior to any therapy we develop.

Potential Patent Infringement Claims

         On March 5, 1985, the United States Patent and Trademark Office issued a patent to Hoffmann-La Roche, Inc. ("H-LR") claiming purified human alpha (leukocyte) interferon (regardless of how it is produced). F. Hoffmann-LaRoche Ltd. ("Roche"), the parent of H-LR, also has been issued patents covering human alpha interferon in many countries throughout the world. As of March 31, 1995, we obtained a non-exclusive perpetual license from H-LR and Roche (collectively, "Hoffmann") that grants us the worldwide rights to make, use, and sell, without a potential patent infringement claim from Hoffmann, any formulation of Natural Alpha Interferon. The license permits us to grant marketing rights with respect to Natural Alpha Interferon products to third parties, except that we cannot grant marketing rights with respect to injectable formulations of Natural Alpha Interferon in any country in which Hoffmann has patent rights covered by the license to any third party not listed on a schedule of approximately 50 potential marketing partners without the consent of Hoffmann, which consent cannot be unreasonably withheld. There can be no assurance that we will not want to grant such marketing rights to a third party not listed on such schedule, or that Hoffmann will not withhold the required consent. In addition, if such license were terminated, we may be subject to a patent infringement lawsuit by Hoffmann if we continue to market Natural Alpha Interferon products. If such a suit were brought, we would have to either counterclaim to attempt to invalidate the Hoffmann patents or prove that we do not infringe such patents.

         In addition, there may have been other patent applications filed in the United States and in foreign countries, some of which may have been filed by our potential competitors, with respect to the technologies and/or products that we may require to produce our current and proposed products. If any of such patents issue in the United States or in foreign countries in a form that covers our products or processes, we would be required to obtain licenses under such patents in connection with the domestic and international commercialization of such products. There can be no assurance that we could obtain licenses under any of such patents if so issued, particularly if they were issued to companies directly in competition with us, or that, even if we could obtain licenses, we could do so on commercially reasonable terms.

         If the sale or use of any of our products were to become the basis of a patent infringement lawsuit, assuming we could not obtain a license on satisfactory terms, we may be required to incur substantial litigation expenses, and such litigation could also consume substantial management time, which could have a material adverse effect upon our financial condition even if we were successful in the litigation. If we were not successful in such litigation, we may be required to pay a royalty for the use of the claimed patents or cease producing the products and redevelop the products in such a way as to avoid infringing any claimed patent rights. There can be no assurance in such case that we could obtain a license under such patents on commercially reasonable terms or at all, or that we could successfully redevelop the products to fall outside the scope of the claim.

         Our policy is to seek licenses if we believe that the terms of such licenses, when weighed against the expense and uncertainties of potential litigation, are cost effective.

Possible Inability To Protect Technology

         To a significant extent, our ability to protect rights in any of our products or technology we may develop depends upon our ability to obtain suitable patent or similar protection. Our ability to obtain patents, and the nature, extent, and enforceability of the intellectual property rights that are obtained as a result of our research, involve complex legal and factual issues. New technology and products that we develop may not qualify for patent protection or, if they do qualify, may be subject to challenge or to protracted judicial proceedings. In addition, we may determine not to seek additional patent or other protection for our technology or products. It is not certain that other patents will be issued or, if issued, that they will afford us protection from competitive products. Although our practice is to require our technical and scientific employees and consultants to execute confidentiality agreements covering proprietary information, there can be no assurance that others will not independently make similar discoveries or otherwise obtain access to our proprietary information. In addition, we have a non-exclusive license agreement with Hoffmann that enables us to sell ALFERON N Injection. There can be no assurance that Hoffmann has not granted or will not grant a similar license to another company with considerably greater financial, technical, and marketing resources than we have or that Hoffmann will not enter the market itself with a competitive product.

         While we have been issued a United States patent for Natural Alpha Interferon produced from human peripheral blood leukocytes and our production process and have several patent applications pending, it is possible that others have or may develop equivalent or superior products or technologies which would not fall within the scope of our patent claims or which might involve inventions similar in scope to those of ours for which patent or similar rights are obtained by others prior to the time that we are able to do so.

Regulatory Approvals

         The production and marketing of our products in the United States, as well as our ongoing research and development activities, are subject to regulation by governmental agencies, most significantly the FDA. Such regulation includes requirements for obtaining FDA approval prior to marketing each of our products in the United States. In order to obtain such FDA approval, we must demonstrate, among other things, the safety and efficacy of each product through pre-clinical and clinical testing. Obtaining such approvals is a time-consuming process and requires the expenditure of substantial resources. Each facility in which the products are produced and packaged, whether operated by us or a third party, must meet the FDA's standards for current good manufacturing practices and must also be approved prior to marketing any product produced or packaged in such facility. Any significant change in the production process that may be commercially required, including changes in sources of certain raw materials, or any change in the location of the production facilities will also require FDA approval. To the extent we do not handle a specific portion of the manufacturing process for a product, we must similarly receive FDA approval for the participation by such third party in the manufacturing process. For example, we have an agreement with Abbott Laboratories, Inc. ("Abbott") pursuant to which Abbott formulates and packages ALFERON N Injection. We presently have a biologic establishment license for the facilities in which we produce ALFERON N Injection, which includes the facilities in which Abbott formulates and packages ALFERON N Injection. If our or Abbott's present manufacturing facilities were damaged or destroyed or our agreement with Abbott were terminated, there can be no assurance that FDA approval could be obtained for another facility or that another facility could be built and approved on a timely basis or on commercially reasonable terms. Delays in obtaining, or the failure to obtain, any necessary regulatory approvals could have a material adverse effect on our ability to develop, produce, and sell our products. In addition, if we fail to comply in any respect with FDA requirements with respect to the production and marketing of biological drug products, we could be subject to potential civil and criminal penalties. In addition, our products could be subject to seizure and other civil enforcement action. Because of the uncertain nature of many of these requirements, there can be no assurance that regulatory problems of this type will not occur.

Foreign Regulatory Approvals

         To market our products outside of the United States, we are subject to numerous and varying foreign regulatory requirements, implemented by foreign health authorities, governing the design and conduct of human clinical trials and marketing approval. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. At present, foreign marketing authorizations are applied for at a national level, although certain registration procedures are available within the European Union (the "EU") to companies wishing to market a product in more than one EU member country. If a regulatory authority is satisfied that adequate evidence of safety, quality, and efficacy has been presented, marketing authorization is usually granted. The foreign regulatory approval process includes all of the risks associated with obtaining FDA approval set forth above. Approval by the FDA does not ensure approval by other countries. There can be no assurance that our products will receive such approvals. In addition, under certain circumstances, we may be required to obtain FDA authorization to export products for sale in foreign countries. For instance, in most cases, we may not export products that have not been approved by the FDA unless we first obtain an export permit from the FDA. However, these FDA export restrictions generally do not apply if our products are exported in conformance with their United States approvals or are manufactured outside the United States. At the present time, we do not have any foreign manufacturing facilities.

Royalty Obligations

         We have entered into certain license agreements pursuant to which we are obligated to pay royalties based upon the commercial exploitation of our products. Royalty payments under such license agreements with respect to ALFERON N Injection, ALFERON N Gel, and ALFERON LDO could aggregate up to 9.5%, 13.5%, and 19.5%, respectively, of our net sales of such products. Such royalty obligations, together with any additional royalties that we may become obligated to pay in the future, may limit our marketing strategies and prevent us from obtaining adequate profit margins and could have a material adverse effect on the commercial exploitation of our products.

         In connection with the acquisition of certain intellectual property and technology rights from GP Strategies Corporation ("GP Strategies"), we agreed to pay GP Strategies a royalty of $1 million. Such amount is payable if and when we generate income before income taxes, limited to 25% of such income before income taxes per year until such amount is paid in full. Since we have not had income before taxes, we have not made any payments to GP Strategies.

Retention Of Key Personnel

         Because of the specialized scientific nature of our business, it is necessary to attract and retain personnel with a wide variety of scientific capabilities. Competition for such personnel is intense. There can be no assurance that we will continue to attract and retain personnel of high scientific caliber. Other than Mr. Gordon, our Chief Executive Officer, Dr. Schutzbank, our President, and Dr. Ronel, our Chairman of the Board, none of our other key employees have employment agreements. We do not maintain key man life insurance for any of our key employees and do not intend to obtain such insurance. If we lose the services of certain of our employees, it could have a material adverse effect on our operations.

Preferred Stock

         Our charter allows us to issue up to 5,000,000 shares of preferred stock, the rights, preferences, qualifications, limitations, and restrictions that may be fixed by the Board of Directors without any further vote or action by the stockholders. The ability to issue the preferred stock could have the effect of delaying, deferring, or preventing the change of control of ISI.

Options And Warrants

         As of October 31, 2000, we had outstanding options and warrants to purchase 17,098,326 shares of common stock. For the life of the outstanding options and warrants, the holders are given, at nominal cost, the opportunity to profit if the price for the common stock in the public market exceeds the exercise price of the options or warrants, without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. If the public market price of the common stock does not rise above the exercise price of the options or warrants during the exercise period, then such securities will expire worthless. As long as the outstanding options and warrants remain unexercised, the terms under which we could obtain additional capital may be adversely affected. Moreover, the holders of these securities may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of our securities on terms more favorable than those provided by these securities.

Possible Volatility Of Stock Price; Limited Liquidity; Absence Of Dividends

         The market price of our common stock may experience a high level of volatility, as frequently occurs with publicly traded emerging growth companies and biosciences companies. The market price of our stock may be significantly impacted, among other things, by:

- announcements of technological innovations or new commercial products by us or our competitors;

- developments or disputes concerning patent or proprietary rights;
- publicity regarding actual or potential medical results relating to products under development by us or our competitors;

- general regulatory developments affecting our products in both the United States and foreign countries;

- market conditions for emerging growth companies and biosciences companies and economic and other internal and external factors;

- period-to-period fluctuations in financial results; and

- our ability to enter into collaborations with third parties to market our products.

         We have never declared or paid any cash dividends on our common stock and do not intend to do so for the foreseeable future.

Shares Eligible For Future Sale; Registration Rights

         As of October 31, 2000, we had 17,949,897 outstanding shares of common stock, approximately 5.1 million of which are available for sale in the public marketplace and the remaining approximately 12.8 million of which will become available for sale on the date of this Prospectus. There were also outstanding stock options to purchase an aggregate of 1,937,380 shares of common stock at prices ranging from $.25 to $1.50 per share and warrants to purchase 15,160,946 shares of common stock at prices ranging from $.66 to $48 per share. Shares of common stock that may be issued under outstanding options and warrants will be available for sale in the public markets. In addition, certain holders of the common stock have certain demand and piggyback registration rights pursuant to a registration rights agreement between us and these holders. No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices of the common stock prevailing from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock. This could impair our ability to raise capital through the sale of equity securities. Further, if we were required to include shares, through exercise of the outstanding piggyback registration rights, in a company-initiated registration, the sale of such shares could have a material adverse effect on our ability to raise additional capital.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Our Common Stock is traded on the OTC Bulletin Board and is quoted under the symbol IFSC. On April 13, 1999, the Common Stock was delisted from the NASDAQ National Market System for failure to maintain certain listing requirements. The following table sets forth for each period indicated, the high and low sales prices for the Common Stock as reported on the NASDAQ National Market System through April 13, 1999 and on the OTC Bulletin Board commencing April 14, 1999.


         All prices have been adjusted for a one-for-five reverse stock split effective as of January 6, 1999.

                                     2000                          1999                             1998
                                     ----                          ----                             ----
Quarter                      High          Low             High             Low             High            Low
-------                      ----          ---             ----             ---             ----            ---
First                      $5 5/8        $ 5/16          $2  1/2          $  3/4         $46  7/8     $18 29/32
Second                      3            1 1/8            1                  3/16         35 15/16      4 17/32
Third                       2 9/16       1 5/16              1/2             7/32          6  1/4       2  1/2
Fourth (through
October 31, 2000)           1 1/4        1 1/32              15/32           1/8           8  3/4       1 13/32


         As of October 15, 2000, the Company had 1,300 stockholders of record.

         We have not paid any dividends on our Common Stock since our inception and do not contemplate paying dividends on our Common Stock in the foreseeable future.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. If all the warrants are exercised in full, we will receive up to approximately $21.1 million, which will be used for general corporate purposes. There can be no assurance, however, that the selling stockholders will exercise the warrants in full or at all.

                             SELECTED FINANCIAL DATA

 .........The   selected  financial  data  presented  below  under  the  captions
"Selected Income Statement Data" and "Selected Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1999, are derived from the consolidated financial statements of the Company which financial statements have been audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, and the report thereon, are included elsewhere in this Prospectus. The selected unaudited financial data as of June 30, 2000 and for the six months ended June 30, 2000 and 1999, are derived from the unaudited consolidated financial statements of the Company which are included elsewhere in this Prospectus and include all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the operating results and financial position as of and for the unaudited periods. The selected financial data should be read in conjunction with the consolidated financial statements as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, the related notes and the audit report, appearing elsewhere in this Prospectus, which contains an explanatory paragraph that states the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements and selected financial data do not include any
adjustments  that  might  result  from  that   uncertainty.   See  "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements."



                                      Six Months Ended                 Year Ended December 31,
                                           June 30,
                               ------------------   ---------------------------------------------
                                    (Thousands of dollars except per share data)

                                 2000     1999       1999      1998       1997     1996    1995
                                       (restated)
                                 ----     ----        ----     ----       ----     ----    -----
Selected Income                   (unaudited)
 Statement Data:

  Revenues                     $   321  $   986    $2,329   $  2,007   $  2,956  $ 2,092 $ 1,296
  Cost of goods sold and
   excess/idle production
   costs                           655    2,224     3,552      6,533      1,858    1,400   3,076

  Research and development

   costs, net                      458    1,943     3,060        8,655     11,864    6,400   3,726

  General and administrative

   expense                         966    1,285     2,315        4,570      4,389    3,405   1,940

  Loss from operations(2)(3)      (1,623) (3,883)   (5,420)     (20,841)  (22,410) (12,426) (7,447)
  Interest (expense and
   financing costs) income, net     (10)    (245)     (530)        253        670      441      75

  Gain on sale of state net
   operating loss carryovers                          2,349

  Net loss(2)(3)                  (1,633)  (4,128)   (3,602)   (21,325)   (21,740) (11,986) (7,372)
  Basic and diluted loss per
   share of common stock(2)(3)(4)    (.22)    (.84)     (.71)    (6.67)     (8.15)   (5.98)  (5.55)

  Dividends                       NONE     NONE       NONE        NONE       NONE     NONE    NONE




                                                                       December 31,
                                        June 30,         ________________________________________
                                        2000             1999    1998     1997     1996     1995
                                        (unaudited)      ____    ____     ____     ____     ____
                                         ---------
Selected Balance Sheet Data:

  Total assets                         $7,181           $6,256  $6,599  $24,153  $27,743  $13,953

  Working capital (deficiency)            879           (2,097) (1,889)  14,529   19,929    7,062

  Stockholders' equity                  3,777              557   2,103   20,214   25,374   12,827


(1)      The June 30, 1999 information has been restated to correct certain accounts (see Note 6 to the consolidated financial statements as of and for the six-month period ended June 30, 2000).

(2)   The loss from  operations and the net loss and loss per share data include a  (reversal)/provision  for excess inventory of $(1,177,531),  $3,089,841 and $7,254,710 in 1999, 1998 and 1997, respectively.

(3)      The loss from operations and the net loss and loss per share data for 1997 include a $3,313,705 charge for reacquisition of marketing rights.

(4)   Prior periods have been restated to reflect the effect of the one-for-four
      reverse  stock  split   effective  as  of  March  21,  1997  and  for  the
      one-for-five reverse stock split effective as of January 6, 1999.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Since 1981, the Company has been primarily engaged in the research and development of pharmaceutical products containing Natural Alpha Interferon. The Company has experienced significant operating losses since its inception. The Company received FDA approval in 1989 to market ALFERON N Injection in the United States for the treatment of certain genital warts. ALFERON N Injection is currently marketed and sold in the United States by the Company and in Mexico and Germany by licensees. However, the Company has had limited revenues from the sale of ALFERON N Injection to date. For the Company to operate profitably, the Company must sell significantly more ALFERON N Injection. Increased sales will depend primarily upon the expansion of existing markets and/or successful attainment of FDA approval to market ALFERON N Injection for additional indications. The future revenues and profitability of, and availability of capital for, biotechnology companies may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of health care through various means. Management is continuing to pursue raising additional capital by either (i) issuing securities in a private equity offering, or (ii) licensing the rights to its injectable, topical or oral formulations of alpha interferon. The Company has primarily financed its operations to date through private placements and public offerings of the Company's securities. This may be more difficult in the future in light of the FDA's requirement for the Company to conduct additional Phase 3 studies of ALFERON N Injection in the treatment of patients infected with the human immunodeficiency virus ("HIV") and hepatitis C virus ("HCV").

Liquidity and Capital Resources

         The Company recently completed a private offering in which it raised gross proceeds of $7,679,380 from the sale of 11,635,451 shares of common stock at a price of $0.66 per share and warrants, exercisable until April 2005 to purchase 11,635,451 shares of common stock at a price of $1.50 per share. The proceeds from this private placement will be used to fund new initiatives, in addition to funding certain projects within the Company's existing interferon-related operations. The Company is seeking to enter into collaborations with companies in the areas of cancer, infectious diseases, and immunology. The strategy is to utilize our expertise in regulatory affairs, clinical trials, manufacturing, and research and development to acquire equity participations in early stage companies. As of October 31, 2000, the Company had an aggregate of approximately $4,400,000 in cash and cash equivalents. Until utilized, such cash and cash equivalents are being invested principally in short-term interest-bearing investments.

         The Company's future capital requirements will depend on many factors, including: continued scientific progress in its drug development programs; the magnitude of these programs; progress with pre-clinical testing and clinical trials; the time and costs involved in obtaining regulatory approvals; the costs involved in filing, prosecuting, and enforcing patent claims; competing technologies and market developments; changes in its existing research relationships; and the ability of the Company to establish collaborative arrangements and effective commercialization activities and arrangements.

         Based on the Company's estimates of revenues, expenses, the timing of repayment of creditors, and levels of production, management believes that the cash presently available will be sufficient to enable the Company to continue operations until at least September 30, 2001. However, actual results, especially with respect to revenues, may differ materially from such estimate, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding, whether from financial markets or collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms acceptable to the Company. Insufficient funds will require the Company to further delay, scale back, or eliminate certain or all of its research and development programs or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. The independent auditors' report, dated April 10, 2000, on the Company's consolidated financial statements as of and for the year ended December 31, 1999 included an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern.

         The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers to other New Jersey corporation business taxpayers. During 1999, the Company submitted an application to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the application was approved. The EDA then issued a certificate certifying the Company's eligibility to participate in the Program and the amount of New Jersey net operating loss carryovers the Company has available to transfer. Since New Jersey law provides that net operating losses can be carried over for up to seven years, the Company may be able to transfer its New Jersey net operating losses from the last seven years. The Company estimated that, as of January 1, 1999, it had approximately $85 million of unused New Jersey net operating loss carryovers available for transfer under the Program. The Program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit.

         During December 1999, the Company completed the sale of approximately $32 million of its New Jersey tax loss carryovers and received $2.35 million. In June 2000, the Company submitted an application to sell an additional $4.8 million of tax benefits (calculated by multiplying the Company's unused New Jersey net operating loss carryovers of approximately $53 million by 9%). The actual amount of such tax benefits the Company may sell will depend upon the allocation among qualifying companies of an annual pool established by the State of New Jersey. The allocated pool for fiscal year 2000 and future years is $40 million per year.

         The Company obtained human white blood cells used in the manufacture of ALFERON N Injection from several sources, including the Red Cross pursuant to a supply agreement dated April 1, 1997 (the "Supply Agreement"). The Company will not need to purchase more human white blood cells until such time as production of crude alpha interferon is resumed, and has not purchased any since April 1, 1998. Under the terms of the Supply Agreement, the Company was obligated to purchase a minimum amount of human white blood cells each month through March 1999 (the "Minimum Purchase Commitment"), with an aggregate Minimum Purchase Commitment during the period from April 1998 through March 1999 in excess of $3,000,000. As of November 23, 1998, the Company owed the Red Cross approximately $1.46 million plus interest at the rate of 6% annum accruing from April 1, 1998 (the "Red Cross Liability") for white blood cells purchased pursuant to the Supply Agreement.

         In an agreement dated November 23, 1998, the Company agreed to grant the Red Cross a security interest in certain assets to secure the Red Cross
Liability and to issue to the Red Cross 300,000 shares of Common Stock (with a market value of $1,171,875 at December 4, 1998) and additional shares at some future date as requested by the Red Cross. The Red Cross agreed that any net proceeds received by it upon sale of such shares would be applied against the Red Cross Liability and that at such time as the Red Cross Liability was paid in full, the Minimum Purchase Commitment would be deleted effective April 1, 1998 and any then existing breaches of the Minimum Purchase Commitment would be waived. In January 1999 the Company granted the Red Cross a security interest (the "Security Interest") in, among other things, the Company's real estate, equipment inventory, receivables, and New Jersey net operating loss carryovers to secure repayment of the Red Cross Liability, and the Red Cross agreed to forbear from exercising its rights under the Supply Agreement, including with respect to collecting the Red Cross Liability, until June 30, 1999 (which was subsequently extended until December 31, 1999). On December 29, 1999, the Company, the Red Cross and GP Strategies entered in an agreement pursuant to which the Red Cross agreed that until September 30, 2000 it would forbear from exercising its rights under (i) the Supply Agreement, including with respect to collecting the Red Cross Liability, and (ii) the Security Interest. As of the date hereof, the Red Cross has not given the Company notice of its intent to exercise its rights to collect the Red Cross Liability. Under the terms of such agreement, the Company is allowing the Red Cross to sell the Company's real estate. In the event the Red Cross is successful in selling the Company's real estate, the Company would hope to be able to enter into a lease with the new owner, although there can be no assurance.

         As the liability to the Red Cross remains unsettled until such time as the Red Cross sells the shares it has already received and could receive in the future, the Company recorded any shares issued to the Red Cross as "Settlement Shares" within stockholders' equity. Any decreases in the market value of the Company's common stock below $1.2 million, until such time as the Red Cross were to sell its shares, would impact the value of the shares held by the Red Cross and accordingly require an adjustment to "Settlement Shares". Due to the decline in the Company's stock price during 1999, an adjustment for $550,000 was recorded with a corresponding charge to cost of goods sold. Due to the increase in the Company's stock price during the three months ended March 31, 2000 up to the date of sale by the Red Cross of all remaining Settlement Shares, an adjustment for $287,341 was recorded with a corresponding credit to cost of goods sold. During 1999, the Red Cross sold 27,000 of the Settlement Shares and sold the balance of such shares (273,000 shares) during the first quarter of 2000. As a result, the net proceeds from the sales of the Settlement Shares, $33,000 in 1999 and $368,000 in 2000, were applied against the liability to the Red Cross. The remaining liability to the Red Cross at September 30, 2000 and December 31, 1999 was approximately $1,260,000 and $1,579,000, respectively. On October 30, 2000, the Company issued an additional 800,000 shares to the Red Cross which are part of this offering. The net proceeds from the sale of such shares by the Red Cross will be applied against the remaining liability owed to the Red Cross. However, there can be no assurance that the net proceeds from the sale of such shares will be sufficient to extinguish the remaining liability owed the Red Cross.

         In an agreement dated March 25, 1999, GP Strategies agreed to lend the Company $500,000 (the "GP Strategies Debt"). In return, the Company agreed to grant GP Strategies (i) a first mortgage on the Company's real estate, (ii) a two-year option to purchase the Company's real estate, provided that the Company has terminated its operations and the Red Cross Liability has been repaid, and
(iii) a two-year right of first refusal in the event the Company desires to sell its real estate. In addition, the Company agreed to issue GP Strategies 500,000 shares of Common Stock (the "GP Shares") and a five-year warrant (the "GP Warrant") to purchase 500,000 shares of Common Stock at a price of $1 per share. The Company also agreed not to increase its payroll during the term of the GP Strategies debt without the prior consent of GP Strategies. Pursuant to the agreement, the Company has issued a note to GP Strategies representing the GP Strategies Debt, which note was due on September 30, 1999 and bears interest, payable at maturity, at the rate of 6% per annum. In addition, at that time the Company negotiated a subordination agreement with the Red Cross pursuant to which the Red Cross agreed that its lien on the Company's real estate is subordinate to GP Strategies' lien. On March 27, 2000, the Company and GP Strategies entered into an agreement pursuant to which (i) the GP Strategies Debt was extended until June 30, 2001, and (ii) the Management Agreement between the Company and GP Strategies was terminated and all intercompany accounts between the Company and GP Strategies (other than the GP Strategies Debt) in the amount of approximately $130,000 were discharged. The agreement also provides that (i) commencing on May 1, 2001 and ending on June 30, 2001, on any day ISI may require GP Strategies to exercise the GP Warrant and sell the underlying shares, if the market price of ISI Common Stock exceeds $1.00 per share on each of the 10 trading days prior to any such day, and (ii) any proceeds from the sale of the shares issuable upon exercise of the GP Warrant in excess of the aggregate amount paid by GP Strategies to purchase such shares, would be deemed to reduce the then outstanding amount of principal and interest of the GP Strategies Debt until such amount is reduced to zero.

         The Company's Common Stock now trades on the OTC Bulletin Board, which may have a material adverse effect on the ability of the Company to finance its operations and on the liquidity of the Common Stock.

Results of Operations

Six Months Ended June 30, 2000 versus Six Months Ended June 30, 1999

         For the six months ended June 30, 2000 and 1999, the Company had revenues from the sale of ALFERON N Injection of $321,072 and $985,910, respectively. In the third and fourth quarters of 1999, the Company offered price concessions to its largest customers in an attempt to raise cash from the sale of ALFERON N Injection, which resulted in substantially higher than normal sales in the second half of 1999 and in lower than normal sales in the six months ended June 30, 2000. This was due to the fact that such customers were selling out of their inventory of Alferon N Injection (rather than purchasing Alferon N Injection from the Company).

         In the six months ended June 30, 2000, the Company sold, through its distributor, to wholesalers and other customers in the United States 2,636 vials of ALFERON N Injection, compared to 7,897 vials sold by the Company during the six months ended June 30, 1999. In addition, foreign sales of ALFERON N Injection were 354 vials for the six months ended June 30, 1999. There were no foreign sales in the six months ended June 30, 2000.

         Cost of goods sold and idle production costs totaled $655,330 and $2,223,840 for six months ended June 30, 2000 and 1999, respectively. Idle production costs in the six months ended June 30, 2000 and 1999 represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998. Such costs were greater in the 1999 period due to higher levels of payroll costs. In addition, lower unit sales in the six months ended June 30, 2000 as compared to the six months ended June 30, 1999 contributed to lower cost of goods sold. In addition, based on changes in the value of the Settlement Shares, for the six months ended June 30, 2000, cost of goods sold was credited for $287,341 as compared to a charge of $587,261 to cost of goods sold for the six months ended June 30, 1999.

         During the six months ended June 30, 2000 and 1999, a portion of the reserve for excess inventory was reversed in the amount of $135,271 and $582,650, respectively, in order to reflect the inventory at its estimated net realizable value.

         Research and development expenses during the six months ended June 30, 2000 of $457,819 decreased by $1,485,170 from $1,942,989 for the same period in 1999, principally because the Company has had a reduction in research personnel which has reduced its payroll and research costs. In addition, during the second quarter of 2000, the Company settled amounts owed on various research-related liabilities at a savings to the Company of approximately $457,000. Such amount was credited against research and development expenses.

         General and administrative expenses for the six months ended June 30, 2000 were $966,177 as compared to $1,285,023 for the same period in 1999. The decrease of $318,846 was principally due to decreases in payroll and other operating expenses.

         Interest expense, net, for the six months ended June 30, 2000 was $10,399 of expense and primarily represented interest accrued on the Red Cross Liability and GP Strategies Debt partially offset by interest income. Interest expense, net, for the six months ended June 30, 1999 was $244,623 of expense and primarily represented financing costs partially offset by interest income.

         As a result of the foregoing, the Company incurred net losses of $1,633,382 and $4,127,638 for the six months ended June 30, 2000 and 1999, respectively.

Year Ended December 31, 1999 versus Year Ended December 31, 1998

         For the year ended December 31, 1999 (the "1999 Period"), the Company's revenues of $2,329,222 included $2,328,945 from the sale of ALFERON N Injection and the balance from sales of research products. Revenues of $2,007,007 for the year ended December 31, 1998 (the "1998 Period") included $1,930,657 from the sale of ALFERON N Injection and the balance from sales of research products and other revenues. Cost of goods sold and idle production costs totaled $3,552,026 and $6,533,462 for the 1999 Period and 1998 Period, respectively. Idle production costs in the 1999 and 1998 Periods, represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998.

         In May 1997, the Company appointed Alternate Site Distributors, Inc. ("ASD"), a wholly owned subsidiary of Bergen Brunswig Corporation, the sole United States distributor of ALFERON N Injection. Under the agreement with ASD, the Company sold vials to ASD, which then resold them to the marketplace. As a result, the Company recognized revenues when it sold vials to ASD, rather than when ASD resold them to the marketplace. In June 1998, the Company replaced ASD with ICS, another subsidiary of Bergen Brunswig Corporation better able to handle the Company's specialty distribution requirements. Under the new agreement, vials are not sold to ICS, but instead are sold by the Company directly to the marketplace, at which time the Company recognizes revenues. In the 1999 Period, the Company sold to wholesalers and other customers in the United States 19,463 vials of ALFERON N Injection, compared to 13,284 vials sold by the Company during the 1998 Period. In addition, foreign sales of ALFERON N Injection were 1,374 vials and 3,300 vials for the 1999 and 1998 periods, respectively.

         During the 1999 Period, a portion of the reserve for excess inventory was reversed in the amount of $1,177,531 as compared to a provision for excess inventory of $3,089,841 during the 1998 Period in order to reflect the inventory at its estimated net realizable value.

         Research and development expenses during the 1999 Period of $3,060,019 decreased by $5,594,869 from $8,654,888 for the 1998 Period, principally because the Company has concluded its Phase 3 clinical studies of ALFERON N Injection in HIV- and HCV-infected patients. The Company received $29,375 in 1998, as rental income from GP Strategies for the use of a portion of the Company's facilities, which offset research and development expenses.

         General and administrative expenses for the 1999 Period were $2,315,010 as compared to $4,569,608 for the 1998 Period. The decrease in the 1999 Period was principally due to decreases in payroll and other operating expenses.

         On February 5, 1998, the Company completed the sale of 7,500 shares of Series A Convertible Preferred Stock to an institutional investor for an aggregate amount of $7,500,000. The $7,179,000 of net proceeds were expected to augment the Company's working capital while awaiting the results of the two Phase 3 clinical trials of ALFERON N Injection for the treatment of HIV-infected and hepatitis C patients. After considering the reaction of the Company's stockholders to the issuance and the negative impact the issuance apparently had on the Company's market capitalization, the Board of Directors determined on February 13, 1998 to exercise an option to repurchase the shares of Convertible Preferred Stock for $7,894,737 (plus accrued dividends). The net loss to the Company on the repurchase of the Preferred Stock amounted to $737,037.

         Interest income for the 1999 Period was $6,104 as compared to $252,528 for the 1998 Period. The decrease of $246,424 was due to less funds available for investment in the 1999 Period.

         Interest expense and financing costs for the 1999 Period was $536,394, primarily due to interest and other costs related to the GP Strategies Debt in 1999, as compared to zero for the 1998 Period.

         During December 1999, the Company completed the sale of a portion of its New Jersey tax loss carryforwards and recorded a gain on such sale amounting to $2,348,509, which is recorded as an income tax benefit.

         As a result of the foregoing, the Company incurred net losses of $3,602,083 and $21,325,301 for the 1999 Period and 1998 Period, respectively.

Year Ended December 31, 1998 Versus Year Ended December 31, 1997

         For the year ended December 31, 1998, the Company's revenues of $2,007,007 included $1,930,657 from the sale of ALFERON N Injection and the balance from sales of research products and other revenues. Revenues of $2,955,802 for the year ended December 31, 1997 (the "1997 Period") included $2,927,585 from the sale of ALFERON N Injection and the balance from sales of research products. Cost of goods sold and idle production costs totaled $6,533,462 and $1,857,959 for the 1998 Period and 1997 Period, respectively. Idle production costs in the 1998 Period primarily represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998. There were no idle production costs in the 1997 Period.

         In May 1997, the Company appointed ASD, a wholly owned subsidiary of Bergen Brunswig Corporation, the sole United States distributor of ALFERON N Injection. Under the agreement with ASD, the Company sold vials to ASD, which then resold them to the marketplace. As a result, the Company recognized revenues when it sold vials to ASD, rather than when ASD resold them to the marketplace. In June 1998, the Company replaced ASD with ICS, another subsidiary of Bergen Brunswig Corporation better able to handle the Company's specialty distribution requirements. Under the new agreement, vials are not sold to ICS, but are instead sold by the Company directly to the marketplace, under the administration of ICS, at which time revenues are recognized by the Company. In the 1998 Period, the Company sold to wholesalers and other customers in the United States 13,284 vials of ALFERON N Injection, compared to 21,584 vials sold by the Company during the 1997 Period. In addition, foreign sales of ALFERON N Injection were 3,300 vials and 4,587 vials for the 1998 and 1997 Periods, respectively.

         In light of the results to date of the Company's Phase 3 studies of ALFERON N Injection in HIV- and HCV-infected patients, the Company has written-down the carrying value of its inventory of ALFERON N Injection to its estimated net realizable value. The write-downs were the result of the Company's reassessment of anticipated near-term needs for product to be sold or utilized in clinical trials (within approximately a two-year period beginning January 1, 1998 and based on historical sales levels). As a result, during the three months ended March 31, 1998, the Company recorded an inventory write-off of $3,089,841 in addition to the $7,254,710 inventory write-down, which was recorded at December 31, 1997. As of December 31, 1998, the Company estimated that the remaining inventory value represented product to be sold within a one-year period.

         Research and development expenses during the 1998 Period of $8,654,888 decreased by $3,209,099 from $11,863,987 for the 1997 Period, principally because the Company has nearly concluded its Phase 3 clinical studies of ALFERON N Injection in HIV- and HCV-infected patients. The Company received $29,375 and $234,996, respectively, as rental income from GP Strategies for the use of a portion of the Company's facilities, which offset research and development expenses.

         General and administrative expenses for the 1998 Period were $4,569,608 as compared to $4,389,025 for the 1997 Period. The increase of $180,583 was principally due to increases in payroll and other operating expenses. GP Strategies provides certain administrative services for which the Company paid GP Strategies $120,000 for both the 1998 and 1997 Period. In addition, for the 1997 Period, payments to GP Strategies for services provided to the Company by GP Strategies personnel amounted to $135,000. For the 1998 Period, receipts from GP Strategies for services provided to GP Strategies by Company personnel amounted to $25,000.

         On February 5, 1998, the Company completed the sale of 7,500 shares of Series A Convertible Preferred Stock to an institutional investor for an aggregate amount of $7,500,000. The $7,179,000 of net proceeds were expected to augment the Company's working capital while awaiting the results of the two Phase 3 clinical trials of ALFERON N Injection for the treatment of HIV-infected and hepatitis C patients. After considering the reaction of the Company's stockholders to the issuance and the negative impact the issuance apparently had on the Company's market capitalization, the Board of Directors determined on February 13, 1998 to exercise an option to repurchase the shares of Convertible Preferred Stock for $7,894,737 (plus accrued dividends). The net loss to the Company on the repurchase of the Preferred Stock amounted to $737,037.

         Interest income for the 1998 Period was $252,528 as compared to $670,199 for the 1997 Period. The decrease of $417,671 was due to less funds available for investment in the current period.

         As a result of the foregoing, the Company incurred net losses of $21,325,301 and $21,739,680 for the 1998 Period and 1997 Period, respectively.

Recent Accounting Developments

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities". This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This Statement as amended by SFAS 137 and SFAS 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not believe that implementation of SFAS 133, as amended, will have a material effect on its results of operations or financial position.

         On December 3, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 - "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 provides the SEC staff's views on the recognition of revenue including nonrefundable technology access fees received by biotechnology companies in connection with research collaborations with third parties. SAB No. 101 states that in certain circumstances the SEC staff believes that up-front fees, even if nonrefundable, should be deferred and recognized systematically over the term of the research arrangement. On June 26, 2000, the SEC issued SAB No. 101B which postponed the implementation of SAB No. 101 until the quarter beginning October 1, 2000. The Company is currently assessing the financial impact of complying with SAB No. 101 and has not yet determined whether applying the accounting guidance of SAB No. 101 will have a material effect on its financial position or results of operations.

         FASB Interpretation No. 44 provides guidance for applying APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("FIN 44"). It applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status on or after July 1, 2000, except for provisions related to repricings and the definition of an employee which apply to awards issued after December 15, 1998. The Company has evaluated the financial impact of FIN 44 and has determined that the repricing of employee stock options on October 27, 1999 falls within the guidance of FIN 44. On October 27, 1999, the Company repriced 429,475 stock options to $.25 per share. On July 1, 2000, the implementation date of FIN 44, 352,823 shares of the 429,475 shares were fully vested (exercisable) and the closing price of the Company's common stock on such date was $1.63 per share. Beginning on and after July 1, 2000, the Company is required to record compensation expense on the repriced vested stock options only when the market price exceeds $1.63 per share and only on the amount in excess of $1.63 per share. For the repriced unvested stock options, the intrinsic value measured at the July 1, 2000 effective date that is attributable to the remaining vesting period will be recognized over that future period. The unvested stock options at July 1, 2000 (76,652) will fully vest on January 1, 2001. On September 30, 2000, the closing price of the Company's common stock was $1.16 per share and accordingly, under FIN 44, no additional compensation expense was recorded through that date on the repriced fully vested stock options. However, under FIN 44, for the repriced unvested stock options, the Company will record compensation expenses of $7,431. The Company believes that this will be the only impact of FIN 44 on the Company's financial position and operating results.

Forward-Looking Statements

         This prospectus contains certain forward-looking statements reflecting management's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the risk that the Company will run out of cash; uncertainty of obtaining additional funding for the Company; uncertainty of obtaining United States regulatory approvals for the Company's products under development and foreign regulatory approvals for the Company's FDA-approved product and products under development and, if such approvals are obtained, uncertainty of the successful commercial development of such products; substantial competition from companies with substantially greater resources than the Company in the Company's present and potential businesses; no guaranteed source of required materials for the Company's products; dependence on certain distributors to market the Company's products; potential adverse side effects from the use of the Company's products; potential patent infringement claims against the Company; possible inability of the Company to protect its technology; substantial royalty obligations payable by the Company; risk of product liability; and risk of loss of key management personnel, all of which are difficult to predict and many of which are beyond the control of the Company.

                                    BUSINESS

General

         The Company is a biopharmaceutical company engaged in the study, manufacture, and sale of pharmaceutical products based on its highly purified, multispecies, natural source alpha interferon ("Natural Alpha Interferon"). The Company's ALFERON N Injection (Interferon Alfa-n3) product has been approved by the United States Food and Drug Administration ("FDA") for the treatment of certain types of genital warts and the Company has studied its potential use in the treatment of HIV, hepatitis C, and other indications. The Company has also studied ALFERON N Gel(R) and ALFERON LDO(R), the Company's topical and oral formulations of Natural Alpha Interferon, for the potential treatment of viral and immune system diseases.

         The Company operates in a single segment. For the years ended December 31, 1999, 1998 and 1997, domestic sales totaled $2,204,437, $1,716,157 and
$2,613,430, respectively, and foreign sales (primarily Germany) totaled $124,508, $214,500 and $314,155, respectively. All identifiable assets are located in the United States.

Scientific Background

         Interferons are a group of proteins produced and secreted by cells to combat diseases. Researchers have identified five major classes of human interferon: alpha, beta, gamma, omega, and tau. The Company's three ALFERON products contain a form of alpha interferon. The worldwide market for injectable alpha interferon-based products has experienced rapid growth and various alpha interferon injectable products are approved for 17 major medical uses worldwide.

         Alpha interferons are manufactured commercially in three ways: by genetic engineering, by cell culture, and from human white blood cells. In the United States, all three of these types of alpha interferon are approved for commercial sale.

         The Company believes that the potential advantages of Natural Alpha Interferon over recombinant interferons may be based upon their respective molecular compositions. Natural Alpha Interferon is composed of a family of proteins containing many different molecular species of alpha interferon. In contrast, recombinant alpha interferons each contain only a single species. Researchers have reported that the various species of interferon may have differing antiviral activity depending upon the type of virus. Natural Alpha Interferon presents a broad complement of species that the Company believes may account for its higher efficacy in laboratory studies with the HIV compared with that of recombinant alpha interferon 2a and 2b (ROFERON(R) A and INTRON(R) A, respectively). Natural Alpha Interferon is also glycosylated (partially covered with sugar molecules). Such glycosylation is not present on the currently marketed recombinant alpha interferons. The Company believes that the absence of glycosylation may be, in part, responsible for the production of interferon-neutralizing antibodies seen in patients treated with recombinant alpha interferon. Although cell cultured-derived interferon is also composed of multiple glycosylated alpha interferon species, the types and relative quantity of these species are different from the Company's Natural Alpha Interferon.

         The production of Natural Alpha Interferon is dependent upon a supply of human white blood cells and other essential materials. The Company obtains white blood cells from FDA- licensed blood donor centers.

ALFERON N Injection

         Approved Indication. On October 10, 1989, the FDA approved ALFERON N Injection for the intralesional treatment of refractory (resistant to other treatment) or recurring external genital warts in patients 18 years of age or older. Substantially all of the Company's revenues, to date, have been generated from the sale of ALFERON N Injection for such treatment. Genital warts, a sexually- transmitted disease, are caused by certain types of human papilloma viruses ("HPV"). A published report estimates that approximately eight million new and recurrent cases of genital warts occur annually in the United States alone.

         Genital warts are usually treated using caustic chemicals or through physical removal methods. These procedures can be quite painful and effective treatment is often difficult to achieve. A topical formulation of an interferon-inducer was approved by the FDA in 1997 for the treatment of genital warts. To date, the Company does not believe that such approval has had a material adverse effect on the sales of Alferon N Injection.

         Clinical Trials for New Indications. In an effort to obtain approval to market ALFERON N Injection for additional indications in the United States and around the world, the Company has conducted, and is currently planning, various clinical trials for new indications.

         HIV-infected patients. The Human Immunodeficiency Virus ("HIV") infection is at epidemic levels in the world. The World Health Organization estimates that 50 million people - 1% of the world's population - have become infected with HIV. HIV infection usually signals the start of a progressive disease that compromises the immune systems, ultimately resulting in Acquired Immune Deficiency Syndrome ("AIDS"). The United States Centers for Disease Control estimates that as of the end of 1999, there were approximately 412,000 people living with HIV infection and with AIDS in the United States.

         An article published in AIDS Research and Human Retroviruses in 1993 by investigators at Walter Reed Army Institute of Research ("Walter Reed") in
collaboration with the Company's scientists indicated that the various interferon species display vast differences in their ability to affect virus replication. Walter Reed researchers found that the Company's Natural Alpha Interferon was 10 to 100 times more effective than equal concentrations of recombinant alpha interferon 2a and 2b, respectively, in blocking the replication of HIV-1, the AIDS virus, in infected human cells (monocytes) in vitro.

         Moreover, the Company's scientists were able to separate members of the interferon family in single protein fractions or clusters of proteins using advanced fractionation techniques. The individual fractions were tested for their ability to block HIV replication in the laboratory by researchers at Walter Reed. They found that the unusual anti-HIV activity was attributable to very specific fractions in the Company's product. The most active fractions are not present in marketed recombinant interferon products.

         This information provided additional support for a long-held belief of the Company that its Natural Alpha Interferon has unique anti-viral properties distinguishing it from recombinant interferon products. In addition, published reports of trials using recombinant alpha interferon in asymptomatic HIV-infected patients indicated that while high doses blocked virus production in many cases, such doses resulted in high levels of adverse reactions, thereby limiting the usefulness of the recombinant product. These facts led the Walter Reed researchers to conduct a Phase 1 clinical trial with the Company's product in asymptomatic HIV-infected patients.

         In March 1992, Walter Reed launched a Phase 1 clinical trial with asymptomatic HIV-infected patients to investigate the safety and tolerance, at several dose regimens, of ALFERON N Injection, self-injected subcutaneously for periods of up to 24 weeks. The investigators concluded that the treatment was "surprisingly" well tolerated by patients, at all dose regimens. Preliminary findings were reported by Walter Reed at the IXth International Conference on AIDS in Berlin in 1993. The investigators also reported that the expected interferon side effects, such as flu-like symptoms, were rare or absent in the majority of patients treated with the Company's product.

         Although this Phase 1 clinical trial was designed primarily to provide safety information on various doses of ALFERON N Injection used for extended periods of time, there were encouraging indications that certain disease parameters had stabilized or even improved in certain patients by the end of the experimental treatment.

         In a follow-up analysis of patients' blood testing data, it was found after an average of 16 months after treatment, CD4 white blood cell counts remained essentially unchanged or were higher than at the onset of the trial in 11 of 20 patients. In addition, while on treatment, the amount of HIV detectable in the patients' blood, as measured by polymerize chain reaction ("PCR") testing, declined in a dose dependent manner (the greatest declines were observed in the highest dose group). Also, none of the patients were found to have developed neutralizing antibodies to Natural Alpha Interferon, even after being treated three times weekly for many months. These results were reported at the Third International Congress on Biological Response Modifiers held in Cancun, Mexico in January 1995 and were selected for a poster presentation at the 35th Interscience Conference on Antimicrobial Agents and Chemotherapy held in San Francisco in September 1995. An extensive report was published in the May 1996 Issue of the Journal of Infectious Diseases.

         It is important to note that, because of the small number of study participants and the absence of a control group, no firm conclusions can be drawn from these observations. However, based on the safety and preliminary efficacy data obtained from this trial and after meeting with the FDA, the Company conducted a multi-center Phase 3 clinical trial of ALFERON N Injection in HIV-infected patients, which was completed in December 1997. This randomized, double-blind, placebo-controlled trial was designed to evaluate the safety and efficacy of ALFERON N Injection in the treatment of HIV-positive patients, some of whom may have been taking other FDA-approved antiviral agents. Enrolled patients were required to have CD4 white blood cell counts of at least 250 cells per microliter and a viral burden (as determined by PCR testing) of at least 2,000 RNA copies per milliliter. The Company completed the analysis of the data collected from the 16 investigator sites and attended a pre-filing meeting with the FDA in mid-March 1998. Shortly after that meeting, the FDA advised the Company that, although ALFERON N Injection demonstrated biological activity in this Phase 3 clinical trial, the results were insufficient for filing for approval for this additional indication for ALFERON N Injection. While the
results  over  the  course  of  treatment   demonstrated   benefits   that  were
statistically significant for the group of patients receiving ALFERON N Injection and highly statistically significant for the subgroup of such patients with high CD4 counts, the study's primary efficacy variable (reduction in viral load) was not met at the time point specified in the protocol (end of treatment). The FDA therefore indicated that an additional trial would be necessary to evaluate further the efficacy of ALFERON N Injection for this indication. The Company does not currently intend to pursue this program until it obtains substantial additional funding or enters into collaboration with another company for such purpose.

         There can be no assurance that ALFERON N Injection for the treatment of patients with HIV will be cost-effective, safe, and effective or that the Company will be able to obtain FDA approval for such use. Furthermore, even if such approval is obtained, there can be no assurance that such product will be commercially successful or will produce significant revenues or profits for the Company.

         Hepatitis C. Chronic viral hepatitis is a liver infection caused by various hepatitis viruses. The United States Centers for Disease Control estimates that nearly four million people in the United States are presently infected with the hepatitis C virus ("HCV"), a majority of who become chronic carriers and will suffer gradual deterioration of their liver and possibly cancer of the liver. Several brands of recombinant interferon and a cell-cultured interferon have been approved for the treatment of hepatitis C in the United States and by various regulatory agencies worldwide. See "Business - ALFERON N Injection - Competition." However, reports have indicated that many patients either do not respond to treatment with the recombinant products or relapse after treatment. The Company has conducted three multi-center, randomized, open-label, dose ranging Phase 2 clinical trials utilizing ALFERON N Injection with patients chronically infected with HCV. The objective of the Company's HCV clinical studies was to compare the safety and efficacy of different doses of Natural Alpha Interferon injected subcutaneously in naive (previously untreated), refractory (unsuccessfully treated with recombinant interferon), and relapsing (initially responded to recombinant interferon but later relapsed) patients.

         The results in naive patients indicated a significant dose-dependent response at the end of treatment favoring the highest dose group. In addition, treatment of naive patients with ALFERON N Injection did not produce any interferon-neutralizing antibodies. An oral presentation of the results in naive patients was given at the American Association for the Study of Liver Diseases ("AASLD") meeting that took place in November 1995. The results of this study were published in the February 1997 issue of Hepatology.

         The results in refractory patients indicated a significant dose-dependent response at the end of treatment favoring the highest dose group. A poster presentation of the results in refractory patients was given at the AASLD meeting that took place in November 1995.

         As a result of the promising results obtained in the study on naive patients, the study on relapsing patients, which was accruing patients slowly, was terminated early so that the Company could concentrate its limited resources on pursuing the Phase 3 trials in naive patients, discussed below.

         After meeting with the FDA, the Company commenced in 1996 a Phase 3 multi-center, open label, randomized, controlled clinical trial designed to evaluate the safety and efficacy of ALFERON N Injection in naive chronic hepatitis C patients. The trial was conducted at 26 sites located in the United States and Canada and a total of 321 people were treated. The trial consisted of a 24-week treatment phase and 24-week follow-up and also included an interim analysis after approximately one-half of the enrolled patients completed the treatment and follow-up phases.

         On April 2, 1998, the Company announced it had completed the interim analysis of the results for approximately half of the enrolled patients. If the results of the interim analysis had demonstrated at a very high level of statistical significance that ALFERON N Injection is effective, the Company intended to seek FDA approval while continuing to follow the other enrolled patients. However, while the efficacy analysis indicated that ALFERON N
Injection and the control treatment (an approved therapy) appeared to yield similar results, the study protocol required a showing of superiority in order to meet the criteria for statistical significance in the interim analysis. Therefore the Company did not seek FDA approval based on the interim analysis. The Phase 3 study was completed in 1998. The Company completed the final analysis of the data in March 1999, and met with the FDA to determine the acceptability of the results for filing purposes. At that meeting, the FDA advised the Company that the results of the trial were insufficient to file for approval because the designed endpoint of the trial (which required a showing of superiority in sustained normalization of liver enzymes at the end of treatment and after six months of follow up) was not met. Therefore, the FDA informed the Company that an additional trial would be required to further evaluate the efficacy of Alferon N Injection for this indication. At the present time, the Company does not have the resources necessary to conduct an additional study and does not plan to initiate such a study unless it can find a sponsor to continue this program.

         HIV and Hepatitis C Co-Infected Patients. In December 1997, patient enrollment commenced in a Phase 2 multi-center, open label clinical trial designed to evaluate the safety and efficacy of ALFERON N Injection in patients co-infected with HIV and HCV. This study has been concluded and an abstract was accepted for publication in Gastroenterology for the Annual Meeting of American Gastroenterology Association, Digestive Disease Week, in May, 2000. The Company does not intend to continue this program unless it obtains substantial additional funding or a sponsor.

         Multiple Sclerosis. Multiple sclerosis ("MS") is a chronic, sometimes progressive, immune-mediated disease of the central nervous system that is believed to occur in genetically predisposed individuals following exposure to an environmental factor, such as virus infection. The disease affects an estimated 250,000 to 350,000 people in the United States, primarily young adults. Symptoms of MS, including vision problems, muscle weakness, slurred speech, and poor coordination, are believed to occur when the patient's own cells attack and ultimately destroy the insulating myelin sheath surrounding the brain and spinal cord nerve fibers, resulting in improper transmission of signals throughout the nervous system.

         In the United States, two recombinant forms of beta interferon have been approved for the treatment of relapsing-remitting MS. However, reports in the scientific literature and elsewhere have indicated that the significant adverse reactions associated with the treatments may limit their usefulness for a subset of patients. In addition, Copaxone(R), a non-interferon product, was approved by the FDA to treat relapsing-remitting multiple sclerosis. Based in part on encouraging anecdotal reports on the use of ALFERON N Injection in MS patients, as well as a recent poster presentation entitled "Management of Interferon-(beta)1b (Betaseron) Failures in MS With Interferon-(alpha)n3 (Alferon N)", given at the Charcot Foundation Meeting in Switzerland in March 2000, the Company would like to conduct a clinical trial in order to investigate the potential use of ALFERON N Injection for the treatment of MS. However, the timing of this trial will be dependent upon the Company's ability to obtain substantial additional funding or a sponsor.

         Other HPV Indications or Routes of Administration. The Company is also evaluating whether to investigate the potential use of ALFERON N Injection by subcutaneous systemic administration for the treatment of genital warts. Currently, the approved route of administration is intralesional and requires up to 16 office visits to the medical practitioner. If subcutaneous systemic treatment were found to be efficacious, patients could potentially self-administer the product as they have done in many of the clinical trials conducted by the Company. This would make treatment considerably more convenient for patients.

         In addition, in the following two publications: "Adjuvant Interferon for Anal Condyloma, A Prospective Randomized Trial", Diseases of the Colon and Rectum 1994, and "Interferon as an Adjuvant Treatment for Genital Condyloma Acuminatum", International Journal of Gynecology & Obstetrics 1995, in which ALFERON N Injection was studied in conjunction with other treatments for genital warts, the authors reported that the addition of ALFERON N Injection to the other ablative therapies significantly reduced the recurrence rates. The Company is evaluating whether to conduct clinical trials to further investigate the potential use of ALFERON N Injection as an adjuvant to other genital wart treatments.

         Marketing and Distribution. The Company does not have its own sales force. In June 1998, the Company entered into an agreement appointing ICS, a subsidiary of Bergen Brunswig Corporation, as the sole United States distributor of ALFERON N Injection. ICS distributes ALFERON N Injection to wholesalers throughout the United States. The Company does not believe that the loss of any one wholesaler would have a material adverse effect on the Company's sales or financial position. Pursuant to such agreement, ICS also provides clinical and product information, reimbursement information and services, and management of patient assistance services. Most of the Company's sales have been in the United States.

         Manufacturing. The purified drug concentrate utilized in the formulation of ALFERON N Injection is manufactured in the Company's facility located in New Brunswick, New Jersey, and ALFERON N Injection is formulated and packaged at a production facility located in McPherson, Kansas and operated by Abbott pursuant to a processing and supply agreement entered into in September 1994. Under the terms of the agreement with Abbott, the Company pays Abbott an agreed price to formulate and package ALFERON N Injection in accordance with specifications provided by the Company. At the present time, the Company has discontinued production of crude interferon. The Company is converting intermediates to finished product as needed. The Company believes it has produced sufficient inventory of these intermediates to satisfy its clinical and commercial needs for the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business - ALFERON N Injection - Clinical Trials for New Indications," "Business - Governmental Regulation," and "Properties."

         Competition. Presently, INTRON A, manufactured by Schering, is the one other injectable interferon product approved by the FDA for the treatment of genital warts. INTRON A is made from recombinant alpha interferon. Since the production of INTRON A is not dependent on a source of human blood cells, it may be able to be produced in greater volume and at a lower cost than ALFERON N Injection. Currently, the Company's wholesale price on a per unit basis of ALFERON N Injection is substantially higher than that of INTRON A. In 1997, 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of external genital and perianal warts. ALFERON N Injection also competes with surgical, chemical, and other methods of treating genital warts. The Company cannot assess the impact from products developed by the Company's competitors or advances in other methods of the treatment of genital warts on the commercial viability of its product.

         If and when the Company obtains approvals for additional indications of ALFERON N Injection, it expects to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

         A number of synthetic antiviral compounds have been approved in the United States and certain foreign countries for the treatment, primarily in combination therapy, of HIV infection and AIDS. Shown in Table 1 below are the drugs, which are currently approved in the United States for the treatment of patients infected with HIV.



         Table 1: HIV Antiretroviral Drugs Approved in the United States

Class of Drug                Brand Name      Generic Name               Manufacturer
Nucleoside Reverse           Combivir(R)     Zidovudine + Lamivudine    Glaxo Wellcome
Transcriptase Inhibitors     Epivir(R)       Lamivudine                 Glaxo Wellcome
                             Hivid(R)        Zalcitabine                Hoffmann-La Roche
                             Retrovir(R)     Zidovudine                 Glaxo Wellcome
                             Videx(R)        Didanosine                 Bristol-Myers Squibb
                             Zerit(R)        Stavudine                  Bristol-Myers Squibb
                             Ziagen(R)       Abacavir                   Glaxo Wellcome
Non-Nucleoside Reverse       Rescriptor(R)   Delavirdine                Pharmacia & Upjohn
Transcriptase Inhibitors     Viramune(R)     Nevirapine                 Boehringer Ingelheim
                             Sustiva(R)      Efavirenz                  DuPont-Merck
Protease Inhibitors          Crixivan(R)     Indinavir                  Merck & Co.
                             Invirase(R)     Saquinavir                 Hoffmann-La Roche
                             Fortovase(R)    Saquinavir                 Hoffmann-La Roche
                             Norvir(R)       Ritonavir                  Abbott Laboratories
                             Viracept(R)     Nelfinavir                 Agouron Pharmaceuticals
                             Agenerase(R)    Amprenavir                 Glaxo Wellcome


         Schering's recombinant interferon product is already approved for the treatment of hepatitis C and hepatitis B in the United States and other markets, as well as for many other medical uses. Roche Pharmaceuticals's recombinant interferon product has been approved for the treatment of hepatitis C in the United States and for other medical uses in the United States and in foreign countries. In addition, Amgen Inc.'s recombinant interferon, Infergen(R), also known as consensus interferon product, as well as Glaxo Wellcome's cell culture derived interferon, Wellferon(R), are approved for the treatment of hepatitis C in the United States.

         In the United States, two recombinant forms of beta interferon, Biogen, Inc.'s Avonex(R) and Berlex Laboratories' Betaseron(R) as well as Teva Marion Partners' Copaxone(R), a non-interferon product, have been approved for the treatment of relapsing-remitting MS.

         Many of the Company's potential competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources and product development, manufacturing, and marketing capabilities than the Company or its marketing partners. Therefore, there can be no assurance that, if the Company is able to obtain regulatory approval of ALFERON N Injection for the treatment of any additional diseases, it will be able to achieve any significant penetration into those markets.

ALFERON N Gel

         ALFERON N Gel is a topical, Natural Alpha Interferon preparation which the Company has developed and believes has potential in the treatment of cervical dysplasia, intravaginal warts, and mucocutaneous and genital herpes.

         Cervical  Dysplasia.  Affecting  approximately  500,000 to one  million women each year in the United States alone, cervical dysplasia, or abnormal cervical cells, has been identified as a potential precursor to cervical cancer. Cervical cancer strikes approximately 13,000 women in the United States each year, causing 5,000 deaths, and is responsible for more than half a million deaths worldwide. Cervical dysplasia is caused by certain strains of HPV, the same family of viruses that causes genital warts. The Company has completed a small Phase 2 dose-ranging study using ALFERON N Gel at the Columbia-Presbyterian Medical Center in New York for the treatment of mild cervical dysplasia. Pap smears, identification tests for the presence and type of virus, and cervical biopsies indicated that ALFERON N Gel appears to have the potential for improving the course of cervical dysplasia as indicated in the majority of patients who completed the treatment course. The Company presently does not plan to start additional clinical trials for this indication unless it can find a sponsor.

         Other Widespread Dermatological Lesions Potentially Treatable with ALFERON N Gel Therapy. Nearly 30 million people in the U.S. are infected with the herpes simplex type II virus, which is the infectious virus that causes genital herpes. Up to 500,000 new cases are reported each year, according to the Alan Guttmacher Institute. To date, there is no cure for genital herpes. Preliminary findings with a previous formulation of recombinant interferon in the Company's proprietary gel showed significant shortening of the contagious period and relief of symptoms, but the Company will not start clinical trials unless additional funding or a sponsor is secured.

         ALFERON N Gel may also be beneficial to immunocompromised patients with mucocutaneous herpes. Patients with this form of herpes suffer from persistent skin lesions, which have become resistant to existing therapies. The Company will not start clinical trials for this indication unless additional funding or a sponsor is secured.

         ALFERON N Gel may also be of benefit to patients who have intravaginal warts. However, the Company will not start clinical trials for this indication unless additional funding or a sponsor is secured.

         Marketing and Distribution. The Company does not have any marketing agreement with respect to ALFERON N Gel and, if FDA approval is obtained, no assurance can be given that the Company will be able to enter into a marketing agreement on terms satisfactory to the Company. The Company may also choose to market ALFERON N Gel itself if FDA approval is obtained.

         Competition. The Company believes that three antiviral products are presently sold in the United States for the treatment of recurrent genital herpes: Zovirax(R) (manufactured by Glaxo Wellcome, Inc.) which contains acyclovir and is administered orally, topically, or intravenously, Famvir(R) (manufactured by SmithKline Beecham Pharmaceuticals) which contains famcyclovir and is administered orally, and Valtrex(R) (manufactured by Glaxo Wellcome, Inc.) which contains valacyclovir and is also administered orally. The only current treatment for cervical dysplasia in the United States is surgery, while intravaginal warts are treated with ablative therapy.

ALFERON LDO

         ALFERON LDO is a low dose oral liquid Natural Alpha Interferon preparation that the Company has developed and believes has potential in the treatment of several quality-of-life parameters of importance to patients infected with HIV.

         Clinical Trials for ALFERON LDO. As described below, the Company has completed two Phase 2 clinical trials for its ALFERON LDO formulation for the treatment of HIV-infected patients. In addition, a National Institute of Allergy and Infectious Diseases ("NIAID") sponsored Phase 3 trial in HIV-infected patients has been concluded in which ALFERON LDO was included as one of the treatments.

         HIV-infected patients. The Company has completed two double-blind studies at Mount Sinai Medical Center in New York involving ALFERON LDO. One was a placebo-controlled study in AIDS-related complex ("ARC") patients, and the other was a dose ranging study in AIDS or ARC patients. The results from the placebo-controlled study did not demonstrate a significant improvement or alteration in the expected progression of the disease, although patients receiving ALFERON LDO reported greater energy and appetite than those given the placebo. The results from the dose ranging study indicate that one of the doses may promote weight gain and an increase in energy and overall well-being. At the insistence of AIDS groups and community-based physicians who had been using low-dose oral formulations of interferon in their practice, the NIAID launched in 1996 a Phase 3 trial of three preparations of low-dose oral interferon, including ALFERON LDO and matching placebos. An advisory committee comprised of representatives from the Company and other interferon manufacturers, AIDS Support groups, the FDA, and the National Institutes of Health was organized to design this multicenter study, which examined the effectiveness of low dose oral alpha interferon therapy on several quality-of-life parameters of importance to patients infected with HIV. Patients enrolled in the study were randomly assigned to one of four treatment groups, with all participants receiving three preparations. In three of the groups, patients received one active compound and two placebos. Patients in the fourth group received only placebos. This was a double-blind study and had a six-month treatment phase and six-month follow-up period. While in the study, patients were permitted to take antiretroviral drugs and therapies against opportunistic infections. The Company provided clinical quantities of ALFERON LDO for use in the study.

         In June 1997, NIAID terminated enrollment in this study with 247 out of the required 560 patients enrolled. Even though the trial did not enroll the number of patients the advisory committee had deemed necessary to determine if the drugs were effective, the results were published in the Journal of Acquired Immune Deficiency Syndromes in December of 1999. In that article the authors concluded: "Although the trial was designed to enroll 560 study subjects and was prematurely terminated because of slow accrual and discontinuation of participants, the small differences among the arms in the primary and secondary endpoints do not support claims of efficacy for the measures studied." The Company does not presently anticipate the further development of ALFERON LDO for this use or any other use unless a sponsor is secured.

         Marketing and Distribution. The Company does not have a marketing agreement with respect to ALFERON LDO and, if FDA approval of ALFERON LDO is obtained, no assurance can be given that the Company will be able to enter into a marketing agreement for such products on terms satisfactory to the Company. The Company may also choose to market ALFERON LDO itself if FDA approval is obtained.

         Competition. Under the terms of a licensing agreement (as amended, the "Amarillo Agreement") with Amarillo Bioscience, Inc. (formerly Amarillo Cell Culture Company, Incorporated) ("Amarillo") (i) the Company has the exclusive right to sell ALFERON LDO, containing Natural Alpha Interferon, in the United States and all foreign countries other than Japan, (ii) Amarillo and Pharma
Pacific Management Pty. Ltd. ("PPM"), a company which has also obtained a license from Amarillo, each has the right to sell any interferon other than Natural Alpha Interferon in the United States and all foreign countries other than Japan, and (iii) Hayashibara Biochemical Laboratory has the right to sell its low dose alpha interferon in Japan. See "Business -- Licenses and Royalty Obligations." Therefore, with respect to low dose oral interferon products, the Company will potentially compete with Amarillo and PPM in the United States and in the rest of the world except Japan and with Hayashibara Biochemical Laboratory in Japan. In addition, the Company will potentially compete with the manufacturers of the synthetic antiviral compounds that have been approved in the United States and certain foreign countries for the treatment of HIV and AIDS. See "Business -- ALFERON N Injection -- Competition".

Patents

         In 1996, the Company was issued a United States patent, comprised of 15 claims, for Natural Alpha Interferon. The two major claims are for (i) a highly purified Natural Alpha Interferon composition produced from human peripheral blood leukocytes and (ii) an improved method to produce this composition. The issuance of this patent gives the Company protection for the manufacture, use, and sale of its Natural Alpha Interferon product in the United States and prevents a competitor from producing or using equivalent products derived from human peripheral blood leukocytes. Patents have also been issued in selected foreign countries. In 1997, the Company was issued a second United States patent which broadens the scope of the first one to cover certain individual, or mixtures of, alpha interferon species present in Natural Alpha Interferon.

         Also in 1996, the Company was issued a United States patent, comprised of four claims that will expand the Company's portfolio on overall technologies in the interferon field. The biological activities of interferon take place when the interferon binds to Type 1-interferon receptor proteins, which are present in various human cells. The major claim is the composition claim for an interferon receptor protein specifically binding alpha and beta, but not gamma, interferons. The receptor, which is isolated from a cancerous cell line, binds both natural and recombinant alpha interferons and is a variant form of the human interferon receptor (Type 1) that has been found in some cases of acute leukemia. The claimed receptor protein could be used to produce anti-receptor antibodies that may have potential use in diagnostic testing for tumors or cancers that have an abnormal number of receptors. The claimed receptor protein may also have potential use as a therapeutic agent for those diseases, which have aberrant production of interferon, by binding to and neutralizing the excess interferon.

         The United States Patent and Trademark Office has also issued two patents to the Company, that disclose and claim topical interferon preparations. The patents encompass interferon preparations for the topical delivery of one or more interferons to the site of a disease that responds therapeutically to interferon, and a system for delivering interferon topically that prevents oxidation of the protein. The inventions specifically encompass the topical treatment for treating viral diseases, such as herpes genitalis, with alpha interferon.

         In 1999, the Company was issued a United States patent, comprised of 16 claims, that describes an innovative method for recovery of white blood cells from recycled filters. Major blood centers in the United States and foreign countries have been adopting a process to use filters to deplete white blood cells (leukoreduction) from plasma, red blood cells, platelets, and other blood preparations. Typically, these filters that contain a large amount of white blood cells are discarded. The new invention provides an efficient back-flushing method to recover functional white blood cells from these filters. The white blood cells recovered can be used for production of interferons and other cytokines for use as therapeutic products. They can also be used for further isolation of subsets of white blood cells for development of new immunological products. This invention protects the Company's ability to utilize white blood cells collected in the filters for interferon production when the leukoreduction process is uniformly implemented in blood centers. An international patent application was filed in December 1998.

Licenses and Royalty Obligations

         Hoffmann has been issued  patents  covering  human alpha  interferon in many countries throughout the world. In 1995, the Company obtained a non-exclusive perpetual license from Hoffmann (the "Hoffmann Agreement") that grants the Company the worldwide rights to make, use, and sell, without a potential patent infringement claim from Hoffmann, any formulation of Natural Alpha Interferon. The Hoffmann Agreement permits the Company to grant marketing rights with respect to Natural Alpha Interferon products to third parties, except that the Company cannot grant marketing rights with respect to injectable products in any country in which Hoffmann has patent rights covered by the Hoffmann Agreement (the "Hoffmann Territory") to any third party not listed on a schedule of approximately 50 potential marketing partners without the consent of Hoffmann, which consent cannot be unreasonably withheld.

         Under the terms of the Hoffmann Agreement, the Company is obligated to pay Hoffmann an aggregate royalty on net sales (as defined) of Natural Alpha Interferon products by the Company in an amount equal to (i) 8% of net sales in the Hoffmann Territory, and 2% of net sales outside the Hoffmann Territory of products manufactured in the Hoffmann Territory, up to $75,000,000 of net sales in any calendar year and (ii) 9.5% of net sales in the Hoffmann Territory, and 2% of net sales outside the Hoffmann Territory of products manufactured in the Hoffmann Territory, in excess of $75,000,000 of net sales in any calendar year, provided that the total royalty payable in any calendar year shall not exceed $8,000,000. The Hoffmann Agreement can be terminated by the Company on 30 days' notice with respect to the United States patent, any individual foreign patent, or all patents owned by Hoffmann. If the Hoffmann Agreement is terminated with respect to the patents owned by Hoffmann in a specified country, such country is no longer included in the Hoffmann Territory. Accordingly, the Company would not be permitted to market any formulation of alpha interferon in such country.

         In 1989, the Company entered into the Amarillo Agreement. Amarillo, which is located in Amarillo, Texas, is in the business of the research and development of animal health products and became a public company in 1996. Under the terms of the Amarillo Agreement, the Company has a non-exclusive license under all of Amarillo's issued patents, patent applications, and "know-how" relating to the treatment of humans by the oral administration of Natural Alpha Interferon in low doses. In addition, Amarillo has the right to purchase the Company's Natural Alpha Interferon for use in the animal health market and is obligated to pay royalties to the Company based upon sales using the Company's Natural Alpha Interferon.

         The Company will be obligated to pay Amarillo royalties of 10% on the sales of Natural Alpha Interferon products using Amarillo's patented technology as determined under the Amarillo Agreement. In addition, the Company is a party to certain license agreements, including the Hoffmann Agreement, pursuant to which it is obligated to pay royalties based upon commercial exploitation of ALFERON N Gel and ALFERON LDO. Under the terms of such license agreements, the Company would pay royalties of up to 13.5% and 19.5% of net sales of ALFERON N Gel and ALFERON LDO, respectively.

         On September 15, 2000, Amarillo gave notice to the Company of its intention to terminate the Amarillo License Agreement. The Company does not believe it has breached the terms of the Amarillo License Agreement. However, even if the Amarillo License Agreement were terminated, the Company does not believe it would have a material adverse effect on the Company's business or prospects.

         In addition, the Company agreed to pay GP Strategies a royalty of $1 million in connection with the acquisition of certain intellectual property and technology rights from GP Strategies. Such amount is payable if and when the Company generates income before taxes, limited to 25% of such income before income taxes per year until the amount is paid in full. To date, the Company has not generated income before taxes and therefore has not paid royalties to GP Strategies.

Recent Developments

         On July 28, 2000, the Company acquired for $100,000 an option to purchase certain securities of Metacine on the terms set forth below. Metacine will use such funds to retain a third party to conduct a review and analysis of Metacine's intellectual property. The option may be exercised by the Company during the 60-day period following the Company's receipt of such review and analysis, which is required to be delivered to the Company by December 15, 2000.

         If the option is exercised, Metacine is required to issue to the Company 700,000 shares of Metacine common stock and a warrant to purchase, at a price of $12.48 per share, 178,056 shares of Metacine common stock in exchange for $150,000 in cash, $250,000 of services to be rendered by the Company to Metacine, and shares of the Company's common stock having a market value of $2,000,000. The Company is also required to pay Metacine the amount, if any, by which the net proceeds from the sale by Metacine of the shares of the Company's common stock is less than $2,000,000.

         Metacine presently has outstanding 150,000 shares of common stock and has issued warrants to purchase, at a price of $.01 per share, 752,500 shares of Metacine common stock.

         The Company and the other stockholders of Metacine have entered into a stockholders' agreement providing for rights of first refusal, tag-along rights, and preemptive rights. The agreement also provides that the Company will have one representative on Metacine's board and will vote its shares in the same proportion as Metacine's other stockholders, and that certain corporate actions will not be taken without the Company's consent.

         The essential feature of Metacine's therapeutic strategy is the modification and targeted activation of dendritic cells ("DC"), the body's primary antigen presenting cell, for the treatment of first cancer, and then viral disease, autoimmune disease and organ transplant rejection. The deployment of DCs results in a cellular immune response culminating in the production of two types of target-specific T cells (cytolytic and helper) that team together to find and destroy tumors and virally infected cells. For effective treatment of cancer (and chronic viral infections), a patient requires a large number of cytolytic and helper T cells. In the case of transplant rejection (and auto-immune disease), too many existing T cells attack donor (or normal) tissue, ultimately killing the donated organ. Production of these T cells needs to be curtailed to improve the chances of a successful outcome.

         Metacine, whose founding scientists have received more than $25 million in Federal grants for DC research, is pursuing four different approaches to the therapeutic use of DCs for the treatment of cancer: (1) ex vivo cell processing using DCs pulsed with known antigens to create allogenic vaccines, (2) ex vivo cell processing using patient DCs cultured with patient tumor cells to create multi-epitope, patient specific, autologous vaccines, (3) in vivo activation of DCs to stimulate the patient's immune system to attack the primary tumor as well as metastatic sites, and (4) use of DCs as "intelligent" gene therapy vectors that carry therapeutic genes to the primary tumor, then stimulate the patient's immune system to attack the tumor and any metastatic sites.

         Metacine's program for prevention of organ transplant rejection represents another important area of application for DCs. Ex vivo culturing and re-introduction of tolerogenic DCs down-regulates the patient's immune system by flooding the system with DCs that do not present the transplanted organ's antigens. Mouse models in which tolerogenic DCs are introduced to prevent rejection of transplanted tissue have shown highly positive results as evidenced by reduction of detrimental host vs. graft immune response, and significant extension of life following organ transplant.

         A general lack of side effects has been observed by Metacine, and by others investigating DC-based therapy, in human clinical trials, which is probably due to the fact that the technology utilizes the body's own cells, and antigens that are already present in the body.

Governmental Regulation

         Regulations imposed by U.S. federal, state, and local authorities, as well as their counterparts in other countries, are a significant factor in the conduct of the research, development, manufacturing, and marketing activities for present and proposed products developed by the Company.

         The Company's or its licensees' potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, human medical products are subject to rigorous pre-clinical and clinical testing and other approval procedures by the FDA in the United States and similar health authorities in foreign countries. Various federal and, in some cases, state statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping, and marketing of such products, including the use, manufacture, storage, handling, and disposal of hazardous materials and certain waste products. The process of obtaining these approvals and the subsequent compliance with applicable federal and foreign statutes and regulations involves a time-consuming process and requires the expenditure of substantial resources.

         The effect of government regulation may be to delay for a considerable period of time or prevent the marketing of any product that the Company may develop and/or impose costly procedures on the Company's activities, the result of which may be to furnish an advantage to the Company's competitors. Any delay in obtaining or failure to obtain such approvals would adversely affect the marketing of the Company's products and the ability to earn product revenue.

         Before testing of any agents with potential therapeutic value in healthy human test subjects or patients may begin, stringent government requirements for pre-clinical data must be satisfied. These data, obtained from studies in several animal species, as well as from laboratory studies, are submitted in a Notice of Claimed Investigational Exemption for a New Drug or its equivalent in countries outside the U.S. where clinical studies are to be conducted. If the necessary authorizations are received, the Company then conducts clinical tests of its products on human beings at various unaffiliated medical centers and institutions. Initial trials (Phase 1) are conducted on a small number of volunteers to determine whether the drug is safe for human beings. If the initial trials demonstrate the safety of the product, trials (Phase 2) are then conducted on patients affected with the disease or condition under investigation to establish the proper dose and dosing interval. The findings of these trials are then used to design and implement large-scale controlled trials (Phase 3) to provide statistical proof of effectiveness and adequate evidence of safety to meet FDA and/or foreign approval requirements.

         The FDA closely monitors the progress of each of the phases of clinical testing and may, at its discretion, re-evaluate, alter, suspend, or terminate the testing based on the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient. Estimates of the total time required for completing clinical testing vary between four and ten years. Upon successful completion of clinical testing of a new drug, a company typically submits to FDA a New Drug Application ("NDA"), or for previously approved biological products such as Natural Alpha Interferon, a Product and Establishment License Application ("PLA/ELA") or for newly submitted biological products a single Biological License Application ("BLA") which summarizes the results and observations of the product during the clinical trials.

         Each facility, in which products are produced and packaged, whether operated by the Company or a third party, must meet the FDA's standards for current good manufacturing practices and must also be approved prior to marketing any product produced or packaged in such facility. Any significant change in the production process that may be commercially required, including changes in sources of certain raw materials, or any change in the location of the production facilities will also require FDA approval. To the extent a portion of the manufacturing process for a product is handled by an entity other than the Company, the Company must similarly receive FDA approval for the other entity's participation in the manufacturing process. The Company has entered into an agreement with Abbott, pursuant to which Abbott formulates and packages ALFERON N Injection. The Company presently has a license for the facilities in which it produces ALFERON N Injection, which includes the facilities in which Abbott formulates and packages ALFERON N Injection. In addition, FDA approval would have to be obtained if the Company should choose to use an outside formulator and/or packager for ALFERON N Gel or ALFERON LDO.

         Once the manufacture and sale of a product is approved, various FDA regulations govern the production processes and marketing activities of such product. A post-marketing testing, surveillance, and reporting program may be required to monitor the product's usage and effects. Product approvals may be withdrawn, or other actions may be ordered, if compliance with regulatory standards is not maintained.

         Each individual lot of Natural Alpha Interferon produced must be tested for compliance with specifications and released for sale by the FDA prior to distribution in the marketplace. Even after initial FDA marketing approval for a product has been granted, further studies may be required to provide additional data on safety or efficacy; to obtain approval for marketing a product as a treatment for specific diseases other than those for which the product was originally approved; to change the dosage levels of a product; to support new safety or efficacy claims for the product; or to support changes in manufacturing methods, facilities, sources of raw materials, or packaging.

         In many markets, effective commercialization also requires inclusion of the product in national, state, provincial, or institutional formularies or cost reimbursement systems. The impact of new or changed laws or regulations cannot be predicted with any accuracy. The Company uses its own staff of regulatory affairs professionals and outside consultants to enable it to monitor compliance, not only with FDA laws and regulations, but also with state and foreign government laws and regulations.

         Promotional and educational communications by the Company and its distributors also are regulated by the FDA and are governed by statutory and regulatory restrictions and FDA policies regarding the type and extent of data necessary to support claims that may be made. The Company currently does not have data adequate to satisfy FDA requirements with respect to potential comparative claims between Natural Alpha Interferon and competing recombinant interferon products.

         For marketing outside the United States, the Company will also be subject to foreign regulatory requirements governing human clinical trials, manufacturing, and marketing approval for drugs and other medical products. The requirements governing the conduct of clinical trials, product licensing, pricing, and reimbursement vary widely from country to country. In addition to its United States approval, ALFERON N Injection has received regulatory approval in Mexico, Germany, Hong Kong, and Singapore, and registration filings have been submitted in certain other countries.

         Under certain circumstances, the Company may be required to obtain FDA authorization to export products for sale in foreign countries. For instance, in most cases, the Company may not export products that have not been approved by the FDA unless it first obtains an export permit from the FDA. However, these FDA export restrictions generally do not apply if the Company's products are exported in conformance with their United States approvals or are manufactured outside the United States. At the present time, the Company does not have any foreign manufacturing facilities.

Research Staff and Employees

         As of October 31, 2000, the Company had 38 employees, 5 of whom work less than full time. Of the 38 employees, 7 hold Ph.D. degrees, 1 holds an M.D. degree and 15 hold other degrees in scientific or technical fields. Of such employees, approximately 7 were engaged in research and product development, 10 were engaged in quality control, regulatory and quality assurance and product and process improvement for manufacturing, 7 were engaged in engineering and maintenance, 4 were engaged in medical affairs and 10 were general and administrative personnel.

Research and Development

         During the years ended December 31, 1999, 1998, and 1997, the Company expended approximately $3.1 million, $8.7 million, and $11.9 million, respectively for research and development. Substantially all of these expenditures were for Company-sponsored research and development programs.

Foreign and Domestic Operations and Export Sales

         All of the Company's material operations and sales are conducted in the United States.

Properties

         The Company owns two freestanding buildings comprising approximately 44,000 square feet which are located in New Brunswick, New Jersey. The Company uses the facilities for staff offices, for the conversion of interferon intermediates to finished product, for quality control and research activities, and for the storage of raw, in process and finished materials.

         The Company believes that its current facilities and equipment are suitable and adequate for research and development and the conversion of interferon intermediates to finished product, and in good condition.

Legal Proceedings

         The Company is not a party to any legal proceedings.

                                   MANAGEMENT

Executive Officers

         The following table sets forth the names of the directors and principal executive officers of the Company as of September 30, 2000, their positions with the Company, and their principal business experience for the last five years.



Name                                                  Age                  Position
Samuel H. Ronel, Ph.D                                 64                   Chairman of the Board

Lawrence M. Gordon                                    47                   Chief Executive Officer and a
                                                                           Director

Stanley G. Schutzbank, Ph.D., R.A.C.                  55                   President and a Director

Donald W. Anderson                                    51                   Controller (Principal
                                                                           Accounting and Financial
                                                                           Officer) and Secretary

Mei-June Liao, Ph.D.                                  49                   Vice President, Research and
                                                                           Development

James R. Knill, M.D.                                  67                   Vice President, Medical Affairs

Robert P. Hansen                                      56                   Vice President, Manufacturing

Sheldon L. Glashow                                    67                   Director


         Samuel H. Ronel, Ph.D. has been Chairman of the Board since February 1997 and was Vice Chairman of the Board from January 1996 to February 1997 and President, Chief Executive Officer, and a director of the Company from 1981 to January 1996. He was responsible for the interferon research and development program since its inception in 1979. Dr. Ronel joined GP Strategies in 1970 and served as the Vice President of Research and Development of GP Strategies and as the President of Hydro Med Sciences, a division of GP Strategies, from 1976 to September 1996. Dr. Ronel served as President of the Association of Biotechnology Companies, an international organization representing United States and foreign biotechnology firms, from 1986-88 and has served as a member of its Board of Directors until 1993. Dr. Ronel was elected to the Board of Directors of the Biotechnology Industry Organization from 1993 to 1995 and to the Governing Body of the Emerging Companies Section from 1993 to 1997. Since 1999 he has been a member of the Technology Advisory Board of the New Jersey Economic Development Authority.

         Lawrence M. Gordon has been Chief Executive Officer and a director of the Company since January 1996, Vice President of the Company from June 1991 to January 1996, General Counsel of the Company from 1984 to January 1996.

         Stanley G. Schutzbank, Ph.D. has been President of the Company since January 1996, Executive Vice President of the Company from 1981 to January 1996, and a director of the Company since 1981 and has been associated with the interferon research and development program since its inception in 1979. He is involved with all facets of administration and planning of the Company and has coordinated compliance with FDA regulations governing manufacturing and clinical testing of interferon, leading to the approval of ALFERON N Injection in 1989. Dr. Schutzbank joined GP Strategies in 1972 and served as the Corporate Director of Regulatory and Clinical Affairs of GP Strategies from 1976 to September 1996 and as Executive Vice President of Hydro Med Sciences from 1982 to September 1996. Dr. Schutzbank is a member of the Regulatory Affairs Professionals Society ("RAPS") and has served as Chairman of the Regulatory Affairs Certification Board from its inception until 1994. Dr. Schutzbank received the 1991 Richard E. Greco Regulatory Affairs Professional of the Year Award for his leadership in developing the United States Regulatory Affairs Certification Program. In September 1995, Dr. Schutzbank was elected to serve as President-elect in 1996, President in 1997, and Chairman of the Board in 1998 of the Regulatory Affairs Professionals Society. In August 2000, Dr. Schutzbank was notified that he has been selected to receive "The Leonard J. Stauffer" Award from RAPS. This award is presented to an individual holding the RAC certification who has demonstrated exceptional service to the certification program and/or mentoring in the profession.

         Donald W. Anderson has been the Controller of the Company since 1981 and Corporate Secretary of the Company since 1988. He was an officer of various subsidiaries of GP Strategies from 1976 to September 1996.

               Mei-June Liao, Ph.D. has been Vice President, Research and Development of the Company since March 1995. She has served as a Director, Research & Development since 1987, and held senior positions in the Company's Research & Development Department since 1983. Dr. Liao received her Ph.D. from Yale University and completed a three-year postdoctoral appointment at the Massachusetts Institute of Technology under the direction of Nobel Laureate in Medicine, Professor H. Gobind Khorana. Dr. Liao has authored many scientific publications and invention disclosures.

         James R. Knill, M.D. has been Vice President, Medical Affairs of the Company since September 1996 and a consultant to the Company from November 1995 to September 1996. Dr. Knill was employed as Vice President of Medical Affairs for Cytogen Corporation from 1994 to 1995 and as consultant for Cytogen Corporation from 1995 to July 1996. He was previously employed for more than 20 years as Vice President of Medical Affairs for Bristol-Myers Squibb Company.

         Robert P. Hansen has been Vice President, Manufacturing of the Company since February 1997. He served as a Director of Manufacturing since 1995, and held senior positions in the Company's Manufacturing Department since 1987.

               Sheldon L. Glashow, Ph.D. has been a director of the Company since 1991. He has been a director of GP Strategies since 1987, a director of GSE Systems, Inc. since 1995, and a director of CalCol, Inc. since 1994. Dr. Glashow is the Higgins Professor of Physics and the Mellon Professor of the Sciences at Harvard University. He was a Distinguished Professor and visiting Professor of Physics at Boston University. In 1971, he received the Nobel Prize in Physics.

Executive Compensation

         The following table presents the compensation paid by the Company to its Chief Executive Officer and the Company's four most highly compensated executive officers for 1999, 1998, and 1997.



                                                    Summary Compensation Table
                                                                                                 Long-Term
                                                      Annual Compensation         Compensation Awards
                                                      -------------------      -----------------------------
                                                                                 Stock             All Other
                                    Year              Salary       Bonus       Options           Compensation
Name and Principal Position                            ($)         ($)          (#)                 ($) (3)
---------------------------         ----              ------      ------       --------          ------------

Lawrence M. Gordon                  1999              135,800(1)     - 0 -       400,000             9,059
Chief Executive Officer             1998              270,000      103,000        60,000            10,000
                                    1997              135,000(2)     - 0 -        42,525             4,718

Samuel H. Ronel, Ph.D.              1999              103,000(1)     - 0 -       250,000
8,916

Chairman of the Board               1998              213,000       27,000        40,000            10,000
                                    1997              205,154        - 0 -        51,200             5,083

Stanley G. Schutzbank, Ph.D.        1999              123,400(1)     - 0 -       400,000             8,261
President                           1998              251,000       77,000        60,000            10,000
                                    1997              231,302        - 0 -        51,750             4,860

James Knill, M.D.                   1999              120,800(1)     - 0 -        50,375            12,692
Vice President                      1998              170,000       16,800        10,000            10,000
Medical Affairs                     1997              130,646        - 0 -        15,400             3,582

Mei-June Liao, Ph.D.                1999              113,200(1)     - 0 -        81,075             6,952
Vice President, Research            1998              133,000       16,500        15,000             7,500
and Development                     1997              122,380        - 0 -         7,325             3,744

------------

(1)      In 1999, due to the financial condition of the Company, Messrs. Gordon, Ronel, Schutzbank, Knill and Ms. Liao reduced the number of hours per week they worked for the Company.

(2)      In 1997, Mr. Gordon spent 60% of his time working on the Company's business.

(3)   Matching contribution by the Company to the 401(k) Savings Plan and payments by the Company for Group Term Life.


         The following table sets forth information for the named executive officers regarding the unexercised options held at the end of 1999. No options were exercised by the named executive officers in 1999.



                   Aggregated December 31, 1999 Option Values

                                Number of Unexercised         Value of Unexercised
                                     Options at               In-the-Money Options at

                                December 31, 1999(#)          December 31, 1999($)(1)
                                Exercisable/Unexercisable    Exercisable/Unexercisable
                                -------------------------    -------------------------
Lawrence M. Gordon              165,653        343,352        $8,282         $17,167
Samuel H. Ronel, Ph.D.          103,469        208,796         5,173          10,439
Stanley G. Schutzbank, Ph.D.    153,535        331,340         7,676          16,567
James Knill, M.D.                19,634         44,141           981           2,207
Mei-June Liao, Ph.D.             30,363         68,752         1,518           3,437

-------------------

(1)      Calculated based on the closing price of the Common Stock as reported on the OTC Bulletin Board on December 31, 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with GP Strategies

         Transfer Agreement. As of January 1, 1981, GP Strategies entered into an agreement (the "Transfer Agreement") with the Company pursuant to which GP Strategies (i) licensed to the Company in perpetuity all of its right, title, and interest in and to certain intellectual property and technology rights (the "Intangible Assets") relating to its programs in human leukocyte interferon and recombinant DNA and hybridoma technology, and (ii) transferred to the Company its rights under certain consulting, supply, and research agreements (the "Agreements"). In consideration of the license and transfer of the Intangible Assets and the Agreements, the Transfer Agreement provides that the Company will pay to GP Strategies a royalty of $1,000,000. Such amount is payable if and when the Company generates net income before income taxes, and is limited to 25% of such net income before taxes per year until the amount is paid in full. To date, the Company has not generated income before taxes and therefore has not paid royalties to GP Strategies.

         Other Transactions. In an agreement dated March 25, 1999, GP Strategies agreed to lend the Company $500,000 at the rate of $250,000 a month (the "GP Strategies Debt"). In return, the Company agreed to grant GP Strategies (i) a first mortgage on the Company's real estate, (ii) a two-year option to purchase the Company's real estate, provided that the Company has terminated its operations and the Red Cross Debt has been repaid, and (iii) a two-year right of first refusal in the event the Company desires to sell its real estate. In addition, the Company agreed to issue GP Strategies 500,000 shares of Common Stock and five-year options to purchase 500,000 shares of Common Stock at a price of $1 per share. Pursuant to the agreement, the Company issued a note to GP Strategies representing the GP Strategies Debt, which note was due on September 30, 1999 (but extended to June 30, 2001) and bears interest, payable at maturity, at the rate of 6% per annum. In addition, the Company has negotiated a subordination agreement with the Red Cross pursuant to which the Red Cross has agreed that its lien on the Company's real estate is subordinate to GP Strategies' lien. On March 27, 2000, the Company and GP Strategies entered into an agreement pursuant to which (i) the GP Strategies Debt was extended until June 30, 2001, and (ii) the Management Agreement between the Company and GP Strategies was terminated and all intercompany accounts between the Company and GP Strategies (other than the GP Strategies Debt) in the amount of $130,000 were discharged and eliminated. The agreement also provides that (i) commencing on May 1, 2001 and ending on June 30, 2001, on any day ISI may require GP Strategies to exercise the GP Warrant and sell the underlying shares, if the market price of ISI Common Stock exceeds $1.00 per share on each of the 10 trading days prior to any such day, and (ii) any proceeds from the sale of the shares issuable upon exercise of the GP Warrant in excess of the aggregate amount paid by GP Strategies to purchase such shares, would be deemed to reduce the then outstanding amount of principal and interest of the GP Strategies Debt until such amount is reduced to zero.

Employment Agreements

         As of October 1, 1997, Lawrence M. Gordon entered into an employment agreement with the Company pursuant to which Mr. Gordon is employed as the Chief Executive Officer of the Company until December 31, 2001. On December 31, 1999, and on each December 31 of each year thereafter, the employment period is automatically extended for one additional year unless, not later than June 30 immediately preceding any such December 31, either party delivers to the other written notice that the employment period is not further extended.

         Commencing  January  1,  1997,  Mr.  Gordon's  base  annual  salary  is
$250,000, subject to annual increases of 6%. The Company's Board of Directors may determine Mr. Gordon's bonus for each year, and whether to grant Mr. Gordon additional options, based upon the Company's revenues, profits or losses, financing activities, progress in clinical trials, and such other factors deemed relevant by the Board.

         As of July 1, 2000, Stanley G. Schutzbank and Samuel H. Ronel entered into employment agreements with the Company pursuant to which Dr. Schutzbank is employed as President of the Company and Dr. Ronel is employed as Chairman of the Board of the Company until December 31, 2003. On December 31, 2001 for Dr. Schutzbank and December 31, 2002 for Dr. Ronel, and on each December 31 of each year thereafter, the employment period is automatically extended for one additional year unless, not later than June 30 immediately preceding any such December 31, either party delivers to the other written notice that the employment period is not further extended.

         Dr. Schutzbank's base annual salary is $250,000, subject to annual increases of 6%, and Dr. Ronel's base annual salary is $175,000, subject to such increases as may be granted by the Board. The Board may determine Dr. Schutzbank's and Dr. Ronel's bonus for each year, and whether to grant them stock options, based upon the Company's revenues, profits or losses, financing activities, progress in clinical trials, and such other factors deemed relevant by the Board.

         The Company may terminate each of the employment agreements for Cause, which is defined as (i) the willful and continued failure by the employee to substantially perform his duties or obligations or (ii) the willful engaging by the employee in misconduct which is materially monetarily injurious to the Company. If an employment agreement is terminated for Cause, the Company is required to pay the employee his full salary through the termination date.

         Each of the employees can terminate his employment agreement for Good Reason, which is defined as (i) a change in control of the Company or (ii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (iii) at any time individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board.

         If the Company wrongfully terminates an employment agreement or the employee terminates his employment agreement for Good Reason, then (i) the Company is required to pay the employee his full salary through the termination date; (ii) the Company is required to pay as severance pay to the employee an amount equal to (a) his average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date (or, if the termination date is prior to December 31, 2002, during the full calendar years commencing with calendar year 2000 preceding the termination date), multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (II) three (one and one-half in the case of Dr. Ronel), such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum on or before the fifth day following the termination date or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated; (iii) all options to purchase the Company's common stock granted to the employee under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if the employee's employment by the Company had not terminated and, if the employee's termination is based on a change of control of the Company and the employee elects to surrender any or all of such options to the Company, the Company is required to pay the employee a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; and (iv) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which the employee may be entitled as a result of such breach. If the employment agreement is terminated for any reason other than Cause, the Company is required to maintain in full force and effect, for a number of years equal to the greater of
(i) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and
(ii) three (one and one-half in the case of Dr. Ronel), all employee benefit plans and programs in which the employee was entitled to participate immediately prior to the termination date.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock beneficially owned as of October 31, 2000, by each person who is known to us to own beneficially more than 5% of our outstanding Common Stock.

Name and Address                              Number of Shares        Percent of
of Beneficial Owner                           Beneficially Owned           Class
-------------------                           ------------------     -----------
Harbor Trust                                  2,727,274(1)(2)         4.8%(1)(2)
418 Avenue I
Brooklyn, NY  11230


(1) Includes 1,363,637 shares that may be acquired upon the exercise of warrants, exercisable until April 2005, at a price of $1.50 per share.

(2) Does not include an option to purchase 246,212 Units (each Unit consisting of a share of Common Stock and a warrant to purchase a share of Common Stock for $1.50) exercisable commencing on April 17, 2001 at a price of $.66 per unit.

         The following table sets forth, as of October 31, 2000, beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and executive officers as a group.


                                                                       Of Total Number
                                                                       of Shares
                                                                       Beneficially

                                    Total Number      Percent of          Owned
                                      of Shares         Common         Shares which

                                    Beneficially        Stock        May be Acquired
Name                                   Owned           Owned(1)       Within 60 Days
----                                 ----------       ----------     -----------------
Samuel H. Ronel, Ph.D.                 313,765            2%              176,617
Lawrence M. Gordon                     509,905            3%              287,329
Stanley G. Schutzbank, Ph.D.           484,875            3%              269,205
Sheldon L. Glashow                      22,250            *                19,350
Directors and Executive Officers     1,608,003            9%              896,540
  as a Group (8 persons)
 -------------

* The number of shares owned is less than one percent of the outstanding shares of Common Stock.

(1) The percentage of class calculation assumes for each beneficial owner that all of the options or warrants are exercised in full only by the named beneficial owner and that no other options or warrants are deemed to be exercised by any other stockholders.

                          DESCRIPTION OF CAPITAL STOCK

General

         The Company is authorized to issue 55,000,000 shares of Common Stock. As of October 31, 2000, 17,949,897 shares of Common Stock were outstanding. In addition, 17,098,326 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants and options.

Common Stock

         Each outstanding share of Common Stock entitles the holder to one vote on all matters requiring a vote of stockholders. Since the Common Stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all the directors of the Company and the holders of the remaining shares would not be able to elect any directors. See Principal Stockholders."

         Subject to the rights of holders of any series of preferred stock that may be issued in the future, the holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. See "Price Range of Common Stock and Dividends." In the event of a voluntary or involuntary liquidation of the Company, all stockholders are entitled to a pro rata distribution of the assets of the Company remaining after payment of claims of creditors and liquidation preferences of any preferred stock. Holders of Common Stock have no conversion or preemptive rights. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby by the Company when issued and paid for will be, fully paid and nonassessable.

         The transfer agent for the Common Stock is Computershare Investor Services, L.L.C., 2 North LaSalle Street, Chicago, Illinois 60602.

Preferred Stock

         The Company is authorized to issue 5,000,000 shares of Preferred Stock, none of which is outstanding, the terms of which may be fixed by the Board of Directors. It is not possible to state the actual effect of any issuance of one or more series of preferred stock upon the rights of holders of Common Stock until the Board of Directors of the Company determines the respective rights of the holders of one or more series of the preferred stock. Such effects might, however, include: (a) reduction of the amount of funds otherwise available for payment of cash dividends on Common Stock; (b) restrictions on the payment of cash dividends on Common Stock; (c) dilution of the voting power of the Common Stock, to the extent that any series of issued preferred stock has voting rights or is convertible into Common Stock; and (d) the holders of Common Stock not being entitled to share in the assets of the Company upon liquidation until satisfaction of liquidation preferences, if any, in respect of any outstanding Preferred Stock.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offering by the selling stockholders named in this prospectus of up to 27,899,820 shares of common stock. All of the selling stockholders have acquired the shares of common stock in private placements and may acquire additional shares of common stock upon the exercise of warrants issued in the private placements.

The following table sets forth important information with respect to the selling stockholders as of October 31, 2000, as follows:

- the name and position or other material relationship (if any) within the past three years of the selling stockholders with us;

- the number of shares of common stock beneficially owned by the selling stockholders (including shares issuable upon exercise of warrants exercisable within 60 days of October 31, 2000) prior to this offering;

- the number of shares of common stock being offered through this prospectus; and

- the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after the sale of the shares of common stock being offered through this prospectus.

The selling stockholders do not have to sell all of the shares of common stock that they own.



                                 Number of Shares         Number of Shares                       Shares Beneficially
                                 Beneficially             Issuable Upon                          Owned After the Offering
                                 Owned Prior to           Exercise of         Number of Shares   ------------------------
Selling Stockholder              the Offering             Warrants            Offered Hereby      Number      Percentage
-------------------              ------------             ---------           --------------      ------      ----------
Anfel Trading Ltd.                         757,576         378,788(1)          757,576(3)            0             0

Marc L. Bailin                              75,758          37,879(1)           75,758(3)            0             0

Balmore S.A.                             1,515,152         757,576(1)        1,515,152(3)            0             0

Arnaldo Barros                             454,546         227,273(1)          454,546(3)            0             0

B&B Trading Retirement Plan                 75,758          37,879(1)           75,758(3)            0             0

Ismelia Costa Belmont                      120,000          60,000(1)          120,000(3)            0             0

Ethan Benovitz                              75,758          37,879(1)           75,758(3)            0             0

Daniel Berger                              151,516          75,758(1)          151,516(3)            0             0

John W. Blaha                               37,880          18,940(1)           37,880(3)            0             0

Martin Blech                                90,910          45,455(1)           90,910(3)            0             0

Bruce Bridges                               30,000          15,000(1)           30,000(3)            0             0

Celeste Trust Reg.                       1,515,152         757,576(1)        1,515,152(3)            0             0

Central Yeshiva Beth Joseph                237,123         146,971(1)          237,123(3)            0             0

Clarex Limited                             300,000         150,000(1)          300,000(3)            0             0

Congregation Ohel Torah                     75,758          37,879(1)           75,758(3)            0             0

Robert Degirmenci                           75,758          37,879(1)           75,758(3)            0             0

Robert H. Donehew                           30,304          15,152(1)           30,304(3)            0             0

Donehew Fund Limited
Partnership                                272,728         136,364(1)          272,728(3)            0             0

Stella Eros Trust                          400,000         200,000(1)          400,000(3)            0             0

Richard and Kenneth Etra                    37,880          18,940(1)           37,880(3)            0             0

Steven Etra                                189,394          94,697(1)          189,394(3)            0             0

Steven Gluckstein, IRA                      50,000          25,000(1)           50,000(3)            0             0

Ari S. Goldman                              96,000          48,000(1)           96,000(3)            0             0

Martin Goldman                              80,000          40,000(1)           80,000(3)            0             0

GP Strategies Corporation                  794,800         500,000(2)          794,800(3)            0             0

Frank V. Grace                              75,758          37,879(1)           75,758(3)            0             0

HAA, Inc.                                  454,546         227,273(1)          454,546(3)            0             0

Mark and Amy Halper                        200,000         100,000(1)          200,000(3)            0             0

Harbor Trust                             2,727,274       1,363,637(1)     2,727,274(3)(5)            0             0

Harbor Trust                                     0                  0          492,424(5)            0             0

Harnof Investments Limited                 303,032         151,516(1)          303,032(3)            0             0

John Heilshorn                             113,638          56,819(1)          113,638(3)            0             0

Charlotte Horowitz                         121,214          60,607(1)          121,214(3)            0             0

Benjamin J. Jesselson 8/21/74
Trust                                      757,576         378,788(1)          757,576(3)            0             0

Michael G. Jesselson 12/18/80
Trust                                    1,515,152         757,576(1)        1,515,152(3)            0             0

Richard Kandel                             151,516          75,758(1)          151,516(3)            0             0

Scott J. Koppelman                         200,000         100,000(1)          200,000(3)            0             0

KSH Strategic Investment Fund
I, LP                                      757,576         378,788(1)          757,576(3)            0             0

Alan and Penny Layton                       37,880          18,940(1)           37,880(3)            0             0

George Lichtenstein                        170,455          85,227(1)          170,455(3)            0             0

Lightning Ltd.                             151,516          75,758(1)          151,516(3)            0             0

Keith Lippert                               75,758          37,879(1)           75,758(3)            0             0

Low Family Trust                           151,516          75,758(1)          151,516(3)            0             0

Robert A. Mackie                           340,000         170,000(1)          340,000(3)            0             0

Magic Consulting Corp.                     200,000         100,000(1)          200,000(3)            0             0

Markham Holdings Limited                   303,032         151,516(1)          303,032(3)            0             0

Martin Marlow                               75,758          37,879(1)           75,758(3)            0             0

Abraham Masliansky                         400,000         200,000(1)          400,000(3)            0             0

Maria Molinsky                             200,000         100,000(1)          200,000(3)            0             0

Sean Molloy                                 30,000          15,000(1)           30,000(3)            0             0

New Millennium Biotech                           0                  0          492,424(5)            0             0

New Millennium Biotech                     303,032         151,516(1)          303,032(3)            0             0

Avroham Moshel                             200,000         100,000(1)          200,000(3)            0             0

Jules Nordlicht                            303,032         151,516(1)          303,032(3)            0             0

Mark Nordlicht                           1,212,122         606,061(1)        1,212,122(3)            0             0

Steven Oliveira                            200,000         100,000(1)          200,000(3)            0             0

One Route 340 Corp.                         75,758          37,879(1)           75,758(3)            0             0

Ruthy Parnes                               151,516          75,758(1)          151,516(3)            0             0

Lawrence L. Pickens                         37,880          18,940(1)           37,880(3)            0             0

Mary Ann Pickens                            75,758          37,879(1)           75,758(3)            0             0

Richard S. Post                             37,880          18,940(1)           37,880(3)            0             0

Earl H. Powers                              75,758          37,879(1)           75,758(3)            0             0

Dov Rauchwerger                            181,820          90,910(1)          181,820(3)            0             0

RBB Bank Aktiengesellschaft              1,760,000         880,000(1)        1,760,000(3)            0             0

Thomas Redington                           136,364          68,182(1)          136,364(3)            0             0

David Rosenberg                            400,000         200,000(1)          400,000(3)            0             0

Daniel Saks                                 75,758          37,879(1)           75,758(3)            0             0

Marvin Schick                              151,516          75,758(1)          151,516(3)            0             0

Frank J. Schultheis                        151,516          75,758(1)          151,516(3)            0             0

Elliot S. Schwartz and Michael
Ettinger - Tenants in Common                75,758          37,879(1)           75,758(3)            0             0

Seaview Global Fund, LP                     80,000          40,000(1)           80,000(3)            0             0

Abraham Shapiro                             75,758          37,879(1)           75,758(3)            0             0

Charles Silberstein                         30,304          15,152(1)           30,304(3)            0             0

Gary Stein                                  60,608          30,304(1)           60,608(3)            0             0

Richard S. Thompson                         75,758          37,879(1)           75,758(3)            0             0

Michele Faskowitz Treister                  30,304          15,152(1)           30,304(3)            0             0

Nelson M. Tuchman                           75,758          37,879(1)           75,758(3)            0             0

Israel Wallach                              30,304          15,152(1)           30,304(3)            0             0

Teddy Wallach                               60,608          30,304(1)           60,608(3)            0             0

Zvi Weinreb                                151,516          75,758(1)          151,516(3)            0             0

Stephen Weiss                               30,304          15,152(1)           30,304(3)            0             0

Yeshiva Gimel Daled Inc.                   303,032         151,516(1)          303,032(3)            0             0

Yeshiva Madreigas HaAdam                   100,000          50,000(1)          100,000(3)            0             0

Jay Zises, IRA                             303,032         151,516(1)          303,032(3)            0             0

GKN Securities                                   0                  0           88,380(4)            0             0

Jay Goldman                                      0                  0           60,700(4)            0             0

Stuart Horowitz                                  0                  0           20,234(4)            0             0

Diane Pilatsky                                   0                  0            1,650(4)            0             0

Robert Gladstone                                 0                  0            5,398(4)            0             0

David Nussbaum                                   0                  0            5,398(4)            0             0

Roger Gladstone                                  0                  0            5,398(4)            0             0

Graubard, Mollen & Miller                        0                  0           20,796(4)            0             0

Catalyst Venture Capital LLC                     0                  0          280,000(4)            0             0

Albert Poliak                                    0                  0           24,250(4)            0             0

Robert Setteducati                               0                  0           24,250(4)            0             0

YMT, Inc.                                        0                  0          113,638(4)            0             0

Libra Finance S.A.                               0                  0          454,546(4)            0             0

Central Yeshiva Beth Joseph                      0                  0          360,228(4)            0             0

Daniel J. Moran                                  0                  0           56,820(4)            0             0

KSH Investment Group, Inc.                       0                  0          113,638(4)            0             0

Steven Oliveira                                  0                  0          150,000(4)            0             0

Fred Sager                                       0                  0           51,764(4)            0             0

Stephen J. Perrone                               0                  0           22,182(4)            0             0

Gabriel M. Cerrone                               0                  0           90,000(4)            0             0

American Red Cross                      800,000(6)                  0          800,000(6)            0             0

Terry Plasse, MD                         30,000(7)                  0           30,000(7)            0             0

Sera-Tec Biologicals Limited

Partnership                              70,000(8)                  0           70,000(8)            0             0

(1)      The warrants are exercisable at a price of $1.50 per share of common stock until April, 2005.

(2)      The warrants are exercisable at a price of $1.00 per share of common stock until March, 2004.
(3)  Consists  of  shares  of  common  stock  currently  owned  by  the  selling stockholders and offered hereby, as well as shares of common stock issuable to such selling  stockholders upon exercise of warrants  currently held and offered hereby by such selling stockholders.

(4) Represents options to purchase Units, each Unit consisting of a share of Common Stock and a warrant to purchase an additional share of Common Stock at a price of $1.50, exercisable at a price of $.66 per Unit, commencing on April 17, 2001. The Units were issued as compensation for services rendered to the Company in the private placement.

(5) Does not include options to purchase an additional 246,212 Units, each Unit consisting of a share of Common Stock and a warrant to purchase an additional share of Common Stock at a price of $1.50, exercisable at a price of $.66 per Unit, commencing on April 17, 2001. The warrants were issued to the selling stockholder for acting as a lead investor.

(6)      Represents shares issued as payment for indebtedness owed to the selling stockholder.

(7)      Represents shares issued as payment for indebtedness owed to the selling stockholder.  Dr. Plasse rendered consulting services to the Company during 1998 and 1999.

(8)      Represents shares issued as payment for indebtedness owed to the selling stockholder.


                              PLAN OF DISTRIBUTION

         The common stock being offered by the selling stockholders will be sold in one or more transactions (which may involve block transactions) on the OTC Bulletin Board or on another market on which the common stock may from time to time be trading, in privately-negotiated transactions, through the writing of options on the common stock, short sales, or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price, or any other price as the selling stockholders determine from time to time. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also sell the common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the selling stockholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, the selling stockholders (or their successors in interest) may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling stockholder. There can be no assurance that all or any of the common stock offered hereby will be issued to, or sold by, the selling stockholders.

         The selling stockholders and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. These rules may limit the timing of purchases and sales of any of the common stock by the selling stockholders or any other person participating in the distribution. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other market activities with respect to the common stock for a specified period of time before the distribution begins. These restrictions may reduce the marketability of the common stock.

         We  have  agreed  to  indemnify   the  selling   stockholders   against
potentially significant liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of common stock and the shares issuable upon exercise of the warrants offered hereby have been passed upon for the Company by Duane, Morris & Heckscher LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG LLP covering the December 31, 1999 financial statements contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms.

         We have filed a registration statement on Form S-1 with the SEC relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits for the registration statement. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete and in each instance we refer you to the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         For further information with respect to ISI and the common stock offered by this prospectus, we refer you to the registration statement, exhibits, and schedules, which may be inspected by anyone without charge at the public reference facilities maintain by the SEC at the above locations. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The registration statement is also available through the SEC's Web site at the following address: http://www.sec.gov. Our common stock is quoted on the OTC Bulletin Board under the symbol "IFSC."




                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Consolidated Financial Statements                                                                     Page

Consolidated Condensed Balance Sheets - June 30, 2000 (Unaudited) and
            December 31, 1999...................................................................................F-2

Consolidated Condensed Statements of Operations - Three Months and Six Months
            Ended June 30, 2000 and 1999 (Unaudited)............................................................F-3

Consolidated Condensed Statements of Changes in Stockholders' Equity - Six Months
            Ended June 30, 2000 (Unaudited).....................................................................F-5

Consolidated Condensed Statements of Cash Flows - Six Months Ended June 30, 2000
            and 1999 (Unaudited)................................................................................F-6

Notes to Consolidated Condensed Financial Statements (Unaudited)................................................F-7


Audited Consolidated Financial Statements

Independent Auditors' Report...................................................................................F-12

Consolidated Balance Sheets - December 31, 1999 and 1998.......................................................F-13

Consolidated Statements of Operations - Years Ended December 31, 1999, 1998 and 1997...........................F-14

Consolidated Statements of Changes in Stockholders' Equity - Years Ended December 31,
         1999, 1998, and 1997..................................................................................F-14

Consolidated Statements of Cash Flows - Years Ended December 31, 1999, 1998 and 1997...........................F-16

Notes to Consolidated Financial Statements.....................................................................F-17


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                   (Unaudited)

                                                 June 30,         December 31,
                                                   2000              1999
                                               (Unaudited)
ASSETS                                        -------------------------------
Current assets

  Cash and cash equivalents                   $  3,391,236        $ 2,273,242
  Accounts and other receivables                   128,097             35,561
  Inventories, net of reserves
    of $5,945,842 and $6,225,185,
    respectively                                   735,203            766,000
  Prepaid expenses and other
    current assets                                  28,582             27,018
                                             -------------      -------------
Total current assets                             4,283,118          3,101,821
                                             -------------      -------------
Property, plant and equipment,
  at cost                                       12,759,273         12,759,273
Less accumulated depreciation                  (10,076,311)        (9,834,558)
                                             -------------      -------------
                                                 2,682,962          2,924,715
                                             -------------      -------------
Patent costs, net of accumulated
  amortization                                     204,788            219,822
Other assets                                        10,100             10,100
                                             -------------      -------------
Total assets                                 $   7,180,968      $   6,256,458
                                             =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Accounts payable and accrued expenses $ 2,867,722 $ 4,915,466 Note payable and amount due
   GP Strategies                                   536,250            283,637
                                             -------------      -------------
Total current liabilities                        3,403,972          5,199,103
                                             -------------      -------------
Note payable to GP Strategies                                         500,000
                                             -------------      -------------
Commitments and contingencies

Stockholders' equity

Preferred stock, par value $.01 per share;
 authorized-5,000,000 shares; none issued
 and outstanding
Common stock, par value $.01 per share;
 authorized-55,000,000 shares; issued
 and outstanding-12,482,393 and
 5,327,473 shares, respectively                    124,824            53,275
Capital in excess of par value                 134,097,733       129,397,259
Accumulated deficit                           (130,445,561)     (128,812,179)
Settlement shares                                                    (81,000)
                                             -------------      ------------
Total stockholders' equity                       3,776,996           557,355
                                             -------------      ------------
Total liabilities and stockholders'
  equity                                     $   7,180,968     $   6,256,458
                                             =============     =============


The accompanying notes are an integral part of these consolidated condensed financial statements.

                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                      Three Months Ended
                                                           June 30,
                                                  -----------------------------
                                                       2000           1999
                                                                  (as restated)
                                                  -------------   ------------
Revenues

  Alferon N Injection                              $    157,922   $    526,389
                                                  -------------  -------------
Total revenues                                          157,922        526,389
                                                  -------------  -------------
Costs and expenses
Cost of goods sold and idle

  production costs                                      425,177        765,408
Reversal of reserve for excess inventory                              (273,789)
Research and development (net of $456,998
  for settlements on various liabilities
  during the three months ended June 30, 2000)           34,000        696,497
General and administrative                              518,103        504,792
                                                  -------------  -------------
Total costs and expenses                                977,280      1,692,908
                                                  -------------  -------------
Loss from operations                                  (819,358)     (1,166,519)

 Interest expense and financing costs                       779        249,360
                                                  -------------  -------------
Net loss                                          $   (820,137)    $(1,415,879)
                                                  =============  =============

Basic and diluted loss per share                  $       (.09)   $       (.27)
                                                  =============  =============
Weighted average number of
 shares outstanding                                   9,227,925      5,179,034
                                                  =============  =============



The accompanying notes are an integral part of these consolidated condensed financial statements.

                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                Six Months Ended

                                    June 30,

                                                  -----------------------------
                                                       2000           1999
                                                                  (as restated)
                                                  -------------   -------------
Revenues

  Alferon N Injection                              $    321,072   $    985,910
  Research products                                                        277
                                                  -------------  -------------
Total revenues                                          321,072        986,187
                                                  -------------  -------------
Costs and expenses
Cost of goods sold and idle

  production costs                                      655,330      2,223,840
Reversal of reserve for excess inventory               (135,271)      (582,650)
Research and development (net of $456,998
  for settlements on various liabilities
  during the six months ended June 30, 2000)            457,819      1,942,989
General and administrative                              966,177      1,285,023
                                                  -------------  -------------
Total costs and expenses                              1,944,055      4,869,202
                                                  -------------  -------------
Loss from operations                                 (1,622,983)    (3,883,015)

 Interest expense and financing costs                    10,399        244,623
                                                  -------------  -------------
Net loss                                           $ (1,633,382)   $(4,127,638)
                                                  =============  =============

Basic and diluted loss per share                   $       (.22)  $       (.84)
                                                  =============  =============
Weighted average number of
 shares outstanding                                   7,566,877      4,922,447
                                                  =============   =============



The accompanying notes are an integral part of these consolidated condensed financial statements.


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

       CONSOLIDATED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED June 30, 2000

                                   (Unaudited)

                                             Capital                                           Total
                       Common Stock         in excess       Accummulated     Settlement     stockholders'
                     Shares      Amount    of par value      deficit          shares          equity
                     ------------------    ------------    --------------    ----------     -------------
Balance at
 Dec. 31,
 1999              5,327,473   $ 53,275    $129,397,259  $(128,812,179)   $  (81,000)    $   557,355

Net proceeds
 from sale of
 common stock      7,088,648     70,886       4,507,614                                    4,578,500

Common stock
 issued as
 compensation         20,000        200           23,550                                       23,750

Common stock
 issued under
 Company 401(k)
 Plan                 46,272        463           39,424                                       39,887

Forgiveness of
 amount due GP
 Strategies                                      129,886                                      129,886

Settlement shares
 sold                                                                          368,341        368,341

Market value
 adjustment                                                                   (287,341)      (287,341)

Net loss                                                      (1,633,382)                  (1,633,382)
                 --------------------------------------------------------------------------------------
Balance at
 June 30,

 2000             12,482,393   $124,824     $134,097,733   $(130,445,561)   $   ---        $3,776,996


The accompanying notes are an integral part of these consolidated condensed financial statements.





                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                             Six Months Ended
                                                                  June 30,
                                                         --------------------------
                                                           2000         1999
                                                                    (as restated)
                                                         ------------  ------------
Cash flows from operations:

  Net loss                                               $(1,633,382)  $(4,127,638)
  Adjustments to reconcile net loss to net
   cash used for operating activities:
    Depreciation and amortization                            256,787       373,654
    Amortization of deferred financing costs                               250,000
    Gain on settlements of research-related liabilities     (456,998)
    Compensation and
     benefits paid with common stock                          63,637        68,979
    Reversal of reserve for
     excess inventory                                       (135,271)     (582,650)
    Market value adjustment                                 (287,341)      587,261
    Loss on sale of other assets                                            51,392
    Change in operating assets and liabilities:
     Inventories                                             166,068       520,434
     Amount due to GP Strategies                            (117,501)       74,264
     Accounts and other receivables                          (92,536)      480,810
     Prepaid expenses and other current
      assets                                                  (1,564)      (78,319)
     Accounts payable and accrued expenses                (1,222,405)      878,161
                                                         ------------  ------------
    Net cash used for operations                          (3,460,506)   (1,503,652)
                                                         ------------  ------------
Cash flows from investing activities:

  Proceeds from sale of other assets                                        38,658
                                                         ------------  ------------
  Net cash provided by                                                      38,658
    investing activities                                 ------------  ------------

Cash flows from financing activities:

  Net proceeds from sale of common stock                   4,578,500
  Proceeds from note payable to
  GP Strategies                                                            500,000
                                                         ------------  ------------
Net cash provided by financing activities                  4,578,500       500,000
                                                         ------------  ------------
Net increase (decrease) in cash and cash equivalents       1,117,994      (964,994)

Cash and cash equivalents at beginning
 of period                                                 2,273,242     1,170,861
                                                         ------------  ------------
Cash and cash equivalents at end of period               $ 3,391,236   $   205,867
                                                         ============  ============

Noncash items:
 Forgiveness of amount due GP Strategies                 $   129,886   $
                                                         ===========   ============

The accompanying notes are an integral part of these consolidated condensed financial statements

                        INTERFERON SCIENCES, INC. AND SUBSIDIARY

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   (Unaudited)

Note 1.  Basis of Presentation

         The  financial   information   included   herein  is  unaudited.   Such
information, however, reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The operating results for interim periods are not necessarily indicative of operating results to be expected for the year.

 Note 2.  Inventories

       Inventories are classified as follows:

                               June 30,        December 31,
                                 2000              1999
                           --------------     --------------

   Finished goods          $     570,070      $     361,809
   Work in process             4,778,415          5,296,816
   Raw materials               1,332,560          1,332,560
   Less reserve for
    excess inventory          (5,945,842)        (6,225,185)
                           ---------------     --------------
                           $     735,203      $     766,000
                           ===============     ==============


       Finished goods inventory consists of vials of ALFERON N Injection, available for commercial and clinical use either immediately or upon final release by quality assurance.

       During the three months ended June 30, 2000, the Company converted a portion of its interferon intermediates (work in process inventory) into finished goods inventory.

         In light of the results to date of the Company's phase 3 studies of ALFERON N Injection in HIV and HCV-infected patients, the Company has recorded a reserve against its inventory of ALFERON N Injection to reflect its estimated net realizable value. The reserve was a result of the Company's assessment of anticipated near-term projections of product to be sold or utilized in clinical trials, giving consideration to historical sales levels. As a result, inventories at June 30, 2000 and December 31, 1999, reflect a reserve for excess inventory of $5,945,842 and $6,225,185, respectively.

         During the six months ended June 30, 2000 and 1999, a portion of the reserve for excess inventory was reversed in the amount of $135,271 and $582,650, respectively, to reflect inventory at its estimated net realizable value. In addition, during the six months ended June 30, 2000, a portion of the reserve for excess inventory was used in the amount of $144,072.

Note 3. Agreement with GP Strategies Corporation

         In an agreement dated March 25, 1999, GP Strategies Corporation ("GP Strategies") agreed to lend the Company $500,000 (the "GP Strategies Debt"). In return, the Company agreed to grant GP Strategies (i) a first mortgage on the Company's real estate, (ii) a two-year option to purchase the Company's real estate, provided that the Company has terminated its operations and a certain liability to the American Red Cross (the "Red Cross") has been repaid, and (iii) a two-year right of first refusal in the event the Company desires to sell its real estate. In addition, the Company agreed to allow a designee of GP Strategies to attend any meeting with the FDA with respect to approval of ALFERON N Injection for the treatment of hepatitis C and to issue GP Strategies 500,000 shares (the "GP Shares") of common stock and five-year warrant (the "GP Warrant") to purchase 500,000 shares of common stock at a price of $1 per share. The GP Shares and GP Warrant were valued at $500,000 and recorded as a financing cost and amortized over the original period of the GP Strategies Debt in 1999. The Company also agreed not to increase its payroll during the term of the GP Strategies Debt without the prior consent of GP Strategies. Pursuant to the agreement, the Company has issued a note to GP Strategies representing the GP Strategies Debt, which note was due on September 30, 1999 and bears interest, payable at maturity, at the rate of 6% per annum. In addition, at that time, the Company negotiated a subordination agreement with the Red Cross pursuant to which the Red Cross agreed that its lien on the Company's real estate is subordinate to GP Strategies' lien.

         On March 27, 2000, the Company and GP Strategies entered into an agreement pursuant to which (i) the GP Strategies Debt was extended until June 30, 2001 (and accordingly is classified as a current liability and a long-term liability on the accompanying consolidated condensed balance sheets at June 30, 2000 and December 31, 1999, respectively), (ii) the Company agreed to file a registration statement prior to July 31, 2000 (which the Company is currently in the process of filing) covering the shares issuable upon exercise of the GP Warrant and any of the GP Shares for which Rule 144 under the Securities Act of 1933 was not available, and (iii) the Management Agreement between the Company and GP Strategies (whereby certain legal, financial and administrative services were provided by GP Strategies to the Company) was terminated and all intercompany accounts between the Company and GP Strategies (other than the GP Strategies Debt) were discharged. The amount of intercompany accounts that were discharged was approximately $130,000, which was recorded in the quarter ended March 31, 2000 as a contribution to capital. The agreement also provides that
(i) commencing on May 1, 2001 and ending on June 30, 2001, on any day ISI may require GP Strategies to exercise the GP Warrant and sell the underlying shares, if the market price of ISI common stock exceeds $1.00 per share on each of the 10 trading days prior to any such day, and (ii) any proceeds from the sale of the shares issuable upon exercise of the GP Warrant in excess of the aggregate amount paid by GP Strategies to purchase such shares, would be deemed to reduce the then outstanding amount of principal and interest of the GP Strategies Debt until such amount is reduced to zero.

Note 4.  Agreement with the Red Cross

         In an agreement dated November 23, 1998, the Company agreed to grant the Red Cross a security interest in certain assets to secure the Red Cross
Liability and to issue to the Red Cross 300,000 shares of Common Stock (with a market value of $1,171,875 at December 4, 1998) and additional shares at some future date as requested by the Red Cross. The Red Cross agreed that any net proceeds received by it upon sale of such shares would be applied against the Red Cross Liability.

       As the liability to the Red Cross remained unsettled until such time as the Red Cross sells the shares they have already received and could receive in the future, the Company recorded any shares issued to the Red Cross as "Settlement Shares" within stockholders' equity. Any decreases in the market value of the Company's common stock below $1.2 million, until such time as the Red Cross were to sell its shares, would impact the value of the shares held by the Red Cross and accordingly require an adjustment to "Settlement Shares". Due to the decline in the Company's stock price during the six months ended June 30, 1999, an adjustment for $587,261 was recorded with a corresponding charge to cost of goods sold. Due to the increase in the Company's stock price during the three months ended March 31, 2000 up to the date of sale by the Red Cross of all remaining Settlement Shares, an adjustment for $287,341 was recorded with a corresponding credit to cost of goods sold. During 1999, the Red Cross sold 27,000 of the Settlement Shares and sold the balance of such shares (273,000 shares) during the first quarter of 2000. As a result, the net proceeds from the sales of the Settlement Shares, $33,000 in 1999 and $368,000 in 2000, were applied against the liability to the Red Cross. The remaining liability to the Red Cross at June 30, 2000 and December 31, 1999 was approximately $1,244,000 and $1,579,000, respectively.

     On October 30, 2000, the Company issued an accumulated 800,000 shares to the Red Cross . The net proceeds from the sale of such shares by the Red Cross will be applied against the remaining liability owed to the Red Cross. However, there can be no assurance that the net proceeds from the sale of such shares will be sufficient to extinguish the remaining liability owed the Red Cross.

Note 5. Operations and Liquidity

       The Company has experienced significant operating losses since its inception in 1980. As of June 30, 2000, the Company had an accumulated deficit of approximately $130.4 million. For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998 and 1997, the Company had losses from operations of approximately $1.6 million, $5.4 million, $20.8 million and $22.4 million, respectively. Although the Company received FDA approval in 1989 to market ALFERON N Injection in the United States for the treatment of certain genital warts and ALFERON N Injection currently is marketed and sold in the United States by the Company, in Mexico by Industria Farmaceutica Andromaco, S.A. De C.V. and in Germany by Cell Pharm GmbH ("Cell Pharm"), the Company has had limited revenues from the sale of ALFERON N Injection to date. For the Company to operate profitably, the Company must sell significantly more ALFERON N Injection. Increased sales will depend primarily upon the expansion of existing markets and/or successful attainment of FDA approval to market ALFERON N Injection for additional indications, of which there can be no assurance. There can be no assurance that sufficient quantities of ALFERON N Injection will be sold to allow the Company to operate profitably.

         During the second quarter of 2000 and through August 3, 2000, the Company raised gross proceeds of $7,679,380 from the sale in a private placement of 11,635,451 shares of common stock at a price of $0.66 per share and warrants, exercisable until April 2005 to purchase 11,635,451 shares of common stock at a price of $1.50 per share. The proceeds from this private placement will be used to fund new initiatives, in addition to funding certain projects within the Company's existing interferon-related operations. At August 10, 2000, the Company has $5,700,000 of cash and cash equivalents, with which to support future operating activities and to satisfy its financial obligations as they become payable. Management is continuing to actively pursue raising additional capital by either (i) issuing securities in a private equity offering, (ii) licensing the rights to its injectable, topical or oral formulations of alpha interferon, or (iii) selling the Company. Insufficient funds will require the Company to further delay, scale back, or eliminate certain or all of its activities or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself.

         During the second quarter of 2000, the Company was able to settle certain amounts owed on various research-related liabilities at a savings to the Company of approximately $457,000. Such amount was credited against research and development expenses.

         Based on the Company's estimates of revenues, expenses, the timing of repayment of creditors, and levels of production, management believes that the cash presently available will be sufficient to enable the Company to continue operations for at least the next twelve months. However, actual results, especially with respect to revenues, may differ materially from such estimate, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding, whether from financial markets or collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms acceptable to the Company.

Note 6.  Restatement of the June 30, 1999 Financial Statements (unaudited)

         The Company has restated its consolidated condensed financial statements for the three months ended March 31, 1999, June 30, 1999 and September 30, 1999 because of errors discovered subsequent to the issuance of such consolidated condensed financial statements. The consolidated condensed financial statements required restatement to correct the reporting for inventories, Settlement Shares, deferred compensation, cost of sales, financing costs and certain other expenses.

         The impact of the restatement on the Company's consolidated condensed statements of operations for the three months and six months ended June 30, 1999 and cash flows for the six months ended June 30, 1999 is summarized as follows:


                               Three Months Ended

                                  June 30, 1999

   Operations:                                     As Reported        Restated
   ----------                                      -----------        --------
   Revenues

    Alferon N Injection                           $    526,389    $    526,389
                                                  -------------   -------------
   Total revenues                                      526,389         526,389
                                                  -------------   -------------
   Costs and expenses

   Cost of goods sold and idle production costs        603,360         765,408
   Reversal of reserve for excess inventory                           (273,789)
   Research and development                            696,497         696,497
   General and administrative                          458,381         504,792
                                                   -------------   -------------
   Total costs and expenses                          1,758,238       1,692,908
                                                  -------------   -------------
   Loss from operations                             (1,231,849)     (1,166,519)

    Interest income (expense and
      financing costs)                                     640        (249,360)
                                                  -------------   -------------
   Net loss                                       $ (1,231,209)   $ (1,415,879)
                                                  =============   =============

   Basic and diluted loss per share               $       (.26)   $       (.27)
                                                  =============   =============
   Weighted average number of
    shares outstanding                               4,697,034       5,179,034
                                                  =============   =============


                                Six Months Ended

                                  June 30, 1999

   Operations:                                     As Reported        Restated
   ----------                                      -----------        --------

   Revenues

    Alferon N Injection                           $    985,910    $    985,910
    Research products                                      277             277
                                                  -------------   -------------
   Total revenues                                      986,187         986,187
                                                  -------------   -------------
   Costs and expenses

   Cost of goods sold and idle production costs      1,636,579       2,223,840
   Reversal of reserve for excess inventory                           (582,650)
   Research and development                          1,942,989       1,942,989
   General and administrative                        1,261,076       1,285,023
                                                   -------------   ------------
   Total costs and expenses                          4,840,644       4,869,202
                                                  -------------   -------------
   Loss from operations                             (3,854,457)     (3,883,015)

    Interest income (expense and
      financing costs)                                   5,377        (244,623)
                                                  -------------   -------------
   Net loss                                       $ (3,849,080)   $ (4,127,638)
                                                  =============   =============

   Basic and diluted loss per share               $       (.83)   $       (.84)
                                                  =============   =============
   Weighted average number of
    shares outstanding                               4,636,733       4,922,447
                                                  =============   =============

                                Six Months Ended

                                  June 30, 1999

   Cash flows:                                     As Reported        Restated
   ----------                                      -----------        --------

   Cash flows from operations:

       Net loss                                      $ (3,849,080)   $ (4,127,638)
      Adjustments to reconcile net loss to net
       cash used for operating activities:
        Depreciation and amortization                     373,654         373,654
        Amortization of deferred financing costs                          250,000
        Accounts payable and benefits paid with
         common stock                                     603,354          68,979
        Reversal of reserve for excess inventory                         (582,650)
        Market value adjustment                                           587,261
        Loss on sale of other assets                                       51,392
        Change in operating assets and liabilities:
        Inventories                                       520,434         520,434
        Amount due to GP Strategies                       574,264          74,264
        Accounts and other receivables                    480,810         480,810
        Prepaid expenses and other current assets         (78,319)        (78,319)
        Accounts payable and accrued expenses             319,839         878,161
                                                      ------------    ------------
        Net cash used for operations                   (1,055,044)     (1,503,652)
                                                      ------------    ------------

       Cash flows from investing activities:

        Proceeds from sale of other assets                 90,050          38,658
                                                      ------------    ------------
        Net cash provided by investing activities          90,050          38,658
                                                      ------------    ------------
       Cash flows from financing activities:

        Proceeds from note payable to GP Strategies                       500,000
                                                      ------------    ------------
       Net cash provided by financing activities                          500,000
                                                      ------------    ------------
       Net decrease in cash and cash equivalents         (964,994)       (964,994)

       Cash and cash equivalents at beginning of
        period                                          1,170,861       1,170,861
                                                      ------------    ------------
       Cash and cash equivalents at end of period    $    205,867     $   205,867
                                                      ============    ============


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Interferon Sciences, Inc.:

         We have audited the consolidated financial statements of Interferon Sciences, Inc. and subsidiary as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interferon Sciences, Inc. and subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                    /s/ KPMG LLP


New York, New York
April 10, 2000

                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                        December 31,
                                                        ------------
                                                   1999              1998
                                                   ----              ----

ASSETS

Current assets

  Cash and cash equivalents                     $ 2,273,242        $ 1,170,861
  Accounts and other receivables                     35,561            689,511
  Inventories, net of reserves of
      $6,225,185 and $10,344,551                    766,000            709,784
  Prepaid expenses and other current assets          27,018             36,511
                                                -------------      ------------
Total current assets                              3,101,821          2,606,667
                                                -------------      ------------
Property, plant and equipment, at cost
  Land                                              140,650            140,650
  Buildings and improvements                      7,702,825          7,702,825
  Equipment                                       4,915,798          4,928,298
                                                --------------     ------------
                                                 12,759,273         12,771,773

Less accumulated depreciation                    (9,834,558)        (9,130,248)
                                                ------------       ------------
                                                  2,924,715          3,641,525
                                                ------------       ------------
Patent costs, net of accumulated amortization
  of $301,339 and $270,856                          219,822            250,305
Other assets                                         10,100            100,150
                                                ------------       ------------
                                                $ 6,256,458       $  6,598,647
                                                ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Accounts payable                              $ 4,396,181       $  4,149,666
  Accrued expenses                                  519,285            236,641
  Amount due GP Strategies                          283,637            108,943
                                                -------------     -------------
Total current liabilities                         5,199,103          4,495,250
                                                -------------     -------------
Note payable to GP Strategies                       500,000
                                                -------------     -------------

Commitments

Stockholders' equity

  Preferred stock, par value $.01 per share; authorized - 5,000,000 shares; none issued and outstanding Common stock, par value $.01 per share; authorized

   - 55,000,000 shares; issued and outstanding
   - 5,327,473 and 4,360,808 shares                  53,275             43,608
  Capital in excess of par value                129,397,259        127,933,885
  Accumulated deficit                          (128,812,179)      (125,210,096)
  Settlement shares                                 (81,000)          (664,000)
                                                --------------    -------------
Total stockholders' equity                          557,355          2,103,397
                                                --------------    -------------
                                              $   6,256,458        $  6,598,647
                                                =============     =============

The accompanying notes are an integral part of these consolidated financial statements.



                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                 1999          1998             1997
                                               --------       --------         -------
Revenues

ALFERON N Injection                          $  2,328,945   $  1,930,657    $  2,927,585
Research products and other
  revenues                                            277         76,350          28,217
                                              ------------   ------------    ------------
Total revenues                                  2,329,222      2,007,007       2,955,802
                                              ------------   ------------    ------------
Costs and expenses
Cost of goods sold and excess/idle
  production costs                              3,552,026      6,533,462       1,857,959
(Reversal) Provision for excess inventory      (1,177,531)     3,089,841       7,254,710
Research and development                        3,060,019      8,654,888      11,863,987
General and administrative                      2,315,010      4,569,608       4,389,025
                                              ------------   -------------   ------------
Total costs and expenses                        7,749,524     22,847,799      25,365,681
                                              ------------   -------------   ------------
Loss from operations                           (5,420,302)   (20,840,792)    (22,409,879)

Interest income                                     6,104        252,528         670,199
Interest expense and financing costs             (536,394)
Loss on repurchase of preferred stock                             (737,037)
                                               -----------   -------------   ------------
Loss before income tax benefit                 (5,950,592)   (21,325,301)    (21,739,680)

                                               -----------   -------------   ------------
Income tax benefit:
Gain on sale of state net operating loss
  carryovers                                    2,348,509
                                              -------------  -------------   ------------
Net loss                                     $ (3,602,083)  $(21,325,301)   $(21,739,680)
                                              =============  =============   ============
Basic and diluted

  loss per share                             $       (.71)  $      (6.67)   $      (8.15)
                                              =============  =============   ============
Weighted average number of
shares outstanding                              5,088,620      3,199,396       2,668,352
                                              =============  =============   ============




The accompanying notes are an integral part of these consolidated financial statements




                                        INTERFERON SCIENCES, INC. AND SUBSIDIARY

                              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                    YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                                                            Total
                                                                                 Capital in                                 stock-

                                            Preferred stock    Common stock      excess of      Accumulated    Settlement   holders
                                             Shares   Amount   Shares   Amount   par value       deficit       shares       equity
                                            -------  ------   -----    ------   ---------       --------      --------      ------
Balance at December 31, 1996                           $     2,455,239 $24,552  $107,494,394    $(82,145,115)   $        $25,373,831
Net proceeds from sale of common stock                         582,418   5,824    16,429,896                              16,435,720
Purchase of fractional shares of common stock
 resulting from reverse stock split                                (21)      -          (633)                                  (633)
Common stock issued under Company 401(k) plan                       483      5        22,962                                  22,967
Proceeds from exercise
 of common stock options                                          3,962     40       121,395                                 121,435
Net loss                                                                                          (21,739,680)          (21,739,680)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                                  3,042,081 30,421       124,068,014 (103,884,795)           20,213,640
Net proceeds from the sale of common
  and preferred stock                         7,500     75      960,000  9,600         9,123,762                           9,133,437
Repurchase of preferred Stock                (7,500)   (75)                           (7,178,925)                        (7,179,000)
Common stock issued as payment against
 negotiated settlement
 and accounts payable                                           330,000  3,300         1,246,794                 (1,189,000)  61,094
Common stock issued as compensation                               3,238     32           116,865                             116,897
Common stock issued
 under Company 401(k) plan                                       25,489    255           170,978                             171,233
Compensation paid in cash in exchange
 of obligation to issue common stock                                                     386,397                             386,397
Market value adjustment                                                                                             525,000  525,000
Net loss                                                                                          (21,325,301)          (21,325,301)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                                  4,360,808 43,608    127,933,885    (125,210,096)   (664,000) 2,103,397
Common stock issued as financing cost                           500,000  5,000        495,000                                500,000
Common stock issued as payment against
 accounts payable                                               285,000  2,850        531,525                                534,375
Common stock issued
 under Company 401(k) plan                                      181,665  1,817         98,159                                 99,976
Compensation paid in cash in exchange
 of obligation to issue common stock                                                  338,690                                338,690
Settlement shares sold                                                                                               33,000   33,000
Market value adjustment                                                                                             550,000  550,000
Net loss                                                                                           (3,602,083)           (3,602,083)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                       $          5,327,473 $53,275  $129,397,259   $(128,812,179)    $(81,000) $557,355

The accompanying notes are an integral part of these consolidated financial statements


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                           1999           1998          1997
                                                         --------       --------       --------
Cash flows from operations:

  Net loss                                            $ (3,602,083)  $(21,325,301)  $(21,739,680)
  Adjustments to reconcile net loss
    to net cash used for operating activities:
    Depreciation and amortization                          747,293        894,013        782,802
    Amortization of deferred financing costs               500,000
    Compensation and benefits
       paid with common stock                               99,976        288,130         22,967
    (Reversal) provision for excess inventory           (1,177,531)     3,089,841      7,254,710
    Non-cash deferred compensation                         338,690        386,397
    Loss on repurchase of preferred stock                                 737,037
    Market value adjustment                                550,000        515,625
    Provision for impairment of equipment                                 803,217
    Loss on sale of other assets                            51,392
    Change in operating assets
       and liabilities:
    Inventories                                          1,121,315      (466,972)     (6,258,765)
    Accounts and other receivables                         653,950       299,947        (756,421)
    Prepaid expenses and other current assets                9,493        28,842          96,666
    Amount due to GP Strategies                            174,694       130,847          60,998
    Accounts payable and accrued expenses                1,096,534       517,040       1,570,704
                                                    ---------------   ------------  -------------
  Net cash provided by (used for) operations               563,723   (14,101,337)    (18,966,019)
                                                    ---------------   ------------  -------------
Cash flows from investing activities:

  Additions to property, plant and equipment                             (78,235)     (1,023,175)
  Proceeds from sale of other assets                        38,658        73,750
                                                    ---------------   ------------  ------------
  Net cash provided by (used for)
    investing activities                                   38,658        (4,485)     (1,023,175)
                                                    ---------------   ------------  -------------
Cash flows from financing activities:

  Proceeds from GP Strategies                              500,000
  Net proceeds from sale of common stock                               1,954,437      16,435,720
  Net proceeds from preferred stock offering                           7,179,000
  Repurchase of preferred stock                                       (7,916,037)
  Proceeds from exercise of common stock options                                         121,435
  Purchase of fractional shares of common stock                                             (633)
                                                    ---------------   ------------  -------------
  Net cash provided by financing activities                500,000     1,217,400      16,556,522
                                                    ---------------   ------------  -------------
Net increase (decrease) in cash and cash equivalents     1,102,381   (12,888,422)     (3,432,672)

Cash and cash equivalents at beginning of year           1,170,861    14,059,283      17,491,955
                                                    --------------    ------------  -------------
Cash and cash equivalents at end of year            $    2,273,242   $ 1,170,861     $14,059,283
                                                    ==============    ============  =============

The accompanying notes are an integral part of these consolidated financial statements


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Business

         Interferon Sciences, Inc. (the "Company") is a biopharmaceutical company that operates in a single segment and is engaged in the study, manufacture, and sale of pharmaceutical products based on its highly purified, multispecies, natural source alpha interferon ("Natural Alpha Interferon"). The Company's ALFERON(R) N Injection (Interferon Alfa-n3) product has been approved by the United States Food and Drug Administration ("FDA") for the treatment of certain types of genital warts and is being studied for potential use in the treatment of HIV, hepatitis C, and other indications. Alferon N Injection is sold principally in the United States, however, a portion is sold in foreign countries. For the years ended December 31, 1999, 1998 and 1997, domestic sales totaled $2,204,437, $1,716,157 and $2,613,430, respectively, and foreign sales (primarily Germany) totaled $124,508, $214,500 and $314,155, respectively. All identifiable assets are located in the United States. The Company also is studying ALFERON N Gel and ALFERON LDO(R), the Company's topical and oral formulations of Natural Alpha Interferon, for the potential treatment of viral and immune system diseases. (See Note 5).

         Integrated Commercialization Solutions, Inc. ("ICS"), a subsidiary of Bergen Brunswig Corporation, is the sole United States distributor of ALFERON N Injection. ICS distributes ALFERON N Injection to wholesalers throughout the United States. The Company does not believe that the loss of any one wholesaler would have a material adverse effect on the Company's sales or financial position.

Note 2.   Summary of Significant Accounting Policies

         Principles of consolidation -- The consolidated financial statements include the operations of the Company and Interferon Sciences Development Corporation ("ISD"), its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated.

         Cash and cash equivalents -- The Company considers all highly liquid instruments with maturities of three months or less from purchase date to be cash equivalents.

         Property, plant and equipment -- Property, plant and equipment are carried at cost. Major additions and betterments are capitalized while maintenance and repairs, which do not extend the lives of the assets, are expensed.

         Depreciation -- The Company provides for depreciation and amortization of plant and equipment following the straight-line method over the estimated useful lives of such assets as follows:

                  Class of Assets                         Estimated Useful Lives
                  Buildings and Improvements              15 to 30 years
                  Equipment                                5 to 10 years

         Patent costs -- The Company capitalizes costs to obtain and maintain patents and licenses. Patent costs are amortized over 17 years on a straight-line basis. To the extent a patent is determined to be worthless, the related net capitalized cost is immediately expensed.

         Revenue recognition -- Sales are recorded upon shipment of product.

         Collaborative agreement research and development revenues and costs - The costs of performing research and development are expensed when incurred. Generally, the Company matches its collaborative research and development revenues in the same accounting periods in which the related research costs are incurred. However, when the revenues are exhausted, the Company has the option to continue the research activities at its own expense.

         Inventories -- Inventories, consisting of raw materials, work in process and finished goods, are stated at the lower of cost or market on a FIFO basis. Inventory in excess of the Company's estimated usage requirements is written down to its estimated net realizable value. Inherent in the estimates of net realizable value are management estimates related to the Company's future manufacturing schedules, customer demand, possible alternative uses and ultimate realization of potentially excess inventory.

         Long-Lived Assets -- The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell. Due to the circumstances described in Note 7, during 1998, the Company ceased production of finished goods inventory and continues to hold its long-lived assets for use. In addition, as the Company's financial and operating situation had continued to worsen (as further described in Note 3), and after consideration of projected revenues for 1999, the Company determined that the carrying value of their equipment was impaired. Accordingly, the Company recorded a charge for impairment of its equipment of $803,217 in December 1998 to write down this equipment to its estimated fair value.
Management has determined, based on their best estimates and available information, the estimated fair value of this equipment to be that amount which could be recovered through the sale of the equipment. No further impairment was deemed to exist at December 31, 1999. Quoted market prices are not available.

         Stock option plan - The Company applies the provision of SFAS No. 123, Accounting for Stock-Based Compensation, which requires entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. As permitted under SFAS No. 123, the Company elects to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income
(loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements.

         Reverse stock split -- As a result of a one-for-four reverse stock split effective as of March 21, 1997, and a one-for-five reverse stock split effective as of January 6, 1999, all shares and per share information have been restated.

         Loss per share -- Basic earnings (loss) per share (EPS) are based upon the weighted average number of common shares outstanding during the period. Diluted EPS are based upon the weighted average number of common shares outstanding during the period assuming the issuance of common shares for all dilutive potential common shares outstanding. At December 31, 1999, 1998 and 1997, the Company's options and warrants are anti-dilutive and therefore basic and diluted EPS are the same.

         Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Reclassifications   -  Certain   balances  in  prior  years  have  been
reclassified to conform to the presentation adopted in the current year.

Note 3.   Operations and Liquidity

         The Company has experienced significant operating losses since its inception in 1980. As of December 31, 1999, the Company had an accumulated deficit of approximately $128.8 million. For the years ended December 31, 1999, 1998 and 1997, the Company had losses from operations of approximately $5.4 million, $20.8 million and $22.4 million, respectively. Although the Company received FDA approval in 1989 to market ALFERON N Injection in the United States for the treatment of certain genital warts and ALFERON N Injection currently is marketed and sold in the United States by the Company, in Mexico by Industria Farmaceutica Andromaco, S.A. De C.V. and in Germany by Cell Pharm GmbH ("Cell Pharm"), the Company has had limited revenues from the sale of ALFERON N Injection to date. For the Company to operate profitably, the Company must sell significantly more ALFERON N Injection. Increased sales will depend primarily upon the expansion of existing markets and/or successful attainment of FDA approval to market ALFERON N Injection for additional indications, of which there can be no assurance. There can be no assurance that sufficient quantities of ALFERON N Injection will be sold to allow the Company to operate profitably.

         The Company has limited financial resources as of December 31, 1999 with which to support future operating activities and to satisfy its financial obligations as they become payable. Consequently, management is continuing to actively pursue raising additional capital by either (i) issuing securities in a private equity offering, (ii) licensing the rights to its injectable, topical or oral formulations of alpha interferon, or (iii) selling the Company. Insufficient funds will require the Company to further delay, scale back, or eliminate certain or all of its activities or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself.

         Based on the Company's estimates of revenues, expenses and levels of production, management believes that the cash presently available will be sufficient to enable the Company to continue operations through approximately June 30, 2000. However, actual results, especially with respect to revenues, may differ materially from such estimates, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding, whether from financial markets or collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms acceptable to the Company.

Note 4.   Agreements with Hoffmann-LaRoche

         F. Hoffmann-La Roche Ltd. and Hoffmann-LaRoche, Inc. (collectively, "Hoffmann") have been issued patents covering human alpha interferon in many countries throughout the world. In 1995, the Company obtained a non-exclusive perpetual license from Hoffmann (the "Hoffmann Agreement") which grants the Company the worldwide rights to make, use, and sell, without a potential patent infringement claim from Hoffmann, any formulation of Natural Alpha Interferon. The Hoffmann Agreement permits the Company to grant marketing rights with respect to Natural Alpha Interferon products to third parties, except that the Company cannot grant marketing rights with respect to injectable products in any country in which Hoffmann has patent rights covered by the Hoffmann Agreement (the "Hoffmann Territory") to any third party not listed on a schedule of approximately 50 potential marketing partners without the consent of Hoffmann, which consent cannot be unreasonably withheld.

         Under the terms of the Hoffmann Agreement, the Company is obligated to pay Hoffmann an aggregate royalty on net sales (as defined) of Natural Alpha Interferon products by the Company in an amount equal to (i) 8% of net sales in the Hoffmann Territory, and 2% of net sales outside the Hoffmann Territory of products manufactured in the Hoffmann Territory, up to $75,000,000 of net sales in any calendar year and (ii) 9.5% of net sales in the Hoffmann Territory, and 2% of net sales outside the Hoffmann Territory of products manufactured in the Hoffmann Territory, in excess of $75,000,000 of net sales in any calendar year, provided that the total royalty payable in any calendar year shall not exceed $8,000,000. For the years ended December 31, 1999, 1998 and 1997, the Company recorded approximately $94,000, $77,000 and $117,000 in royalty expenses to Hoffmann, respectively. The Hoffmann Agreement can be terminated by the Company on 30 days notice with respect to the United States patent, any individual foreign patent, or all patents owned by Hoffmann. If the Hoffmann Agreement is terminated with respect to the patents owned by Hoffmann in a specified country, such country is no longer included in the Hoffmann Territory. Accordingly, the Company would not be permitted to market any formulation of alpha interferon in such country.

Note 5. Research and Development Agreement with Interferon Sciences Research Partners, Ltd.

         In 1984, the Company organized ISD to act as the sole general partner of Interferon Sciences Research Partners, Ltd., a New Jersey limited partnership (the "Partnership"). The Company and the Partnership entered into a development contract whereby the Company received substantially all of the net proceeds ($4,414,475) of the Partnership's public offering of limited partnership interests. The Company used the proceeds to perform research, development and clinical testing on behalf of the Partnership for the development of ALFERON Gel containing recombinant interferon.

         In connection with the formation of the Partnership, ISD agreed to make additional cash contributions for purposes of continuing development of ALFERON Gel if the Partnership exhausted its funds prior to development of such product. ISD is wholly dependent upon the Company for capital to fund such commitment. The Partnership exhausted its funds during 1986, and the Company contributed a total of $1,997,000 during the period from 1986 to 1990, for the continued development of ALFERON Gel. In 1987, the Company filed a Product License Application with the FDA for approval to market ALFERON Gel. In February 1990, the FDA indicated that additional process development and clinical trials would be necessary prior to approval of ALFERON Gel. The Company believed, at that time, that the costs to complete the required process development and clinical trials would be substantial, and there could be no assurance that the clinical trials would be successful.

         As a result of the above events, in 1992, the Company withdrew its FDA Product License Application for ALFERON Gel containing recombinant interferon. In place of single species recombinant interferon, previously ALFERON Gel's active ingredient, the Company commenced, in 1992, further development of ALFERON Gel using the Company's natural source multi-species alpha interferon ("ALFERON N Gel"). Assuming successful development and commercial exploitation of ALFERON N Gel, which to date has not occurred, the Company may be obligated to pay the Partnership royalties equal to 4% of the Company's net sales of ALFERON N Gel and 15% of revenues received from sublicensing ALFERON N Gel.

Note 6.   Agreement with Cell Pharm GmbH

         In 1996, the Company entered into a supply and distribution agreement (the "Cell Pharm Agreement") with Cell Pharm. Cell Pharm, headquartered in Hanover, Germany, is a privately owned pharmaceutical company primarily involved in the distribution and manufacture of products for cancer treatment and other uses. The Cell Pharm Agreement, which terminates on June 30, 2001, unless renewed, grants Cell Pharm rights to distribute, promote, and sell ALFERON N Injection in Germany. The Cell Pharm Agreement provides that the Company will supply Cell Pharm with ALFERON N Injection at specified prices, and obligates Cell Pharm to purchase specified minimum amounts in each annual period. In addition, Cell Pharm is required to pay the Company 50% of the incremental revenue Cell Pharm receives as a result of selling ALFERON N Injection at a price higher than a specified price. To date, no incremental revenue has been generated. Cell Pharm has informed the Company that it is marketing ALFERON N Injection under the trade name Cytoferon(R), pursuant to Cell Pharm's existing regulatory approval to market Cellferon in Germany for the treatment of hairy cell leukemia and for the treatment of patients who develop antibodies against recombinant alpha interferons.

Note 7. Inventories

         Inventories, consisting of material, labor and overhead, are classified as follows:

                                                                  December 31,
                                                       1999            1998
                                                       --------------------

         Finished goods ................             $  361,809    $ 3,443,786
         Work in process...............               5,296,816      6,466,914
         Raw materials..................              1,332,560      1,143,635
         Less reserve for excess inventory           (6,225,185)   (10,344,551)
                                                    ------------   ------------
                                                   $    766,000    $   709,784
                                                    ============   ============

         Finished goods inventory consists of vials of ALFERON N Injection, available for commercial and clinical use either immediately or upon final release by quality assurance.

         In light of the results to date of the Company's Phase 3 studies of ALFERON N Injection in HIV- and HCV-infected patients, the Company has written-down the carrying value of its inventory of ALFERON N Injection to its estimated net realizable value. The write-down is a result of the Company's assessment of anticipated near-term projections of product to be sold or utilized in clinical trials, giving consideration to historical sales levels. As a result, inventories at December 31, 1999 and 1998, reflect a reserve for excess inventory of $6,225,185 and $10,344,551, respectively.

         During 1999, the reserve for excess inventory was reversed in the amount of $1,177,531.

         In addition, during 1999, approximately $2,900,000 of inventory was written off against the reserve for excess inventory since the inventory had expired and could no longer be sold or used for clinical trials.

Note 8. Preferred Stock

         On February 5, 1998, the Company completed the sale of 7,500 shares of Series A Convertible Preferred Stock to an institutional investor for an aggregate amount of $7,500,000. The $7,179,000 of net proceeds were expected to augment the Company's working capital while awaiting the results of the two Phase 3 clinical trials of ALFERON N Injection for the treatment of HIV-infected and hepatitis C patients. After considering the reaction of the Company's stockholders to the issuance and the negative impact the issuance apparently had on the Company's market capitalization, the Board of Directors determined on February 13, 1998 to exercise an option to repurchase the shares of Convertible Preferred Stock for $7,894,737 (plus accrued dividends). The net loss to the Company on the repurchase of the Preferred Stock amounted to $737,037.

Note 9. Income Taxes

         As a result of the loss allocation rules contained in the Federal income tax consolidated return regulations, approximately $6,009,000 of net federal operating loss carry-forwards, which expire from 2001 to 2006, are available to the Company upon ceasing to be a member of GP Strategies's consolidated return group in 1991. In addition, the Company has net federal operating loss carry-forwards for periods subsequent to May 31, 1991, and through December 31, 1999 of approximately $93,565,000 which expire from 2006 to 2014. For the year ended December 31, 1999, the Company had a tax net operating loss of $9,318,000, which expires in 2014.

         The Company believes that the events culminating with the closing of its Common Stock Offering on August 22, 1995 resulted in an "ownership change" under Internal Revenue Code, Section 382, with respect to its stock. The Company believes that as a result of the ownership change, the future utility of its pre-change net operating losses are limited to an annual amount of approximately $3,230,000. In addition, the Company has approximately $33,000 of investment tax credit carry-forwards, which expire in 2000 and $488,000 of research and development credit carry-forwards, which expire from 2000 to 2002 that are, in accordance with Internal Revenue Code, Section 383, subject to the annual limitation under Internal Revenue Code Section 382.

The tax effects that give rise to deferred tax assets and liabilities consist of the following as of December 31, 1999 and 1998:

Deferred tax assets                             1999             1998
-------------------                             ---------------------

Net operating loss carry-forwards           $31,601,000    $ 28,644,000
Tax credit carry-forwards                       521,000         676,000
Inventory                                     2,117,000       3,517,000
Property and equipment,
  principally due to differences
  in basis and depreciation                     387,000         246,000
                                           ------------     -----------
Net deferred tax asset                       34,626,000      33,083,000
Valuation allowance                         (34,626,000)    (33,083,000)
                                          ------------     ------------
Net deferred tax asset after
  valuation allowance                     $    ---        $     ---
                                          ============     ============


         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will be realized. The Company has determined, based on the Company's history of annual net losses, that a full valuation allowance is appropriate.

         The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers to other New Jersey corporation business taxpayers. During 1999, the Company submitted an application to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the application was approved. The EDA then issued a certificate certifying the Company's eligibility to participate in the Program and the amount of New Jersey net operating loss carryovers the Company has available to transfer. Since New Jersey law provides that net operating losses can be carried over for up to seven years, the Company may be able to transfer its New Jersey net operating losses from the last seven years. The Company estimated that, as of January 1, 1999, it had approximately $85 million of unused New Jersey net operating loss carryovers available for transfer under the Program. The Program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit.

         During December 1999, the Company completed the sale of approximately $32 million of its New Jersey tax loss carryforwards and received $2.35 million, which was recorded as a gain on sale of state net operating loss carryovers on its Consolidated Statement of Operations. In June 2000, the Company will submit an application to sell an additional $4.8 million of tax benefits (calculated by multiplying the Company's unused New Jersey net operating loss carryovers of approximately $53 million by 9%). The actual amount of tax benefits the Company may sell will depend upon the allocation among qualifying companies of an annual pool established by the State of New Jersey. The allocated pool for future years is $40 million per year.

Note 10.  Common Stock, Stock Options, Warrants and Other Shares Reserved

         On January 6, 1999, the Company's stockholders approved a proposal to amend the Company's Restated Certificate of Incorporation to affect a one-for-five reverse stock split of the Company's Common Stock. The reverse stock split was effective as of January 6, 1999. As of January 6, 1999, there were 21,804,138 shares of Common Stock outstanding and after the stock split there were 4,360,808 shares of Common Stock outstanding.

         The par value of the Common Stock did not change as a result of the reverse stock split. Cash was paid in lieu of fractional shares based on the last reported sale price of the Common Stock on the first trading date after the stock split.

         The Company has a stock option plan (the "Plan"), which authorizes a committee of the Board of Directors to grant options, to purchase shares of Common Stock, to officers, directors, employees and consultants of the Company. Pursuant to the terms of the Plan, no option may be exercised after 10 years from the date of grant. The Plan permits options to be granted at a price not less than 85% of the fair market value, however, the options granted to date have been at fair market value of the common stock at the date of the grant.

         At December 31, 1999, the per share weighted-average fair value of stock options granted during 1999, 1998 and 1997 was $.21, $2.20 and $22.05 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1999 - expected dividend yield of 0.0%, risk-free interest rate of 6.1%, expected volatility of 116.4% and an expected life of 4.0 years; 1998 - expected dividend yield of 0.0%, risk-free interest rate of 4.3%, expected volatility of 113.9% and an expected life of 5.0 years; 1997 - expected dividend yield of 0.0%, risk-free interest rate of 6.3%, expected volatility of 85.5% and an expected life of 4.4 years.

         The Company applies APB Opinion No. 25 in accounting for its Plan, and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                      1999            1998           1997
                                      ----            ----           ----

Net loss            as reported     $(3,602,083)  $(21,325,301)  $(21,739,680)
                    pro forma        (4,231,122)   (21,868,534)   (24,255,223)

Basic and diluted

  loss per share    as reported     $      (.71)  $      (6.67)  $      (8.15)
                    pro forma              (.83)         (6.84)         (9.10)

         Pro forma net loss reflects options granted between 1995 and 1999. In addition, compensation cost is reflected over the options' vesting period.

         Employee stock option activity for options under the Plan during the periods indicated is as follows:

                                                  Number of    Weighted-Average
                                                  Shares       Exercise Price

                                                  ---------    -----------
        Balance at December 31, 1996              160,013         $35.95
                  Granted                         117,733          33.25
                  Exercised                        (2,909)         29.40
                  Forfeited                        (4,942)         30.60
                  Expired                         (57,528)         41.35
                                                ----------
         Balance at December 31, 1997             212,367          33.20

                  Granted                         336,234           2.65
                     Forfeited                     (9,787)         32.25
                  Expired                            (725)         46.05
                                                ----------
         Balance at December 31, 1998             538,089           1.40


                  Granted                       1,487,792            .25
                  Forfeited                      (138,621)          1.40
                                                ----------
          Balance at December 31, 1999          1,887,260            .25


         On October 27, 1999, the Company repriced all existing employee stock options to have an exercise price of $.25 (the closing market price on that date) and an expiration date of December 31, 2003. Accordingly, the weighted average price of options outstanding at December 31, 1999 has been re-stated to $.25. All other terms and conditions remain the same with the exception of repricing the exercise price and the new expiration date.

         On October 15, 1998, the Company repriced all existing employee stock options to have an exercise price of $1.40 (the closing market price on that date).

         At December 31, 1999, the exercise price and weighted-average remaining contractual life of outstanding options was $.25 and 4 years, respectively.

         At December 31, 1999, 1998 and 1997, the number of options exercisable was 641,755, 249,434 and 153,758, respectively, and the weighted-average exercise price of those options was $.25, $1.40 and $35.20, respectively.

Information regarding all Options and Warrants

         Changes in options and warrants outstanding during the years ended December 31, 1999, 1998 and 1997, and options and warrants exercisable and shares reserved for issuance at December 31, 1999, 1998 and 1997 are as follows:

         The following table includes all options and warrants including employee options (which are discussed above).

                                                 Price Range        Number of
                                                  Per Share          Shares

                                                 -----------        ---------

    Outstanding at December 31, 1996        $21.80   -    $84.00       295,252
    Granted                                  25.00   -     77.90       172,619
    Exercised                                21.80   -     40.00       ( 3,962)
    Terminated                               25.00   -     84.00       (68,720)
                                           ---------------------    -----------
    Outstanding at December 31, 1997         21.80   -     77.90       395,189
    Granted                                   2.65   -     41.90       336,234
    Terminated                               25.00   -     55.00       (10,512)
                                           ---------------------    -----------



    Outstanding at December 31, 1998          1.40   -     77.90       720,911
    Granted                                    .25   -      1.00     1,987,792
    Terminated                                1.40   -     54.00      (141,671)
                                               --------------------  ----------

    Outstanding at December 31, 1999           .25   -     77.90     2,567,032
                                                                    ==========

    Exercisable:

    December 31, 1997                        21.80   -     77.90       309,616
                                                                    ==========
    December 31, 1998                         1.40   -     77.90       432,256
                                                                    ==========
    December 31, 1999                          .25   -     77.90     1,321,527
                                                                    ==========
    Shares reserved for issuance:

    December 31, 1997                                                  425,879
                                                                    ==========
    December 31, 1998                                                  739,364
                                                                    ==========
    December 31, 1999                                                2,573,479
                                                                    ==========

         Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 1999, 1998 and 1997, include 33,282 shares under a warrant agreement with a certain individual. The warrants are priced at $51.35 and $77.90 per share and expire on August 31, 2000.

         Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 1999, 1998 and 1997, include 55,113 shares under warrant agreements with the underwriter of a 1995 Stock Offering. The warrants are priced at $37.20 per share and expire on August 14, 2000.

         Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 1999, 1998 and 1997, include 64,413 shares under warrant agreements with the underwriter of a 1996 Stock Offering. The warrants are priced at $48.00 per share and expire on April 23, 2001.

         Options and warrants outstanding and shares reserved for issuance at December 31, 1999 1998 and 1997, and exercisable at December 31, 1999 and 1998, include 26,964 shares under warrant agreements with the underwriters of a 1997 Stock Offering. The warrants are priced at $36.00 per share and expire on August 18, 2002.

         Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 1999, include 500,000 shares under a warrant agreement with GP Strategies. The warrants are priced at $1.00 per share and expire on March 25, 2004.

         Shares reserved for issuance at December 31, 1999, 1998 and 1997 include 6,447, 18,451 and 30,690 shares under the common stock compensation plan. (See Note 12).

Note 11.  Savings Plan

         The ISI Savings Plan (the "Savings Plan") permits pre-tax contributions to the Savings Plan by participants pursuant to Section 401(k) of the Internal Revenue Code of up to 15% of base compensation. The Company will match up to the 6% level of the participants eligible contributions. The Savings Plan matches 40% in cash and 60% in the Company's common stock up to the 6% level. For 1999, the Company's contribution to the Savings Plan was $137,000, consisting of $37,024 in cash and $99,976 in stock. For 1998, the Company's contribution to the Savings Plan was $288,000, consisting of $116,767 in cash and $171,233 in stock. For 1997, the Company's contribution to the Savings Plan was $126,000, consisting of $103,033 in cash and $22,967 in stock.

Note 12.  Common Stock Compensation and Profit Sharing Plan

Common Stock Compensation Plan

         Effective October 1, 1997, the Company adopted the Common Stock Compensation Plan (the "Stock Compensation Plan"), providing key employees with the opportunity of receiving the Company's common stock as additional compensation.

         Pursuant to the terms of the Stock Compensation Plan, key employees will receive, as additional compensation, a pre-determined amount of the Company's common stock in three equal installments on October 1, 1998, 1999, and 2000, provided that the key employees remain in the employ of the Company at each such installment date. As of October 1, 1999 and 1998, a deferred compensation liability of $340,821 and $412,344, respectively, was accrued for these employees based on the common stock market price of October 1, 1997. On October 1, 1999 and 1998, the Company agreed to pay the additional compensation in cash in place of the issuance of the Company's common stock. Accordingly, cash of $2,131 and $25,947, respectively, was paid in satisfaction of the accrued liability of $340,821 and $412,344, respectively. The difference of $338,690 and $386,397 was credited to additional paid in capital in 1999 and 1998, respectively. At December 31, 1999, the total number of shares reserved for issuance under the Stock Compensation Plan for the remaining installment is 6,447 and the amount of $72,480 is recorded in accrued expenses.

Profit Sharing Plan

         The Company has a Profit Sharing Plan (the "Profit Sharing Plan") providing key employees and consultants with an opportunity to share in the profits of the Company. The Profit Sharing Plan is administered by the Company's Compensation Committee.

         Pursuant to the terms of the Profit Sharing Plan, the Compensation Committee, in its sole discretion, based upon the significance of the employee's contributions to the operations of the Company, selects certain key employees and consultants of the Company who are entitled to participate in the Profit Sharing Plan and determines the extent of their participation. The amount of the Company's profits available for distribution to the participants (the "Distribution Pool") is the lesser of (a) 10% of the Company's income before taxes and profit sharing expense and (b) an amount equal to 100% of the base salary for such year of all the participants in the Profit Sharing Plan.

         The Compensation Committee may require as a condition to participation that a participant remain in the employ of the Company until the end of the fiscal year for which payment is to be made. Payments required to be made under the Profit Sharing Plan must be made within 10 days of the filing of the Company's tax return. To date, there have been no contributions by the Company under the Profit Sharing Plan.

Note 13.  Related Party Transactions

         GP Strategies owns approximately 6% of the Company's common stock as of December 31, 1999. The Company was a party to a management agreement with GP Strategies, pursuant to which certain legal, financial and administrative services had been provided by employees of GP Strategies. The fee for such services in 1999, 1998 and 1997 was $120,000 annually. The management agreement was terminated on March 27, 2000 (See Note 15). In addition, during 1997 GP Strategies provided to the Company, at its estimated cost, certain personnel and services which the Company used in its operations. For the year ended December 31, 1997, such charges amounted to $135,000. During the year ended December 31, 1998, the Company provided certain services to GP Strategies at the Company's estimated cost of $25,000. Such costs were included in general and administrative expense.

         The Company owns the buildings which contain its offices and laboratories and until March 1998 leased a portion of the buildings to GP Strategies. Total occupancy costs for the years ended December 31, 1998 and 1997 were approximately $1,084,000 and $1,039,000, respectively. GP Strategies paid to the Company as rent GP Strategies' proportionate share of such occupancy costs (based on both square feet occupied and number of personnel), which amounted to $29,375 and $234,996, respectively. Such income was included as a reduction to research and development expense.

         See Note 15 for information with respect to royalty obligations to GP Strategies.

Note 14.  Supplemental Statement of Cash Flow Information

         The Company paid no income taxes or interest during the three-year period ended December 31, 1999.

         During the years ended December 31, 1999, 1998 and 1997 the following non-cash financing and investing activities occurred:

1999:

         The Company issued 285,000 shares, valued at $534,375, of Common Stock as payment against accounts payable and the purchase of inventory.

         As consideration for a loan from GP Strategies, the Company issued 500,000 shares and warrants to purchase an additional 500,000 shares, valued at $500,000.

1998:

         The Company issued 330,000 shares valued at $1,250,094 of common stock as payment against a negotiated settlement (see Note 15) and accounts payable.

         The Company issued 3,238 shares valued at $116,897 of common stock as compensation.

1997:

         None

Note 15.  Commitments

         The Company has obtained human white blood cells used in the manufacture of ALFERON N Injection from several sources, including the American Red Cross (the "Red Cross") pursuant to a supply agreement dated April 1, 1997 (the "Supply Agreement"). The Company will not need more human white blood cells until such time as production of ALFERON N Injection is resumed, and has not purchased any since April 1, 1998. Under the terms of the Supply Agreement, the Company was obligated to purchase a minimum amount of human white blood cells each month through March 1999 (the "Minimum Purchase Commitment"), with an aggregate Minimum Purchase Commitment during the period from April 1998 through March 1999 of in excess of $3,000,000. As of November 23, 1998, the Company owed the Red Cross approximately $1.46 million plus interest at the rate of 6% per annum accruing from April 1, 1998 (the "Red Cross Liability") for white blood cells purchased pursuant to the Supply Agreement.

         In an agreement dated November 23, 1998, the Company agreed to grant the Red Cross a security interest in certain assets to secure the Red Cross
Liability and to issue to the Red Cross 300,000 shares of Common Stock (with a market value of $1,171,875 at December 4, 1998) and additional shares at some future date as requested by the Red Cross. The Red Cross agreed that any net proceeds received by it upon sale of such shares would be applied against the Red Cross Liability and that at such time as the Red Cross Liability was paid in full, the Minimum Purchase Commitment would be deleted effective April 1, 1998, and any then existing breaches of the Minimum Purchase Commitment would be waived. In January 1999, the Company granted the Red Cross a security interest in, among other things, the Company's real estate, equipment, inventory, receivables, and New Jersey net operating loss carryovers to secure repayment of the Red Cross Liability, and the Red Cross agreed to forbear from exercising its rights under the Supply Agreement, including with respect to collecting the Red Cross Liability, until June 30, 1999 (which was subsequently extended until December 31, 1999). On December 29, 1999, the Company, the Red Cross and GP Strategies entered into an agreement pursuant to which the Red Cross agreed that until September 30, 2000 it would forbear from exercising its rights under (i) the Supply Agreement, including with respect to collecting the Red Cross Liability, and (ii) the Security Interest. Under the terms of such agreement, the Company is allowing the Red Cross to sell the Company's real estate. In the event the Red Cross is successful in selling the Company's real estate, the Company would hope to be able to enter into a lease with the new owner, although there can be no assurance.

         As the liability to the Red Cross remains unsettled until such time as the Red Cross sells the shares they have already received and could receive in the future, the Company has recorded any shares issued to the Red Cross as "Settlement Shares" within stockholders' equity. Any decreases in the market value of the Company's common stock below $1.2 million, until such time as the Red Cross were to sell its shares, would impact the value of the shares held by the Red Cross and accordingly require an adjustment to "Settlement Shares". Due to the decline in the Company's stock price during 1999 and from November 23, 1998 to December 31, 1998, an adjustment for $550,000 and $525,000 has been recorded with a corresponding charge to operations during 1999 and 1998, respectively. During 1999, the Red Cross sold 27,000 of the Settlement Shares and sold the balance of 273,000 shares during the first quarter of 2000. As a result, the net proceeds from the sales of the Settlement Shares, $33,000 in 1999 and $368,000, were applied against the liability to Red Cross. The remaining liability to the Red Cross at December 31, 1999 and at April 1, 2000 was approximately $1,579,000 and $1,228,000, respectively.

         In an agreement dated March 25, 1999, GP Strategies agreed to lend the Company $500,000 at the rate of $250,000 a month (the "GP Strategies Debt"). In return, the Company agreed to grant GP Strategies (i) a first mortgage on the Company's real estate, (ii) a two-year option to purchase the Company's real estate, provided that the Company has terminated its operations and the Red Cross Liability has been repaid, and (iii) a two-year right of first refusal in the event the Company desires to sell its real estate. In addition, the Company agreed to allow a designee of GP Strategies to attend any meeting with the FDA with respect to approval of ALFERON N Injection for the treatment of hepatitis C and to issue GP Strategies 500,000 shares (the "GP Shares") of Common Stock and five-year warrant (the "GP Warrant") to purchase 500,000 shares of Common Stock at a price of $1 per share. The GP Shares and GP Warrant were valued at $500,000 and recorded as a financing cost on the Consolidated Statement of Operations and amortized over the original period of the GP Strategies Debt. The Company also agreed not to increase its payroll during the term of the GP Strategies Debt without the prior consent of GP Strategies. Pursuant to the agreement, the Company has issued a note to GP Strategies representing the GP Strategies Debt, which note matured on September 30, 1999 and bears interest, payable at maturity, at the rate of 6% per annum. In addition, at that time, the Company negotiated a subordination agreement with the Red Cross pursuant to which the Red Cross agreed that its lien on the Company's real estate is subordinate to GP Strategies' lien. On March 27, 2000, the Company and GP Strategies entered into an agreement pursuant to which (i) the GP Strategies Debt was extended until June 30, 2001 (and reclassified as long-term on the accompanying Consolidated
Balance Sheet at December 31, 1999), (ii) the Company agreed to file a registration statement prior to July 31, 2000 covering the shares issuable upon exercise of the GP Warrant and any of the GP Shares for which Rule 144 under the Securities Act of 1933 was not available, and (iii) the Management Agreement between the Company and GP Strategies was terminated (see Note 13 to the Consolidated Financial Statements) and all intercompany accounts between the Company and GP Strategies (other than the GP Strategies Debt) were discharged and eliminated. The amount of intercompany accounts that were discharged and eliminated was approximately $130,000, which were recorded in the first quarter of 2000. The agreement also provides that (i) commencing on May 1, 2001 and ending on June 30, 2001, on any day ISI may require GP Strategies to exercise the GP Warrant and sell the underlying shares, if the market price of ISI Common Stock exceeds $1.00 per share on each of the 10 trading days prior to any such day, and (ii) any proceeds from the sale of the shares issuable upon exercise of the GP Warrant in excess of the aggregate amount paid by GP Strategies to purchase such shares, would be deemed to reduce the then outstanding amount of principal and interest of the GP Strategies Debt until such amount is reduced to zero.

         As consideration for the transfer to the Company of certain licenses, rights and assets upon the formation of the Company by GP Strategies, the Company agreed to pay GP Strategies royalties of $1,000,000, but such payments will be made only with respect to those years in which the Company has income before income taxes, and will be limited to 25% of such income. To date, the Company has not generated income before taxes and therefore has not paid royalties to GP Strategies.

         See Notes 4 and 5 for information relating to royalties payable to Hoffmann and the Partnership, respectively.

         In 1989, the Company entered into a license agreement with Amarillo for co-exclusive rights to certain low dose oral formulations of interferon. The Company will be required to pay a royalty of 10% of net sales, as defined, of products produced and marketed by the Company that may be developed under the license agreement. To date, no sales of these products have occurred, therefore, no royalty payments have been made.

Note 16.  Fair Value of Financial Instruments

         The carrying values of financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair market values, because of short maturities or interest rates that approximate current rates.

Note 17.  Restatement of 1999 Quarterly Financial Statements (unaudited)

         The Company has restated its consolidated financial statements as of and for the three months ended March 31, June 30, and September 30, 1999 because of errors discovered for those periods subsequent to the issuance of such consolidated financial statements. The consolidated financial statements for each three-month and year to date periods ended in 1999 required restatement to correct the reporting for inventories, Settlement Shares, deferred compensation, cost of sales, financing costs and certain other expenses.


         The impact of the restatement on the Company's consolidated balance sheets and statements of operations is summarized as follows:


                         Three Months Ended        Three Months Ended       Three Months Ended
                           March 31, 1999             June 30, 1999         September 30, 1999
                       As Reported   Restated    As Reported  Restated    As Reported  Restated
Operations:
----------
Total costs
    and expenses       $3,082,406    $3,176,294   $1,758,238  $1,692,908  $1,447,232  $1,396,584
Loss from operations   (2,622,608)   (2,716,496)  (1,231,849) (1,166,519)   (448,957)   (398,309)
Net loss               (2,617,871)   (2,711,759)  (1,231,209) (1,415,879)   (448,957)   (648,309)
Basic and diluted loss
    per share                (.57)         (.58)        (.26)       (.27)       (.09)       (.12)



                           Six Months Ended         Nine Months Ended
                            June 30, 1999          September 30, 1999
                       As Reported   Restated    As Reported  Restated

Total costs
    and expenses       $4,840,644    $4,869,202  $6,287,876   $6,265,786
Loss from operations   (3,854,457)   (3,883,015) (4,303,414)  (4,281,324)
Net loss               (3,849,080)   (4,127,638) (4,298,037)  (4,775,947)
Basic and diluted loss
    per share                (.83)         (.84)       (.92)        (.95)


                           March 31, 1999             June 30, 1999         September 30, 1999
                       As Reported   Restated    As Reported  Restated    As Reported  Restated

Balance Sheet:
-------------
Total current assets   $1,048,991    $1,857,852   $  718,748  $1,551,398  $  603,338  $1,311,338
Total assets            4,764,092     5,572,953    4,247,024   5,079,674   3,944,781   4,652,781
Total current
 liabilities            4,705,057     4,682,593    5,389,353   5,413,300   5,521,618   5,620,267
Total stockholders'
 equity (deficit)          59,035       890,360   (1,142,329)   (333,626) (1,576,837)   (967,486)
Total liabilities and
 stockholders' equity   4,764,092     5,572,953    4,247,024    5,079,674   3,944,781   4,652,781



         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

         TABLE OF CONTENTS                                                 PAGE

         Summary...............................................................3
         Risk Factors .........................................................4
         Price Range of Common Stock and Dividends............................13
         Use of Proceeds......................................................14
         Selected Financial Data..............................................15
         Management's Discussion and Analysis
             of Financial Condition and Results
             of Operations....................................................16
         Business.............................................................25
         Management...........................................................40
         Certain Relationships and Related
             Transactions.....................................................43
         Principal Stockholders...............................................45
         Description of Capital Stock.........................................46
         Selling Stockholders ................................................47
         Plan of Distribution ................................................53
         Legal Matters .......................................................54
         Experts .............................................................54
         Where You Can Find More Information .................................54
         Index to Consolidated Financial Statements..........................F-1


                            INTERFERON SCIENCES, INC.

                                  COMMON STOCK

                                                       ------------------------

                                   PROSPECTUS

                                                       ------------------------

                                November __, 2000

10

                                       II-

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered hereby. All the amounts are estimates, except the commission registration fee. The selling stockholders will bear the cost of all selling commissions and underwriting discounts with respect to the sale of any securities by them.

         Securities and Exchange Commission registration fee ..       $ 1,247.44
         Legal fees and expenses ..............................         5,000.00
         Accounting and Miscellaneous expenses ................        35,000.00
                                                                     -----------
Total..........................................................       $41,247.44
                                                                     ===========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

 .........Article  9 of  the  Company's  Restated  Certificate  of  Incorporation
provides that the Company shall, to the full extent then permitted by law, indemnify all persons whom it may indemnify pursuant thereto. In addition,
Article 10 of the Company's Restated Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

 .........Section  145 of the  General  Corporation  Law of the State of Delaware
permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

 .........Section  102(b)(7)  of the  General  Corporation  Law of the  State  of
Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

 .........The Company currently has a $5,000,000 directors' and officers'
         liability insurance policy.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Except as described in the prospectus, there were no recent sales of unregistered securities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

Exhibit

Number............Exhibit Description


3.1 - Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3B of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

3.2 - Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.4 of Registration Statement No. 33-40902.

3.3 - Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.2 of Registration Statement No. 33-40902.

3.4 - Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.4 of Registration Statement No. 33-00845.

3.5 - Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

3.6 - By-Laws of the Registrant, as amended. Incorporated herein by reference to
Exhibit 3.2 of Registration Statement No. 2-7117.

4.1 - Form of Underwriter's Purchase Option issued in connection with the August/September 1995 Offering. Incorporated herein by reference to Exhibit 4.1 of Registration Statement No. 33-59479.

4.2 - Form of Underwriter's Purchase Option issued in connection with the May 1996 Offering. Incorporated herein by reference to Exhibit 4.4 of Registration Statement No. 333-00845.

4.3 - Form of Purchase Option issued in connection with the December 1996 Private Placement. Incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

5 - Opinion of Duane, Morris & Heckscher LLP (to be filed by amendment).

10.1 - Transfer and License Agreement among National Patent, Hydron Laboratories, Inc. and the Registrant dated as of January 1, 1981. Incorporated herein by reference to Exhibit 10.8 of the Registrant's Registration Statement No. 2-71117.

10.2 - Registrant's 1981 Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.3 to Registration Statement No. 33-59479.

10.3 - Profit Sharing Plan of the Registrant. Incorporated herein by reference to Exhibit 10X of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

10.4 - License Agreement dated October 20, 1989 between the Registrant and Amarillo Cell Culture Company, Incorporated. Incorporated herein by reference to
Exhibit 10Y of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989.

10.5 - GP Strategies 401(k) Savings Plan dated January 9, 1992, effective March 1, 1992. Incorporated herein by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the Year ended December 31, 1992.

10.6 - Distribution Agreement dated as of February 3, 1994 between Registrant and Industria Farmaceutica Andromaco, S.A. Incorporated herein by reference to
Exhibit 6(a) to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1994.

10.7 - Processing and Supply Agreement dated as of September 1, 1994 between Registrant and Sanofi Winthrop L.P. Incorporated herein by reference to Exhibit 6(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

10.8 - Amendment dated March 24, 1995 to Distribution Agreement dated as of February 3, 1994 between Registrant and Industria Farmaceutica Andromaco S.A. Incorporated herein by reference to Exhibit 10.30 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

10.9 - License Agreement, dated as of March 29, 1995, among the Registrant, Hoffmann-La Roche, Inc. and F. Hoffmann La-Roche, Ltd. Incorporated herein by reference to Exhibit 10.42 to Registration Statement No. 33-59479.

10.10 - Amendment of ACC/ISI License Agreement, dated 27, 1995, between Registrant and Amarillo Cell Culture Company, Incorporated. Incorporated herein by reference to Exhibit 10.43 to Registration Statement No. 33-59479.

10.11 - PPM/ACC Sub License Agreement, dated April 27, 1995, between Pharma Pacific Management Pty. Ltd., and Amarillo Cell Culture Company, Incorporated. Incorporated herein by reference to Exhibit 10.52 to Registration Statement No. 33-59479.

10.12 - Supply and Distribution Agreement, dated as of April 3, 1996, between the Registrant and Cell Pharm GmbH. Incorporated herein by reference to Exhibit
10.56 to Registration Statement No. 333-00845.

10.13 - Quality Assurance Agreement, dated as of April 3, 1996, between the Registrant and Cell Pharm GmbH. Incorporated herein by reference to Exhibit
10.57 to Registration Statement No. 333-00845.

10.14 - Agreement, dated as of April 1, 1997, between the Registrant and the American National Red Cross. Incorporated by reference to Exhibit 10.54 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.15 - Agreement dated May 27, 1997,  between the Registrant and Alternate Site
Distributors,   Inc.   Incorporated   by  reference  to  Exhibit  10.55  of  the
Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.16 - Stock Bonus Plan. Incorporated by reference to Exhibit 10.57 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

10.17 - Form of employment agreement for participants in Stock Bonus Plan. Incorporated by reference to Exhibit 10.58 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

10.18 - Employment Agreement, dated as of October 1, 1997, between the Registrant and Lawrence M. Gordon. Incorporated by reference to Exhibit 10.59 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

21.0 - Subsidiaries of the Registrant. **

23.1 - Consent of independent auditors.

23.2 - Consent of Duane, Morris & Heckscher LLP (to be included in their opinion to be filed as Exhibit 5).

24* - Powers of Attorney (included in the Signature Page to this Registration Statement).

 *Filed herewith.
** Previously filed.

(b)      Financial Statement Schedules

              Schedules have been omitted because they are not required or are not applicable or the required information has been included in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933.
                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Middlesex, State of New Jersey on November 6, 2000.

                                                     INTERFERON SCIENCES, INC.


                                                  By   /s/ Lawrence M. Gordon
                                                      -----------------------
                                                           Lawrence M. Gordon
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Lawrence M. Gordon, Stanley G. Schutzbank, Ph.D., and Samuel H. Ronel, Ph.D., and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November 6, 2000                  /s/ Lawrence M. Gordon
                                        ----------------------------------------
                                              Lawrence M. Gordon
                                            Chief Executive Officer and Director
                                           (Principal Executive Officer)

Date: November 6, 2000                  /s/ Donald W. Anderson
                                        ----------------------------------------
                                              Donald W. Anderson
                                              Controller
                                    (Principal Accounting and Financial Officer)




Date: November 6, 2000                 /s/ Stanley G. Schutzbank
                                        ----------------------------------------
                                             Stanley G. Schutzbank, Ph.D.
                                             President and Director

Date: November 6, 2000                /s/ Samuel H. Ronel
                                        ----------------------------------------
                                            Samuel H. Ronel, Ph.D.
                                            Chairman of the Board

Date: November __, 2000
                                        ----------------------------------------
                                            Sheldon Glashow, Ph.D.
                                            Director

                                  EXHIBIT INDEX

Exhibit

Number            Exhibit Description

3.1 - Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3B of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

3.2 - Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.4 of Registration Statement No. 33-40902.

3.3 - Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.2 of Registration Statement No. 33-40902.

3.4 - Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.4 of Registration Statement No. 33-00845.

3.5 - Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

3.6 - By-Laws of the Registrant, as amended. Incorporated herein by reference to
Exhibit 3.2 of Registration Statement No. 2-7117.

4.1 - Form of Underwriter's Purchase Option issued in connection with the August/September 1995 Offering. Incorporated herein by reference to Exhibit 4.1 of Registration Statement No. 33-59479.

4.2 - Form of Underwriter's Purchase Option issued in connection with the May 1996 Offering. Incorporated herein by reference to Exhibit 4.4 of Registration Statement No. 333-00845.

4.3 - Form of Purchase Option issued in connection with the December 1996 Private Placement. Incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

5* - Opinion of Duane, Morris & Heckscher LLP (to be filed by amendment).

10.1 - Transfer and License Agreement among National Patent, Hydron Laboratories, Inc. and the Registrant dated as of January 1, 1981. Incorporated herein by reference to Exhibit 10.8 of the Registrant's Registration Statement No. 2-71117.

10.2 - Registrant's 1981 Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.3 to Registration Statement No. 33-59479.

10.3 - Profit Sharing Plan of the Registrant. Incorporated herein by reference to Exhibit 10X of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.

10.4 - License Agreement dated October 20, 1989 between the Registrant and Amarillo Cell Culture Company, Incorporated. Incorporated herein by reference to
Exhibit 10Y of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989.

10.5 - GP Strategies 401(k) Savings Plan dated January 9, 1992, effective March 1, 1992. Incorporated herein by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the Year ended December 31, 1992.

10.6 - Distribution Agreement dated as of February 3, 1994 between Registrant and Industria Farmaceutica Andromaco, S.A. Incorporated herein by reference to
Exhibit 6(a) to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1994.

10.7 - Processing and Supply Agreement dated as of September 1, 1994 between Registrant and Sanofi Winthrop L.P. Incorporated herein by reference to Exhibit 6(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

10.8 - Amendment dated March 24, 1995 to Distribution Agreement dated as of February 3, 1994 between Registrant and Industria Farmaceutica Andromaco S.A. Incorporated herein by reference to Exhibit 10.30 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

10.9 - License Agreement, dated as of March 29, 1995, among the Registrant, Hoffmann-La Roche, Inc. and F. Hoffmann La-Roche, Ltd. Incorporated herein by reference to Exhibit 10.42 to Registration Statement No. 33-59479.

10.10 - Amendment of ACC/ISI License Agreement, dated 27, 1995, between Registrant and Amarillo Cell Culture Company, Incorporated. Incorporated herein by reference to Exhibit 10.43 to Registration Statement No. 33-59479.

10.11 - PPM/ACC Sub License Agreement, dated April 27, 1995, between Pharma Pacific Management Pty. Ltd., and Amarillo Cell Culture Company, Incorporated. Incorporated herein by reference to Exhibit 10.52 to Registration Statement No. 33-59479.

10.12 - Supply and Distribution Agreement, dated as of April 3, 1996, between the Registrant and Cell Pharm GmbH. Incorporated herein by reference to Exhibit
10.56 to Registration Statement No. 333-00845.

10.13 - Quality Assurance Agreement, dated as of April 3, 1996, between the Registrant and Cell Pharm GmbH. Incorporated herein by reference to Exhibit
10.57 to Registration Statement No. 333-00845.

10.14 - Agreement, dated as of April 1, 1997, between the Registrant and the American National Red Cross. Incorporated by reference to Exhibit 10.54 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.15 - Agreement dated May 27, 1997,  between the Registrant and Alternate Site
Distributors,   Inc.   Incorporated   by  reference  to  Exhibit  10.55  of  the
Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.16 - Stock Bonus Plan. Incorporated by reference to Exhibit 10.57 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

10.17 - Form of employment agreement for participants in Stock Bonus Plan. Incorporated by reference to Exhibit 10.58 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

10.18 - Employment Agreement, dated as of October 1, 1997, between the Registrant and Lawrence M. Gordon. Incorporated by reference to Exhibit 10.59 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

21.0 - Subsidiaries of the Registrant.*

23.1 - Consent of independent auditors.

23.2 - Consent of Duane, Morris & Heckscher LLP (included in their opinion to be filed as Exhibit 5).

24* - Powers of Attorney (included in the Signature Page to this Registration Statement).

*Filed herewith.

Exhibit 21

                         Subsidiaries of the Registrant

Name                                                        Jurisdiction

Interferon Sciences Development Corporation                  Delaware

                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Interferon Sciences, Inc.:

         We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

         Our report dated April 10, 2000 contains an explanatory paragraph that states the Company has suffered recurring losses from operations and has an accumulated deficit which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                                  /s/ KPMG LLP

New York, New York
November 6, 2000